EXECUTION VERSION

SCHNEIDER NATIONAL LEASING, INC.

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PRIVATE SHELF AGREEMENT

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$200,000,000 Private Shelf Facility

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Dated as of June 17, 2020

(Not Part of Agreement)
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Schedule A-1    —    Purchaser Schedule

Schedule A-2    —    Information Schedule

Schedule B    —    Defined Terms

Exhibit 1    —    Form of Note

Exhibit 2.1(c)    —    Form of Request for Purchase

Exhibit 2.1(e)    —    Form of Confirmation of Acceptance

Exhibit 4.4    —    Form of Parent Guaranty Agreement

Exhibit 4.4(a)     —    Form of Reaffirmation of Parent Guaranty Agreement

Exhibit 4.5    —    Form of Subsidiary Guaranty Agreement

Exhibit 4.5(a)    —    Form of Reaffirmation of Subsidiary Guaranty Agreement

Exhibit 4.6    —    Form of Opinion of Special Counsel to the Company and the Parent Guarantor (Closing Day)
Exhibit 17.5    —    Form of Acknowledgement re: Net Worth Covenant

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Schneider National Leasing, Inc.
3101 South Packerland Drive
Green Bay, Wisconsin 54313
Dated as of June 17, 2020
PGIM, Inc. (“Prudential”)
Each Prudential Affiliate (as hereinafter
defined) which becomes bound by certain
provisions of this Agreement as hereinafter
provided (collectively, the “Purchasers”)

c/o Prudential Private Capital
Two Prudential Plaza, Suite 5600
Chicago, Illinois 60601
Ladies and Gentlemen:
Schneider National Leasing, Inc., a Nevada corporation (together with any successor thereto that becomes a party hereto pursuant to Section 10.1, the “Company”) and wholly owned subsidiary of Schneider National, Inc., a Wisconsin corporation (the “Parent Guarantor”), agrees with each of the Purchasers as follows:
SECTION 1.AUTHORIZATION OF ISSUE OF NOTES.
The Company will authorize the issue of its senior promissory notes (the “Notes”) in the aggregate principal amount of $200,000,000, to be dated the date of issue thereof, to mature, in the case of each Note so issued, no more than 16 years after the date of original issuance thereof and to have a weighted average life of no more than 16 years after the date of original issuance thereof, to bear interest on the unpaid balance thereof from the date thereof at the rate per annum, and to have such other particular terms, as shall be set forth, in the case of each Note so issued, in the Confirmation of Acceptance with respect to such Note delivered pursuant to Section 2.1(e), and to be substantially in the form of Exhibit 1 attached hereto. The terms “Note” and “Notes” as used herein shall include each Note delivered pursuant to any provision of this Agreement and each Note delivered in substitution or exchange for any such Note pursuant to any such provision. Notes which have (i) the same final maturity, (ii) the same principal prepayment dates, (iii) the same principal prepayment amounts (as a percentage of the original principal amount of each Note), (iv) the same interest rate, (v) the same interest payment periods and (vi) the same date of issuance (which, in the case of a Note issued in exchange for another Note, shall be deemed for these purposes the date on which such Note’s ultimate predecessor Note was issued), are herein called a “Series” of Notes. Certain capitalized terms used in this Agreement are defined in Schedule B; references to a “Schedule” or an “Exhibit” are, unless otherwise specified, to a Schedule or an Exhibit attached to this Agreement.
SECTION 2.NOTES; GUARANTY AGREEMENTS.
Section 1.1Sale and Purchase of Notes.
(a)Facility. Prudential is willing to consider, in its sole discretion and within limits which may be authorized for purchase by Prudential Affiliates from time to time, the purchase of Notes pursuant to this Agreement. The willingness of Prudential to consider such purchase of Notes is herein called the “Facility”. At any time, the aggregate principal amount of Notes stated in Section 1, minus the aggregate outstanding principal amount of Notes, minus the aggregate principal amount of Accepted Notes (as hereinafter defined) which have not yet been purchased and sold hereunder prior to such time, is herein called the “Available Facility Amount” at such time. NOTWITHSTANDING THE WILLINGNESS OF PRUDENTIAL TO CONSIDER PURCHASES OF NOTES BY PRUDENTIAL AFFILIATES, THIS AGREEMENT IS ENTERED INTO ON THE EXPRESS UNDERSTANDING THAT NEITHER PRUDENTIAL NOR ANY PRUDENTIAL AFFILIATE SHALL BE OBLIGATED TO MAKE OR ACCEPT OFFERS TO PURCHASE NOTES, OR TO QUOTE RATES, SPREADS OR OTHER TERMS WITH RESPECT TO SPECIFIC PURCHASES OF NOTES, AND THE FACILITY SHALL IN NO WAY BE CONSTRUED AS A COMMITMENT BY PRUDENTIAL OR ANY PRUDENTIAL AFFILIATE.
(b)Issuance Period. Notes may be issued and sold pursuant to this Agreement until the earlier of (i) June 19, 2022 (or if such date is not a Business Day, the Business Day next preceding such date) (ii) the 30th day after Prudential shall have given to the Company, or the Company shall have given to Prudential, a written notice stating that it elects to terminate the issuance and sale of Notes pursuant to this Agreement (or if such 30th day is not a Business Day, the Business Day next preceding such 30th day), (iii) the termination of the Facility under Section 12 of this Agreement, and (iv) the acceleration of any Note under Section 12 of this Agreement. The period during which Notes may be issued and sold pursuant to this Agreement is herein called the “Issuance Period”.
(c)Request for Purchase. The Company may from time to time during the Issuance Period make requests for purchases of Notes (each such request being herein called a “Request for Purchase”). Each Request for Purchase shall be made to Prudential by confirmed email transmission or overnight delivery service, and shall (i) specify the aggregate principal amount of Notes covered thereby, which shall not be less than $10,000,000 and not be greater than the Available Facility Amount at the time such Request for Purchase is made, (ii) specify the principal amounts, final maturities (which shall be no more than 16 years from the date of issuance), principal prepayment dates (if any) and amounts and interest payment periods (quarterly or semi-annually in arrears) of the Notes covered thereby, (iii) specify the use of proceeds of such Notes, (iv) specify the proposed day for the closing of the purchase and sale of such Notes, which shall be a Business Day during the Issuance Period not less than 10 days and not more than 25 days after the making of such Request for Purchase, (v) specify the number of the account and the name and address of the depository institution to which the purchase prices of such Notes are to be transferred on the Closing Day for such purchase and sale, (vi) certify that the representations and warranties contained in Section 5 are true on and as of the date of such Request for Purchase, that there exists on the date of such Request for Purchase no Event of Default or Default and that the proceeds of the sale of such Notes will not be used for the purpose of financing a Hostile Tender Offer, and (vii) be substantially in the form of Exhibit 2.1(c) attached hereto. Each Request for Purchase shall be in writing signed by the Company and the Parent Guarantor and shall be deemed made when received by Prudential.
(d)Rate Quotes. Not later than five Business Days after the Company shall have given Prudential a Request for Purchase pursuant to Section 2.1(c), Prudential may, but shall be under no obligation to, provide to the Company by telephone or confirmed email transmission, in each case between 9:30 A.M. and 1:30 P.M. New York City local time (or such later time as Prudential may elect) interest rate quotes for the several principal amounts, maturities, principal prepayment schedules and interest payment periods of Notes specified in such Request for Purchase. Each quote shall represent the interest rate per annum payable on the outstanding principal balance of such Notes at which a Prudential

Affiliate or Affiliates would be willing to purchase such Notes (in a minimum principal amount, with respect to any Prudential Affiliate, of $1,000,000) at 100% of the principal amount thereof.
(e)Acceptance. Within the Acceptance Window with respect to any interest rate quotes provided pursuant to Section 2.1(d), the Company may, subject to Section 2.1(f), elect to accept such interest rate quotes as to not less than $10,000,000 aggregate principal amount of the Notes specified in the related Request for Purchase. Such election shall be made by an Authorized Officer of the Company notifying Prudential by telephone or confirmed email transmission within the Acceptance Window that the Company elects to accept such interest rate quotes, specifying the Notes (each such Note being herein called an “Accepted Note”) as to which such acceptance (herein called an “Acceptance”) relates. The day the Company notifies Prudential of an Acceptance with respect to any Accepted Notes is herein called the “Acceptance Day” for such Accepted Notes. Any interest rate quotes as to which Prudential does not receive an Acceptance within the Acceptance Window shall expire, and no purchase or sale of Notes hereunder shall be made based on such expired interest rate quotes. Subject to Section 2.1(f) and the other terms and conditions hereof, the Company agrees to sell to a Prudential Affiliate or Affiliates, and Prudential agrees to cause the purchase by a Prudential Affiliate or Affiliates of, the Accepted Notes (in a minimum principal amount, with respect to any Prudential Affiliate, of $1,000,000) at 100% of the principal amount of such Notes. As soon as practicable following the Acceptance Day, the Company, the Parent Guarantor and each Prudential Affiliate which is to purchase any such Accepted Notes will execute a confirmation of such Acceptance substantially in the form of Exhibit 2.1(e) attached hereto (herein called a “Confirmation of Acceptance”). If the Company should fail to execute and return to Prudential within three Business Days following the Company’s receipt thereof a Confirmation of Acceptance with respect to any Accepted Notes, Prudential or any Prudential Affiliate may at its election at any time prior to Prudential’s receipt thereof cancel the closing with respect to such Accepted Notes by so notifying the Company in writing.
(f)Market Disruption. Notwithstanding the provisions of Section 2.1(e), if Prudential shall have provided interest rate quotes pursuant to Section 2.1(d) and thereafter prior to the time an Acceptance with respect to such quotes shall have been notified to Prudential in accordance with Section 2.1(e) the domestic market for U.S. Treasury securities, derivatives or other financial instruments shall have closed or there shall have occurred a general suspension, material limitation, or significant disruption of trading in securities generally on the New York Stock Exchange or in the domestic market for U.S. Treasury securities, derivatives or other financial instruments, then such interest rate quotes shall expire, and no purchase or sale of Notes hereunder shall be made based on such expired interest rate quotes. If the Company thereafter notifies Prudential of the Acceptance of any such interest rate quotes, such Acceptance shall be ineffective for all purposes of this Agreement, and Prudential shall promptly notify the Company that the provisions of this Section 2.1(f) are applicable with respect to such Acceptance.
(g)Facility Closings.
(i)Facility Closings. Not later than 11:30 A.M. (New York City local time) on the Closing Day for any Accepted Notes, the Company will deliver to each Purchaser listed in the Confirmation of Acceptance relating thereto at the offices of Prudential Private Capital, 180 North Stetson Street, Suite 5600, Chicago, Illinois 60601, Attention: Law Department or at such other place pursuant to the directions of Prudential, the Accepted Notes to be purchased by such Purchaser in the form of one or more Notes in authorized denominations (in a minimum principal amount, with respect to any Note, of $1,000,000) as such Purchaser may request for each Series of Accepted Notes to be purchased on the Closing Day, dated the Closing Day and registered in such Purchaser’s name (or in the name of its nominee), against payment of the purchase price thereof by transfer of immediately available funds for credit to the Company’s account specified in the Request for Purchase of such Notes.
(ii)Rescheduled Facility Closings. If the Company fails to tender to any Purchaser the Accepted Notes to be purchased by such Purchaser on the scheduled Closing Day for such Accepted Notes as provided above in this Section 2.1(g), or any of the conditions specified in Section 4 shall not have been fulfilled by the time required on such scheduled Closing Day, the Company shall, prior to 1:00 P.M., New York City local time, on such scheduled Closing Day notify Prudential (which notification shall be deemed received by each Purchaser) in writing whether (i) such closing is to be rescheduled (such rescheduled date to be a Business Day during the Issuance Period not less than one Business Day and not more than 10 Business Days after such scheduled Closing Day (the “Rescheduled Closing Day”)) and certify to Prudential (which certification shall be for the benefit of each Purchaser) that the Company reasonably believes that it will be able to comply with the conditions set forth in Section 4 on such Rescheduled Closing Day and that the Company will pay the Delayed Delivery Fee in accordance with Section 2.1(h)(ii) or (ii) such closing is to be canceled. In the event that the Company shall fail to give such notice referred to in the preceding sentence, Prudential (on behalf of each Purchaser) may at its election, at any time after 1:00 P.M., New York City local time, on such scheduled Closing Day, notify the Company in writing that such closing is to be canceled. Notwithstanding anything to the contrary appearing in this Agreement, the Company may not elect to reschedule a closing with respect to any given Accepted Notes on more than one occasion, unless Prudential shall have otherwise consented in writing.
(h)Fees.
(i)Structuring Fee. In consideration of the time, effort and expense involved in the preparation, negotiation and execution of this Agreement, at the time of the execution and delivery of this Agreement by the Company and Prudential, the Company will pay to Prudential or at the direction of Prudential by wire transfer of immediately available funds a fee (herein called the “Structuring Fee”) in the amount of $15,000.
(ii)Delayed Delivery Fee. If the closing of the purchase and sale of any Accepted Note is delayed for any reason beyond the original Closing Day for such Accepted Note, the Company will pay to each Purchaser which shall have agreed to purchase such Accepted Note (a) on the Cancellation Date or actual closing date of such purchase and sale and (b) if earlier, the next Business Day following 90 days after the Acceptance Day for such Accepted Note and on each Business Day following 90 days after the prior payment hereunder, a fee (herein called the “Delayed Delivery Fee”) calculated as follows:
(BEY – MMY) X DTS/360 X PA
where “BEY” means Bond Equivalent Yield, i.e., the bond equivalent yield per annum of such Accepted Note; “MMY” means Money Market Yield, i.e., the yield per annum on a commercial paper investment of the highest quality selected by Prudential and having a maturity date or dates the same as, or closest to, the Rescheduled Closing Day or Rescheduled Closing Days for such Accepted Note (a new alternative investment being selected by Prudential each time such closing is delayed); “DTS” means Days to Settlement, i.e., the number of actual days elapsed from and including the original

Closing Day for such Accepted Note (in the case of the first such payment with respect to such Accepted Note) or from and including the date of the next preceding payment (in the case of any subsequent Delayed Delivery Fee payment with respect to such Accepted Note) to but excluding the date of such payment; and “PA” means Principal Amount, i.e., the principal amount of the Accepted Note for which such calculation is being made. In no case shall the Delayed Delivery Fee be less than zero. Nothing contained herein shall obligate any Purchaser to purchase any Accepted Note on any day other than the Closing Day for such Accepted Note, as the same may be rescheduled from time to time in compliance with Section 2.1(g).
(iii)Cancellation Fee. If the Company at any time notifies Prudential in writing that the Company is canceling the closing of the purchase and sale of any Accepted Note, or if Prudential notifies the Company in writing under the circumstances set forth in the last sentence of Section 2.1(e) or the penultimate sentence of Section 2.1(g) that the closing of the purchase and sale of such Accepted Note is to be canceled, or if the closing of the purchase and sale of such Accepted Note is not consummated on or prior to the last day of the Issuance Period (the date of any such notification or the last day of the Issuance Period, as the case may be, being herein called the “Cancellation Date”), the Company will pay to each Purchaser which shall have agreed to purchase such Accepted Note on the Cancellation Date in immediately available funds an amount (the “Cancellation Fee”) calculated as follows:
PI X PA
where “PI” means Price Increase, i.e., the quotient (expressed in decimals) obtained by dividing (a) the excess of the ask price (as determined by Prudential) of the Hedge Treasury Note(s) on the Cancellation Date over the bid price (as determined by Prudential) of the Hedge Treasury Notes(s) on the Acceptance Day for such Accepted Note by (b) such bid price; and “PA” has the meaning ascribed to it in Section 2.1(h)(ii). The foregoing bid and ask prices shall be as reported by TradeWeb LLC (or, if such data for any reason ceases to be available through TradeWeb LLC, any publicly available source of similar market data). Each price shall be based on a U.S. Treasury security having a par value of $100.00 and shall be rounded to the second decimal place. In no case shall the Cancellation Fee be less than zero.
Section 1.2Guaranty Agreements. (a)  The payment by the Company of all amounts due with respect to the Notes and the performance by the Company of its obligations under this Agreement will be absolutely and unconditionally guaranteed by (i) the Parent Guarantor under and pursuant to a Guaranty Agreement dated as of even date herewith (as amended, supplemented, reaffirmed or otherwise modified from time to time, the “Parent Guaranty Agreement”), which shall be substantially in the form attached hereto as Exhibit 4.4, and (ii) the Subsidiary Guarantors under and pursuant to a Subsidiary Guaranty Agreement dated as of even date herewith (as amended, supplemented, reaffirmed or otherwise modified from time to time, the “Subsidiary Guaranty Agreement”), which shall be substantially in the form attached hereto as Exhibit 4.5.
(a)The Purchasers and holders of the Notes agree that a Subsidiary Guarantor may be automatically discharged and released from its obligations under the Subsidiary Guaranty Agreement in accordance with the provisions of Section 7.7(b) of the Parent Guaranty Agreement.

SECTION 3.CONDITIONS TO EFFECTIVENESS.
This Agreement shall become effective on the date upon which the following conditions have been satisfied:
Section 1.1Parent Guaranty Agreement. The Parent Guaranty Agreement shall have been duly authorized, executed and delivered by the Parent Guarantor and shall constitute the legal, valid and binding contract and agreement of the Parent Guarantor and Prudential shall have received a true, correct and complete copy thereof.
Section 1.2Subsidiary Guaranty Agreement. The Subsidiary Guaranty Agreement shall have been duly authorized, executed and delivered by each Subsidiary Guarantor and shall constitute the legal, valid and binding contract and agreement of each Subsidiary Guarantor and Prudential shall have received a true, correct and complete copy thereof.
Section 1.3Payment of Fees. The Company shall have paid to Prudential or at the direction of Prudential any fees due to Prudential pursuant to or in connection with this Agreement, including any Structuring Fee due pursuant to Section 2.1(h)(i).
Section 1.4Payment of Special Counsel Fees. Without limiting the provisions of Section 15.1, the Company shall have paid on or before the date hereof the reasonable fees, charges and disbursements of Prudential’s special counsel in connection with the execution and delivery of this Agreement and in connection with the issuance of such Notes.
SECTION 4.CONDITIONS TO CLOSING.
Each Purchaser’s obligation to purchase and pay for the Notes to be sold to such Purchaser hereunder on any Closing Day is subject to the fulfillment to such Purchaser’s reasonable satisfaction, on or before such Closing Day, of the following conditions:
Section 1.1Representations and Warranties.
(a)Representations and Warranties of the Company. The representations and warranties of the Company in this Agreement shall be correct when made and on and as of such Closing Day.
(b)Representations and Warranties of the Parent Guarantor. The representations and warranties of the Parent Guarantor in the Parent Guaranty Agreement shall be correct when made and on and as of such Closing Day.
(c)Representations and Warranties of the Subsidiary Guarantors. The representations and warranties of the Subsidiary Guarantors in the Subsidiary Guaranty Agreement shall be correct when made and on and as of such Closing Day.
Section 1.2Performance; No Default.
(a)The Company shall have performed and complied with all agreements and conditions contained in this Agreement required to be performed or complied with by the Company prior to or at such Closing Day, and after giving effect to the issue and sale of the Notes (and the application of the proceeds thereof as contemplated by Section 5.7 hereof) to be sold on such Closing Day, no Default or Event of Default shall have occurred and be continuing. The Company shall not have entered into any transaction since December 31, 2019 that would have been prohibited by Section 10 of this Agreement had such Section applied since such date.

(b)The Parent Guarantor shall have performed and complied with all agreements and conditions contained in the Parent Guaranty Agreement and in this Agreement required to be performed or complied with by the Parent Guarantor prior to or at such Closing Day, and after giving effect to the issue and sale of the Notes (and the application of the proceeds thereof as contemplated by Section 5.7 hereof) to be sold on such Closing Day, no Default or Event of Default shall have occurred and be continuing. Neither the Parent Guarantor nor any Subsidiary shall have entered into any transaction since December 31, 2019 that would have been prohibited by Section 8 of the Parent Guaranty Agreement had such Section applied since such date.
(c)The Subsidiary Guarantors shall have performed and complied with all agreements and conditions contained in the Subsidiary Guaranty Agreement and in this Agreement required to be performed or complied with by the Subsidiary Guarantors prior to or at such Closing Day, and after giving effect to the issue and sale of the Notes (and the application of the proceeds thereof as contemplated by Section 5.7 hereof) to be sold on such Closing Day, no Default or Event of Default shall have occurred and be continuing.
Section 1.3Compliance Certificates.
(a)Secretary’s Certificate of the Company. The Company shall have delivered to such Purchaser a certificate dated the date of such Closing Day certifying as to the resolutions attached thereto and other corporate proceedings relating to the authorization, execution and delivery of the Notes and this Agreement and other documents in connection therewith, the certificate of incorporation and by-laws attached therewith and the incumbency and specimen signatures of the officers executing this Agreement and authorized to execute the Notes.
(b)Secretary’s Certificate of the Parent Guarantor. The Parent Guarantor shall have delivered to such Purchaser a certificate dated the date of such Closing Day certifying as to the resolutions attached thereto and other corporate proceedings relating to the authorization, execution and delivery of the Parent Guaranty Agreement and other documents in connection therewith, the certificate of incorporation and by-laws attached thereto and the incumbency and specimen signatures of the officers executing the Parent Guaranty and authorized to execute other documents in connection therewith.
(c)Secretary’s Certificate of the Subsidiary Guarantors. The Subsidiary Guarantors shall have delivered to such Purchaser a certificate dated the date of such Closing Day certifying as to the resolutions attached thereto and other corporate proceedings relating to the authorization, execution and delivery of the Subsidiary Guaranty Agreement and other documents in connection therewith, the certificate of incorporation or other formation document and the by-laws or other organizational document and the incumbency and specimen signatures of the officers executing the Subsidiary Guaranty and authorized to execute other documents in connection therewith.
(d)Officer’s Certificate of the Company. The Company shall have delivered to such Purchaser an Officer’s Certificate, dated the date of such Closing Day, certifying that the conditions specified in Section 4.1(a), Section 4.2(a) and Section 4.11 have been fulfilled.
(e)Officer’s Certificate of the Parent Guarantor. The Parent Guarantor shall have delivered to such Purchaser an Officer’s Certificate, dated the date of such Closing Day, certifying that the conditions specified in Section 4.1(b), Section 4.2(b) and Section 4.11 have been fulfilled.

(f)Officer’s Certificate of the Subsidiary Guarantors. The Subsidiary Guarantors shall have delivered to such Purchaser an Officer’s Certificate, dated the date of such Closing Day, certifying that the conditions specified in Section 4.1(c), Section 4.2(c) and Section 4.11 have been fulfilled.
Section 1.4Parent Guaranty Agreement. A reaffirmation of the Parent Guaranty Agreement in the form attached hereto as Exhibit 4.4, dated as of such Closing Day, shall have been duly authorized, executed and delivered by the Parent Guarantor and shall constitute the legal, valid and binding contract and agreement of the Parent Guarantor and such Purchaser shall have received a true, correct and complete copy thereof.
Section 1.5Subsidiary Guaranty Agreement. A reaffirmation of the Subsidiary Guaranty Agreement in the form attached hereto as Exhibit 4.5, dated as of such Closing Day, shall have been duly authorized, executed and delivered by each Subsidiary Guarantor and shall constitute the legal, valid and binding contract and agreement of each Subsidiary Guarantor and such Purchaser shall have received a true, correct and complete copy thereof.
Section 1.6Opinions of Counsel. Such Purchaser shall have received opinions in form and substance reasonably satisfactory to such Purchaser, dated the date of such Closing Day (a) from McGuireWoods LLP, special counsel to the Company and the Parent Guarantor, covering the matters set forth in Exhibit 4.6 and covering such other matters incident to the transactions contemplated hereby as such Purchaser or such Purchaser’s counsel may reasonably request (and the Company and the Parent Guarantor hereby instruct its counsel to deliver such opinion to such Purchaser) and (b) from Schiff Hardin LLP, the Purchasers’ special counsel or such other counsel who is acting as special counsel for it in connection with such transactions, a favorable opinion satisfactory to such Purchaser as to such matters incident to such transactions as it may reasonably request.
Section 1.7Purchase Permitted by Applicable Law, etc. On the date of each Closing Day each purchase of the Notes to be sold on such Closing Day shall (a) be permitted by the laws and regulations of each jurisdiction to which each Purchaser is subject, without recourse to provisions (such as section 1405(a)(8) of the New York Insurance Law) permitting limited investments by insurance companies without restriction as to the character of the particular investment, (b) not violate any applicable law or regulation (including, without limitation, Regulation T, U or X of the Board of Governors of the Federal Reserve System) and (c) not subject any Purchaser to any tax, penalty or liability under or pursuant to any applicable law or regulation, which law or regulation was not in effect on the date hereof. If requested by any Purchaser, such Purchaser shall have received an Officer’s Certificate certifying as to such matters of fact as such Purchaser may reasonably specify to enable such Purchaser to determine whether such purchase is so permitted.
Section 1.8Payment of Fees. The Company shall have paid directly to Prudential or the Purchasers, as requested, any fees due to Prudential or the Purchasers pursuant to or in connection with this Agreement, including any Delayed Delivery Fee due pursuant to Section 2.1(h)(ii).
Section 1.9Payment of Special Counsel Fees. Without limiting the provisions of Section 15.1, the Company shall have paid on or before such Closing Day the reasonable fees, charges and disbursements of the Purchasers’ special counsel in connection with the execution and delivery of this Agreement and in connection with the issuance of such Notes to the extent reflected in a statement of such counsel rendered to the Company at least one Business day prior to such Closing Day.

Section 1.10Private Placement Numbers. A Private Placement Number issued by Standard & Poor’s CUSIP Service Bureau (in cooperation with the Securities Valuation Office of the National Association of Insurance Commissioners) shall have been obtained for each Series of the Notes.
Section 1.11Changes in Corporate Structure; Change in Control. Neither the Company, the Parent Guarantor nor any Subsidiary Guarantor shall have changed its jurisdiction of organization or been a party to any merger, consolidation or division or succeeded to all or any substantial part of the liabilities of any other entity, at any time following the date of the most recent financial statements referred to in Section 5.5 of the Parent Guaranty Agreement. No Change in Control shall have occurred since the date of this Agreement.
Section 1.12Proceedings and Documents. All corporate and other proceedings in connection with the transactions contemplated by this Agreement and all documents and instruments incident to such transactions shall be reasonably satisfactory to such Purchaser and such Purchaser’s special counsel, and such Purchaser and such Purchaser’s special counsel shall have received all such counterpart originals or certified or other copies of such documents as such Purchaser or such Purchaser’s special counsel may reasonably request.
Section 1.13Material Adverse Change. No material adverse change in the business, operations, financial condition, assets or properties of the Guarantor and its Subsidiaries, taken as a whole, since the end of the most recent fiscal year referred to in Section 5.5 of the Parent Guaranty Agreement or delivered pursuant to Section 6.1(b) of the Parent Guaranty Agreement shall have occurred or be threatened, as determined by such Purchaser in its sole judgment.
SECTION 5.REPRESENTATIONS AND WARRANTIES OF THE COMPANY.
The Company represents and warrants to Prudential and each Purchaser that:
Section 1.1Organization; Power and Authority. The Company is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation, and is duly qualified as a foreign corporation and is in good standing in each jurisdiction in which such qualification is required by law, other than those jurisdictions as to which the failure to be so qualified or in good standing could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. The Company has the corporate power and authority to own or hold under lease the properties it purports to own or hold under lease, to transact the business it transacts and proposes to transact, to execute and deliver this Agreement and the Notes and to perform the provisions hereof and thereof.
Section 1.2Authorization, Etc. This Agreement and the Notes have been duly authorized by all necessary corporate action on the part of the Company, and this Agreement constitutes, and upon execution and delivery thereof each Note will constitute, a legal, valid and binding obligation of the Company enforceable against the Company in accordance with its terms, except as such enforceability may be limited by (a) applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors’ rights generally and (b) general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).
Section 1.3Compliance with Laws, Other Instruments, Etc. The execution, delivery and performance by the Company of this Agreement and the Notes will not (a) contravene, result in any breach of, or constitute a default under, or result in the creation of any Lien in respect of any property of the Company under, any indenture, mortgage, deed of trust, loan, purchase or credit agreement, lease, corporate charter or by-laws, shareholders agreement or any other agreement or instrument to which the Company is bound or by which the

Company or any of its properties may be bound or affected, (b) conflict with or result in a breach of any of the terms, conditions or provisions of any order, judgment, decree, or ruling of any court, arbitrator or Governmental Authority applicable to the Company or (c) violate any provision of any statute or other rule or regulation of any Governmental Authority applicable to the Company.
Section 1.4Governmental Authorizations, Etc. No consent, approval or authorization of, or registration, filing or declaration with, any Governmental Authority is required in connection with the execution, delivery or performance by the Company of this Agreement or will be required in connection with the execution, delivery or performance by the Company of the Notes, except for those that have been obtained or made and are described on Schedule 5.4 (as such schedule may be amended and restated pursuant to a request for purchase).
Section 1.5Litigation; Observance of Agreements, Statutes and Orders.
(a) There are no actions, suits or proceedings pending or, to the best knowledge of the Company, threatened against or affecting the Company or any property of the Company in any court or before any arbitrator of any kind or before or by any Governmental Authority that could, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.
(b) The Company is not (i) in default under any agreement or instrument to which it is a party or by which it is bound, (ii) in violation of any order, judgment, decree or ruling of any court, arbitrator or Governmental Authority or (iii) in violation of any applicable law, ordinance, rule or regulation of any Governmental Authority (including, without limitation, Environmental Laws, the USA PATRIOT Act or any of the other laws and regulations that are referred to in Section 5.16 of the Parent Guaranty Agreement), which default or violation could, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.
Section 1.6Compliance with ERISA. The execution and delivery of this Agreement and the issuance and sale of the Notes hereunder will not involve any transaction that is subject to the prohibitions of section 406 of ERISA or in connection with which a tax could be imposed pursuant to section 4975(c)(1)(A)-(D) of the Code. The representation by the Company to each Purchaser in the first sentence of this Section 5.6 is made in reliance upon and subject to the accuracy of such Purchaser’s representation in Section 6.2 as to the sources of the funds to be used to pay the purchase price of the Notes to be purchased by such Purchaser.
Section 1.7Use of Proceeds; Margin Regulations. The Company will apply the proceeds of the sale of the Notes hereunder as set forth in the applicable Request for Purchase. None of the proceeds of the sale of any Notes will be used to finance a Hostile Tender Offer. No part of the proceeds from the sale of the Notes hereunder will be used, directly or indirectly, for the purpose of buying or carrying any margin stock within the meaning of Regulation U of the Board of Governors of the Federal Reserve System (12 CFR 221), or for the purpose of buying or carrying or trading in any securities under such circumstances as to involve the Company in a violation of Regulation X of said Board (12 CFR 224) or to involve any broker or dealer in a violation of Regulation T of said Board (12 CFR 220). Neither the Company nor any Subsidiary owns or holds any margin stock and neither the Company nor any Subsidiary has any present intention to acquire any margin stock. As used in this Section 5.7, the terms “margin stock” and “purpose of buying or carrying” shall have the meanings assigned to them in said Regulation U.
Section 1.8Foreign Assets Control Regulations, Etc.

(a)    Neither the Company nor any Controlled Entity (i) is a Blocked Person, (ii) has been notified that its name appears or may in the future appear on a State Sanctions List or (iii) is a target of sanctions that have been imposed by the United Nations or the European Union.
(b)    Neither the Company nor any Controlled Entity (i) has violated, been found in violation of, or been charged or convicted under, any applicable U.S. Economic Sanctions Laws, Anti-Money Laundering Laws or Anti-Corruption Laws or (ii) to the Company’s knowledge, is under investigation by any Governmental Authority for possible violation of any U.S. Economic Sanctions Laws, Anti-Money Laundering Laws or Anti-Corruption Laws.
(c)    No part of the proceeds from the sale of the Notes hereunder:
(i)    constitutes or will constitute funds obtained on behalf of any Blocked Person or will otherwise be used by the Company or any Controlled Entity, directly or indirectly, (A) in connection with any investment in, or any transactions or dealings with, any Blocked Person, (B) for any purpose that would cause Prudential or any Purchaser to be in violation of any U.S. Economic Sanctions Laws or (C) otherwise in violation of any U.S. Economic Sanctions Laws;
(ii)    will be used, directly or indirectly, in violation of, or cause Prudential or any Purchaser to be in violation of, any applicable Anti-Money Laundering Laws; or
(iii)    will be used, directly or indirectly, for the purpose of making any improper payments, including bribes, to any Governmental Official or commercial counterparty in order to obtain, retain or direct business or obtain any improper advantage, in each case which would be in violation of, or cause Prudential or any Purchaser to be in violation of, any applicable Anti-Corruption Laws.
(d)    The Company has established procedures and controls which it reasonably believes are adequate (and otherwise comply with applicable law) to ensure that the Company and each Controlled Entity is and will continue to be in compliance with all applicable U.S. Economic Sanctions Laws, Anti-Money Laundering Laws and Anti-Corruption Laws.
Section 1.9Status under Certain Statutes. Neither the Company nor any Subsidiary is subject to regulation under the Investment Company Act of 1940, as amended, the Public Utility Holding Company Act of 2005, as amended, the ICC Termination Act of 1995, as amended, or the Federal Power Act, as amended.
SECTION 6.REPRESENTATIONS OF THE PURCHASER.
Section 1.1Purchase for Investment. Each Purchaser severally represents that (a) it is purchasing the Notes for its own account or for one or more separate accounts maintained by such Purchaser or for the account of one or more pension or trust funds over which such Purchaser has investment discretion and not with a view to the distribution thereof, provided that the disposition of such Purchaser’s or their property shall at all times be within such Purchaser’s or their control; (b) it is an “accredited investor” as defined in Rule 501(a)(1), (2), (3) or (7) of Regulation D under the Securities Act acting for its own account or as a fiduciary or agent for others that are also “accredited investors”; (c) it has had the opportunity to ask questions of the Company concerning the Company and its Subsidiaries, their respective businesses and the terms and conditions of the Notes, provided that nothing contained herein should be construed as limiting the ability of any Purchaser to rely on the representations and warranties contained herein without any investigation; and (d) it is capable of evaluating the merits and risks of purchasing the Notes and can bear the economic risks of investing in the Notes. Each Purchaser acknowledges that each Note will bear a restrictive legend substantially in the form set forth on the form of such Note attached hereto as Exhibit 1. Each Purchaser understands that the Notes have not been registered under the Securities Act and may be resold only if registered pursuant to the provisions of the Securities Act or if an exemption from registration is available, except under circumstances where neither such registration nor such an exemption is required by law, and that the Company is not required to register the Notes. By its acquisition of any Notes, each Purchaser severally agrees, and each subsequent holder of such Notes by its acquisition thereof will severally agree, to offer, sell, pledge or otherwise transfer such Notes only (i) for so long as such Notes are eligible for resale pursuant to Rule 144A, to a person it reasonably believes is a “Qualified Institutional Buyer” (as defined in Rule 144A under the Securities Act) (a “QIB”) that purchases for its own account or for the account of a QIB in a transaction meeting the requirements of Rule 144A to whom notice is given that the transfer is being made in reliance on Rule 144A, (ii) pursuant to a registration statement which has been declared effective under the Securities Act, or (iii) pursuant to any other available exemption from, or in a transaction not subject to, the registration requirements of the Securities Act, subject in each of the foregoing cases to compliance with the applicable laws of any state of the United States or any other applicable jurisdiction.
Section 1.2Source of Funds. Each Purchaser severally represents that at least one of the following statements is an accurate representation as to each source of funds (a “Source”) to be used by such Purchaser to pay the purchase price of the Notes to be purchased by such Purchaser hereunder:
(i)    the Source is an “insurance company general account” (as the term is defined in the United States Department of Labor’s Prohibited Transaction Exemption (“PTE”) 95-60) in respect of which the reserves and liabilities (as defined by the annual statement for life insurance companies approved by the NAIC (the “NAIC Annual Statement”)) for the general account contract(s) held by or on behalf of any employee benefit plan together with the amount of the reserves and liabilities for the general account contract(s) held by or on behalf of any other employee benefit plans maintained by the same employer (or affiliate thereof as defined in PTE 95-60) or by the same employee organization in the general account do not exceed 10% of the total reserves and liabilities of the general account (exclusive of separate account liabilities) plus surplus as set forth in the NAIC Annual Statement filed with such Purchaser’s state of domicile; or
(ii)    the Source is a separate account that is maintained solely in connection with such Purchaser’s fixed contractual obligations under which the amounts payable, or credited, to any employee benefit plan (or its related trust) that has any interest in such separate account (or to any participant or beneficiary of such plan (including any annuitant)) are not affected in any manner by the investment performance of the separate account; or
(iii)    the Source is either (a) an insurance company pooled separate account, within the meaning of PTE 90-1 or (b) a bank collective investment fund, within the meaning of PTE 91-38 and, except as disclosed by such Purchaser to the Company in writing pursuant to this clause (iii), no employee benefit plan or group of plans maintained by the same employer or employee organization beneficially owns more than 10% of all assets allocated to such pooled separate account or collective investment fund; or
(iv)    the Source constitutes assets of an “investment fund” (within the meaning of Part VI of PTE 84-14 (the “QPAM Exemption”)) managed by a “qualified professional asset manager” or “QPAM” (within the meaning of Part VI of the QPAM Exemption), no employee benefit plan’s assets that are managed by the QPAM in such investment fund, when combined with the assets of all other employee benefit plans established or maintained by the same employer or by an affiliate (within the meaning of Part VI(c)(1) of the QPAM Exemption) of such employer or by the same employee organization and managed by such QPAM, represent more than 20% of the total client assets managed by such QPAM, the conditions of Part I(c) and (g) of the QPAM Exemption are satisfied, neither the QPAM nor a person controlling or controlled by the QPAM maintains an ownership interest in the Company that would cause the QPAM and the Company to be “related” within the meaning of Part VI(h) of the QPAM Exemption and (a) the identity of such QPAM and (b) the names of any employee benefit plans whose assets in the investment fund, when combined with the assets of all other employee benefit plans established or maintained by the same employer or by an affiliate (within the meaning of Part VI(c)(1) of the QPAM Exemption) of such employer or by the same employee organization, represent 10% or more of the assets of such investment fund, have been disclosed to the Company in writing pursuant to this clause (iv); or
(v)    the Source constitutes assets of a “plan(s)” (within the meaning of Part IV(h) of PTE 96-23 (the “INHAM Exemption”)) managed by an “in-house asset manager” or “INHAM” (within the meaning of Part IV(a) of the INHAM Exemption), the conditions of Part I(a), (g) and (h) of the INHAM Exemption are satisfied, neither the INHAM nor a person controlling or controlled by the INHAM (applying the definition of “control” in Part IV(d)(3) of the INHAM Exemption) owns a 10% or more interest in the Company and (a) the identity of such INHAM and (b) the name(s) of the employee benefit plan(s) whose assets constitute the Source have been disclosed to the Company in writing pursuant to this clause (v); or
(vi)    the Source is a governmental plan; or
(vii)    the Source is one or more employee benefit plans, or a separate account or trust fund comprised of one or more employee benefit plans, each of which has been identified to the Company in writing pursuant to this clause (vii); or
(viii)    the Source does not include assets of any employee benefit plan, other than a plan exempt from the coverage of ERISA.
Each of the representations of the Purchasers in this Section 6.2 are also for the benefit of the Parent Guarantor.
If any Purchaser or any subsequent transferee of the Notes notifies the Company in writing that such Purchaser or such transferee is relying on any representation contained in paragraph (d), (e) or (g) above, the Company shall deliver on the date of issuance of such Notes and on the date of any applicable transfer a certificate, which shall either state that (i) it is neither a party in interest nor a “disqualified person” (as defined in section 4975(e)(2) of the Code), with respect to any plan identified pursuant to paragraph (e) or (g) above, or (ii) with respect to any plan, identified pursuant to paragraph (d) above, neither it nor any “affiliate” (as defined in Section VI(c) of the QPAM Exemption) has at such time exercised the authority to appoint or terminate said QPAM as manager of any plan identified in writing pursuant to paragraph (d) above or to negotiate the terms of said QPAM’s management agreement on behalf of any such identified plan. As used in this Section 6.2, the terms “employee benefit plan,” “governmental plan,” and “separate account” shall have the respective meanings assigned to such terms in section 3 of ERISA.
SECTION 7.INFORMATION AS TO COMPANY.
During the Issuance Period and so long thereafter as any Note is outstanding and unpaid, the Company covenants as follows:

Section 1.1Financial and Business Information. The Company shall deliver to Prudential and each Significant Holder with reasonable promptness, such data and information relating to the business, operations, affairs, financial condition, assets or properties of the Company or any of its Subsidiaries or relating to the ability of the Company to perform its obligations hereunder and under the Notes as from time to time may be reasonably requested by Prudential or any such Significant Holder of the Notes.
SECTION 8.PAYMENT OF THE NOTES.
Section 1.1Required Payments. Each Series of Notes shall be subject to required prepayments, if any, set forth in the Notes of such Series (provided that upon any purchase of any Series of Notes pursuant to Section 8.7 of this Agreement the principal amount of each required prepayment (including the required payment of principal due upon the maturity thereof) of such Series of Notes becoming due under this Section 8.1 on and after the date of such prepayment or purchase shall be reduced in the same proportion as the aggregate unpaid principal amount of such Series of Notes is reduced as the result of such prepayment or purchase). As provided therein, the entire unpaid principal balance of each Note shall be due and payable on the Maturity Date thereof.
Section 1.2Optional Prepayments with Make-Whole Amount. The Company may, at its option, upon notice as provided below, prepay at any time all, or from time to time any part of, the Notes of any Series (in a minimum amount of $1,000,000 and integral multiples of $500,000) at 100% of the principal amount so prepaid, together with interest accrued thereon to the date of such prepayment, plus the Make-Whole Amount determined for the prepayment date with respect to such principal amount of each Note then outstanding. Notwithstanding the foregoing, the Company may not prepay any Series of Notes under this Section 8.2 if a Default or Event of Default shall exist or would result from such optional prepayment unless all Notes at the time outstanding are prepaid on a pro rata basis. The Company will give each holder of Notes written notice of each optional prepayment under this Section 8.2 not less than 30 days and not more than 60 days prior to the date fixed for such prepayment. Each such notice shall specify such date, the aggregate principal amount of the Notes to be prepaid on such date, the principal amount of each Note held by such holder to be prepaid (determined in accordance with Section 8.3), and the interest to be paid on the prepayment date with respect to such principal amount being prepaid, and shall be accompanied by a certificate of a Senior Financial Officer as to the estimated Make-Whole Amount due in connection with such prepayment (calculated as if the date of such notice were the date of the prepayment), setting forth the details of such computation. Two Business Days prior to such prepayment, the Company shall deliver to each holder of Notes a certificate of a Senior Financial Officer specifying the calculation of such Make-Whole Amount as of the specified prepayment date. Any partial prepayment of a Series of Notes pursuant to this Section 8.2 shall be applied to reduce each of the required payments of principal thereof (including the required payment of principal due upon the maturity thereof) in the same proportion as the aggregate unpaid principal amount of such Series of Notes is reduced as the result of such prepayment.
Section 1.3Allocation of Partial Prepayments. In the case of each partial prepayment of the Notes of any Series pursuant to the provisions of Section 8.1 or Section 8.2, the principal amount of the Notes of such Series to be prepaid shall be allocated among all of the Notes of such Series at the time outstanding in proportion, as nearly as practicable, to the respective unpaid principal amounts thereof.
Section 1.4Maturity; Surrender, Etc. In the case of each optional prepayment of Notes pursuant to this Section 8, the principal amount of each Note to be prepaid shall mature and become due and payable on the date fixed for such prepayment, together with interest on such principal amount accrued to such date and the applicable Make-Whole Amount, if any.

From and after such date, unless the Company shall fail to pay such principal amount when so due and payable, together with the interest and Make-Whole Amount, if any, as aforesaid, interest on such principal amount shall cease to accrue. Any Note paid or prepaid in full shall be surrendered to the Company and cancelled and shall not be reissued, and no Note shall be issued in lieu of any prepaid principal amount of any Note.
Section 1.5Purchase of Notes. The Company will not, and will not permit the Parent Guarantor or any Subsidiary or any Affiliate to, purchase, redeem, prepay or otherwise acquire, directly or indirectly, any of the outstanding Notes of any Series except upon the payment or prepayment of the Notes of such Series in accordance with the terms of this Agreement. The Company will promptly cancel all Notes acquired by it or by the Parent Guarantor, any Subsidiary or any Affiliate pursuant to any payment, prepayment or purchase of Notes pursuant to any provision of this Agreement and no Notes may be issued in substitution or exchange for any such Notes.
Section 1.6Make-Whole Amount for Notes. The term “Make-Whole Amount” means with respect to a Note of any Series an amount equal to the excess, if any, of the Discounted Value of the Remaining Scheduled Payments with respect to the Called Principal of the Note of such Series, over the amount of such Called Principal, provided that the Make-Whole Amount may in no event be less than zero. For the purposes of determining the Make-Whole Amount, the following terms have the following meanings:
“Called Principal” means, with respect to a Note of any Series, the principal of the Note of such Series that is to be prepaid pursuant to Section 8.2 or has become or is declared to be or otherwise becomes due and payable pursuant to Section 12.1, as the context requires.
“Discounted Value” means, with respect to the Called Principal of a Note of any Series, the amount obtained by discounting all Remaining Scheduled Payments with respect to such Called Principal from their respective scheduled due dates to the Settlement Date with respect to such Called Principal, in accordance with accepted financial practice and at a discount factor (applied on the same periodic basis as that on which interest on the Note of such Series is payable) equal to the Reinvestment Yield with respect to such Called Principal.
“Reinvestment Yield” means, with respect to the Called Principal of any Note, the sum of (a) 0.50% plus (b) the yield to maturity implied by the “Ask Yield(s)” reported as of 10:00 a.m. (New York City time) on the second Business Day preceding the Settlement Date with respect to such Called Principal, on the display designated as “Page PX1” (or such other display as may replace Page PX1) on Bloomberg Financial Markets for the most recently issued actively traded on-the-run U.S. Treasury securities (“Reported”) having a maturity equal to the Remaining Average Life of such Called Principal as of such Settlement Date. If there are no such U.S. Treasury securities Reported having a maturity equal to such Remaining Average Life, then such implied yield to maturity will be determined by (a) converting U.S. Treasury bill quotations to bond equivalent yields in accordance with accepted financial practice and (b) interpolating linearly between the “Ask Yield(s)” Reported for the applicable most recently issued actively traded on-the-run U.S. Treasury securities with the maturities (1) closest to and greater than such Remaining Average Life and (2) closest to and less than such Remaining Average Life. The Reinvestment Yield shall be rounded to the number of decimal places as appears in the interest rate of the applicable Note.
If such yields are not Reported or the yields Reported as of such time are not ascertainable (including by way of interpolation), then “Reinvestment Yield” means,

with respect to the Called Principal of any Note, the sum of (a) 0.50% plus (b) the yield to maturity implied by the U.S. Treasury constant maturity yields reported, for the latest day for which such yields have been so reported as of the second Business Day preceding the Settlement Date with respect to such Called Principal, in Federal Reserve Statistical Release H.15 (or any comparable successor publication) for the U.S. Treasury constant maturity having a term equal to the Remaining Average Life of such Called Principal as of such Settlement Date. If there is no such U.S. Treasury constant maturity having a term equal to such Remaining Average Life, such implied yield to maturity will be determined by interpolating linearly between (1) the U.S. Treasury constant maturity so reported with the term closest to and greater than such Remaining Average Life and (2) the U.S. Treasury constant maturity so reported with the term closest to and less than such Remaining Average Life. The Reinvestment Yield shall be rounded to the number of decimal places as appears in the interest rate of the applicable Note.
“Remaining Average Life” means, with respect to any Called Principal, the number of years obtained by dividing (a) such Called Principal into (b) the sum of the products obtained by multiplying (i) the principal component of each Remaining Scheduled Payment with respect to such Called Principal by (ii) the number of years, computed on the basis of a 360-day year comprised of twelve 30-day months and calculated to two decimal places, that will elapse between the Settlement Date with respect to such Called Principal and the scheduled due date of such Remaining Scheduled Payment.
“Remaining Scheduled Payments” means, with respect to the Called Principal of a Note of any Series, all payments of such Called Principal and interest thereon that would be due after the Settlement Date with respect to such Called Principal if no payment of such Called Principal were made prior to its scheduled due date, provided that if such Settlement Date is not a date on which interest payments are due to be made under the terms of the Notes of such Series, then the amount of the next succeeding scheduled interest payment will be reduced by the amount of interest accrued to such Settlement Date and required to be paid on such Settlement Date pursuant to Section 8.2 or 12.1.
“Settlement Date” means, with respect to the Called Principal of a Note of any Series, the date on which such Called Principal is to be prepaid pursuant to Section 8.2 or has become or is declared to be or otherwise becomes due and payable pursuant to Section 12.1, as the context requires.
Section 1.7Change in Control.
(a)Notice of Change in Control or Control Event. The Company will, within five Business Days after any Senior Financial Officer has knowledge of the occurrence of any Change in Control or Control Event, give written notice of such Change in Control or Control Event to each holder of Notes unless notice in respect of such Change in Control (or the Change in Control contemplated by such Control Event) shall have been given pursuant to subparagraph (b) of this Section 8.7. If a Change in Control has occurred, such notice shall contain and constitute an offer to prepay Notes as described in subparagraph (c) of this Section 8.7 and shall be accompanied by the certificate described in subparagraph (g) of this Section 8.7.
(b)Condition to Company Action. The Company will not take any action that consummates or finalizes a Change in Control unless (i) at least 20 days prior to such action it shall have given to each holder of Notes written notice containing and constituting an offer to prepay Notes as described in subparagraph (c) of this Section 8.7, accompanied by the certificate described in subparagraph (g) of this Section 8.7, and

(ii) contemporaneously with such action, it prepays all Notes required to be prepaid in accordance with this Section 8.7.
(c)Offer to Prepay Notes. The offer to prepay Notes contemplated by subparagraphs (a) and (b) of this Section 8.7 shall be an offer to prepay, in accordance with and subject to this Section 8.7, all, but not less than all, the Notes held by each holder (in this case only, “holder” in respect of any Note registered in the name of a nominee for a disclosed beneficial owner shall mean such beneficial owner) on a date specified in such offer (the “Proposed Prepayment Date”). If such Proposed Prepayment Date is in connection with an offer contemplated by subparagraph (a) of this Section 8.7, such date shall be not less than 20 days and not more than 60 days after the date of such offer (if the Proposed Prepayment Date shall not be specified in such offer, the Proposed Prepayment Date shall be the 30th day after the date of such offer).
(d)Acceptance/Rejection. A holder of Notes may accept the offer to prepay made pursuant to this Section 8.7 by causing a notice of such acceptance to be delivered to the Company at least five days prior to the Proposed Prepayment Date. A failure by a holder of Notes to respond to an offer to prepay made pursuant to this Section 8.7 shall be deemed to constitute a rejection of such offer by such holder.
(e)Prepayment. Prepayment of the Notes to be prepaid pursuant to this Section 8.7 shall be at 100% of the principal amount of such Notes, together with interest on such Notes accrued to the date of prepayment but without any Make-Whole Amount. On the Business Day preceding the date of prepayment, the Company shall deliver to each holder of Notes being prepaid a statement showing the amount due in connection with such prepayment and setting forth the details of the computation of such amount. The prepayment shall be made on the Proposed Prepayment Date except as provided in subparagraph (f) of this Section 8.7.
(f)Deferral Pending Change in Control. The obligation of the Company to prepay Notes pursuant to the offers required by subparagraph (c) and accepted in accordance with subparagraph (d) of this Section 8.7 is subject to the occurrence of the Change in Control in respect of which such offers and acceptances shall have been made. In the event that such Change in Control does not occur on the Proposed Prepayment Date in respect thereof, the prepayment shall be deferred until and shall be made on the date on which such Change in Control occurs. The Company shall keep each holder of Notes reasonably and timely informed of (i) any such deferral of the date of prepayment, (ii) the date on which such Change in Control and the prepayment are expected to occur, and (iii) any determination by the Company that efforts to effect such Change in Control have ceased or been abandoned (in which case the offers and acceptances made pursuant to this Section 8.7 in respect of such Change in Control shall be deemed rescinded).
(g)Officer’s Certificate. Each offer to prepay the Notes pursuant to this Section 8.7 shall be accompanied by a certificate, executed by a Senior Financial Officer of the Company and dated the date of such offer, specifying: (i) the Proposed Prepayment Date; (ii) that such offer is made pursuant to this Section 8.7; (iii) the principal amount of each Note offered to be prepaid; (iv) the interest that would be due on each Note offered to be prepaid, accrued to the Proposed Prepayment Date; (v) that the conditions of this Section 8.7 have been fulfilled; (vi) in reasonable detail, the nature and date of the Change in Control; and (vii) that the failure to respond to such offer of prepayment shall constitute a rejection of such offer.
(h)“Change in Control” Defined. “Change in Control” means (a) the acquisition of ownership, directly or indirectly, beneficially or of record, by any Person or group (within the meaning of the Securities Exchange Act of 1934 and the rules of the SEC thereunder as in effect on the date hereof) other than Family Members, of Equity Interests representing more than 50% of the aggregate ordinary voting power represented by the issued and outstanding Equity Interests of the Parent Guarantor; (b) occupation of a majority of the seats (other than vacant seats) on the board of directors of the Parent Guarantor by Persons who were not (i) directors of the Parent Guarantor on the date of this Agreement nominated or appointed by the board of directors of the Parent Guarantor or (ii) appointed by directors so nominated or appointed, (c) the occurrence of any “Change in Control” or “Control Event” or similar event under the Bank Credit Agreement, any Private Placement Documents or any other agreement with respect to any other Material Indebtedness which constitutes an event of default or requires a prepayment at the option of the holders thereof; or (d) the Company shall fail to be a Wholly-Owned Subsidiary of the Parent Guarantor.
(i)“Control Event” Defined. “Control Event” means:
(a)    the execution by the Parent Guarantor, the Company or any of their Subsidiaries or Affiliates of any agreement or binding letter of intent with respect to any proposed transaction or event or series of transactions or events which, individually or in the aggregate, could reasonably be expected to result in a Change in Control;
(b)    the execution of any written agreement which, when fully performed by the parties thereto, would result in a Change in Control; or
(c)    the making of any written offer by any person (as such term is used in section 13(d) and section 14(d)(2) of the Exchange Act as in effect on the date hereof) or related persons constituting a group (as such term is used in Rule 13d-5 under the Exchange Act as in effect on the date hereof) to the holders of the common stock of the Company, which offer, if accepted by the requisite number of holders, would result in a Change in Control unless such offer is rejected or expires pursuant to its terms prior to the date on which notice of such Change in Control is required to be delivered pursuant to Section 8.7(a).
Section 1.8“Family Member” Defined. “Family Member” means Donald J. Schneider, his spouse or any of his direct descendants.
SECTION 9.AFFIRMATIVE COVENANTS.
So long as any Note is outstanding and unpaid, the Company covenants as follows:
Section 1.1Corporate Existence, Etc. Subject to Section 10.1, the Company will at all times preserve and keep its corporate existence in full force and effect and the Company will at all times preserve and keep in full force and effect all rights and franchises of the Company unless, in the good faith judgment of the Company, the termination of or failure to preserve and keep in full force and effect such right or franchise could not, individually or in the aggregate, have a Material Adverse Effect.
SECTION 10.NEGATIVE COVENANTS.
So long as any Note is outstanding and unpaid, the Company covenants as follows:
Section 1.1Merger, Consolidation. The Company will not consolidate with or merge with any other corporation or other legal entity or convey, transfer or lease all or substantially all of its assets in a single transaction or series of transactions to any Person; provided that:

(a)a Subsidiary of the Company may consolidate with or merge with the Company so long as the Company shall be the surviving or continuing corporation; and
(b)the foregoing restriction does not apply to the consolidation or merger of the Company with, or the conveyance, transfer or lease of all or substantially all of the assets of the Company in a single transaction or series of transactions to, any Person so long as:
(i)the successor formed by such consolidation or the survivor of such merger or the Person that acquires by conveyance, transfer or lease all or substantially all of the assets of the Company as an entirety, as the case may be (the “Successor Entity”), shall be a Subsidiary (which may be a newly formed Subsidiary) of the Parent Guarantor which is a solvent corporation or limited liability company organized and existing under the laws of the United States of America, any state thereof or the District of Columbia;
(ii)if the Company is not the Successor Entity, such Successor Entity shall have executed and delivered to each holder of Notes its assumption of the due and punctual performance and observance of each covenant and condition of this Agreement and the Notes (pursuant to such agreements and instruments as shall be reasonably satisfactory to the Required Holders), and the Company shall have caused to be delivered to each holder of Notes (i) an opinion of nationally recognized independent counsel, to the effect that all agreements or instruments effecting such assumption are enforceable in accordance with their terms and comply with the terms hereof, and (ii) an acknowledgment or reaffirmation from each Guarantor that the Guaranty Agreement to which such Guarantor is a party continues in full force and effect; and
(iii)immediately before and immediately after giving effect to such transaction or each transaction in any series of such transactions, no Default or Event of Default shall have occurred and be continuing.
SECTION 11.EVENTS OF DEFAULT.
An “Event of Default” shall exist if any of the following conditions or events shall occur and be continuing:
(a)the Company defaults in the payment of any principal or Make-Whole Amount, if any, on any Note when the same becomes due and payable, whether at maturity or at a date fixed for prepayment or by declaration or otherwise; or
(b)the Company defaults in the payment of any interest on any Note for more than five Business Days after the same becomes due and payable; or
(c)the Company defaults in the performance of or compliance with any term contained in Section 10.1 or the Parent Guarantor defaults in the performance of or compliance with any term contained in Section 6.1(d) or Section 8 of the Parent Guaranty Agreement; or
(d)the Company defaults in the performance of or compliance with any term contained herein or any Guarantor defaults in the performance of or compliance with any term contained in any Guaranty Agreement executed by such Guarantor (other than those referred to in paragraphs (a), (b) and (c) of this Section 11) and such default is not remedied within 30 days after the earlier of (i) a Senior Financial Officer of the Parent Guarantor or

the Company obtaining actual knowledge of such default and (ii) the Company or the Parent Guarantor receiving written notice of such default from any holder of a Note (any such written notice to be identified as a “notice of default” and to refer specifically to this paragraph (d) of Section 11); or
(e)except as otherwise provided in Section 2.2(b) of this Agreement and Section 7.7(b) of the Parent Guaranty Agreement, any Guaranty Agreement executed by a Guarantor shall cease to be in full force and effect for any reason whatsoever, including, without limitation, a final and nonappealable determination by any court or other Governmental Authority that such Guaranty Agreement is invalid, void or unenforceable as to one or more Guarantors, or any Guarantor shall contest or deny in writing the validity or enforceability of any provision of, or obligation under, the Guaranty Agreement to which such Guarantor is a party; or
(f)any representation or warranty made in writing by or on behalf of the Company or any Guarantor or by any Senior Financial Officer of the Company or a Guarantor in this Agreement or any Guaranty Agreement or in any writing furnished by the Company or any Guarantor, or any agent retained by the Company or any Guarantor, in connection with the transactions contemplated hereby proves to have been false or incorrect in any material respect on the date as of which made; or
(g)(i) the Company, any Guarantor or any Subsidiary is in default (as principal or as guarantor or other surety) in the payment of any principal of or premium or make-whole amount or interest on any Debt other than the Notes that is outstanding in an aggregate principal amount of at least $10,000,000 beyond any period of grace provided with respect thereto, or (ii) the Company, any Guarantor or any Subsidiary is in default in the performance of or compliance with any term of any Existing Agreements pursuant to which Debt of the Company is outstanding, if any, or any other condition exists, and as a consequence of such default or condition such Debt has become, or has been declared (or one or more Persons are entitled to declare such Debt to be), due and payable before its stated maturity or before its regularly scheduled dates of payment, or (iii) the Company, any Guarantor or any Subsidiary is in default in the performance of or compliance with any term of any evidence of Debt in an aggregate principal amount of at least $10,000,000, other than the Notes and Debt in respect of the Existing Agreements, if any, or of any mortgage, indenture or other agreement relating thereto or any other condition exists, and as a consequence of such default or condition such Debt has become, or has been declared, due and payable before its stated maturity or before its regularly scheduled dates of payment, or (iv) as a consequence of the occurrence or continuation of any event or condition (other than the passage of time or the right of the holder of Debt to convert such Debt into equity interests), the Company, any Guarantor or any Subsidiary has become obligated to purchase or repay Debt other than the Notes before its regular maturity or before its regularly scheduled dates of payment in an aggregate outstanding principal amount of at least $10,000,000; or
(h)the Company, any Guarantor or any Significant Subsidiary (i) is generally not paying, or admits in writing its inability to pay, its debts as they become due, (ii) files, or consents by answer or otherwise to the filing against it of, a petition for relief or reorganization or arrangement or any other petition in bankruptcy, for liquidation or to take advantage of any bankruptcy, insolvency, reorganization, moratorium or other similar law of any jurisdiction, (iii) makes an assignment for the benefit of its creditors, (iv) consents to the appointment of a custodian, receiver, trustee or other officer with similar powers with respect to it or with respect to any substantial part of its property, (v) is adjudicated as insolvent or to be liquidated or (vi) takes corporate action for the purpose of any of the foregoing; or

(i)a court or other Governmental Authority of competent jurisdiction enters an order appointing, without consent by the Company, any Guarantor or any Significant Subsidiary, a custodian, receiver, trustee or other officer with similar powers with respect to it or with respect to any substantial part of its property, or constituting an order for relief or approving a petition for relief or reorganization or any other petition in bankruptcy or for liquidation or to take advantage of any bankruptcy or insolvency law of any jurisdiction, or ordering the dissolution, winding-up or liquidation of the Company, any Guarantor or any Significant Subsidiary, or any such petition shall be filed against the Company, any Guarantor or any Significant Subsidiary and such petition shall not be dismissed within 60 days; or
(j)one or more final judgments or orders at any one time outstanding for the payment of money aggregating in excess of $50,000,000, including, without limitation, any such final order enforcing a binding arbitration decision, are rendered against one or more of the Company, any Guarantor and any Subsidiary and which judgments are not, within 60 days after entry thereof, bonded, discharged or stayed pending appeal, or are not discharged within 60 days after the expiration of such stay; or
(k)if (i) any Plan shall fail to satisfy the minimum funding standards of ERISA or the Code for any plan year or part thereof or a waiver of such standards or extension of any amortization period is sought or granted under section 412 of the Code, (ii) a notice of intent to terminate any Plan shall have been or is reasonably expected to be filed with the PBGC or the PBGC shall have instituted proceedings under section 4042 of ERISA to terminate or appoint a trustee to administer any Plan or the PBGC shall have notified the Parent Guarantor or any ERISA Affiliate that a Plan may become a subject of any such proceedings, (iii) the aggregate “amount of unfunded benefit liabilities” (within the meaning of section 4001(a)(18) of ERISA) under all Plans, determined in accordance with Title IV of ERISA, shall exceed $10,000,000, (iv) the Parent Guarantor or any ERISA Affiliate shall have incurred or is reasonably expected to incur any liability pursuant to Title I or IV of ERISA or the penalty or excise tax provisions of the Code relating to employee benefit plans, (v) the Parent Guarantor or any ERISA Affiliate withdraws from any Multiemployer Plan, or (vi) the Parent Guarantor or any Subsidiary establishes or amends any employee welfare benefit plan that provides post-employment welfare benefits in a manner that could increase the liability of the Parent Guarantor or any Subsidiary thereunder; and any such event or events described in clauses (i) through (vi) above, either individually or together with any other such event or events, could reasonably be expected to have a Material Adverse Effect.
As used in Section 11(k), the terms “employee benefit plan” and “employee welfare benefit plan” shall have the respective meanings assigned to such terms in section 3 of ERISA.
SECTION 12.REMEDIES ON DEFAULT, ETC.
Section 1.1Acceleration. (a)  If an Event of Default described in paragraph (h) or (i) of Section 11 (other than an Event of Default described in clause (i) of paragraph (h)) has occurred, all the Notes then outstanding shall automatically become immediately due and payable and the Facility shall automatically terminate.
(a)If any other Event of Default has occurred and is continuing, any holder or holders of more than 50% in principal amount of the Notes at the time outstanding may at any time at its or their option, by notice or notices to the Company, declare all the Notes then outstanding to be immediately due and payable and Prudential may at its option, by notice in writing to the Company, terminate the Facility.

(b)If any Event of Default described in paragraph (a) or (b) of Section 11 has occurred and is continuing, any holder of Notes at the time outstanding affected by such Event of Default may at any time, at its option, by notice or notices to the Company, declare all the Notes held by it to be immediately due and payable.
Upon any Note becoming due and payable under this Section 12.1, whether automatically or by declaration, such Note will forthwith mature and the entire unpaid principal amount of such Note, plus (i) all accrued and unpaid interest thereon (including, but not limited to, interest accrued thereon at the applicable Default Rate) and (ii) the Make-Whole Amount determined in respect of such principal amount (to the full extent permitted by applicable law), shall all be immediately due and payable, in each and every case without presentment, demand, protest or further notice, all of which are hereby waived. The Company acknowledges, and the parties hereto agree, that each holder of a Note has the right to maintain its investment in the Notes free from repayment by the Company (except as herein specifically provided for), and that the provision for payment of a Make-Whole Amount by the Company in the event that the Notes are prepaid or are accelerated as a result of an Event of Default, is intended to provide compensation for the deprivation of such right under such circumstances.
Section 1.2Other Remedies. If any Default or Event of Default has occurred and is continuing, and irrespective of whether any Notes have become or have been declared immediately due and payable under Section 12.1, Prudential and the holder of any Note at the time outstanding may proceed to protect and enforce the rights of Prudential or such holder by an action at law, suit in equity or other appropriate proceeding, whether for the specific performance of any agreement contained herein or in any Note or in any Guaranty Agreement, or for an injunction against a violation of any of the terms hereof or thereof, or in aid of the exercise of any power granted hereby or thereby or by law or otherwise.
Section 1.3Rescission. At any time after any Notes have been declared due and payable pursuant to clause (b) or (c) of Section 12.1, the holders of not less than a majority in principal amount of the Notes then outstanding, by written notice to the Company, may rescind and annul any such declaration and its consequences if (a) the Company has paid all overdue interest on the Notes, all principal of and Make-Whole Amount, if any, on any Notes that are due and payable and are unpaid other than by reason of such declaration, and all interest on such overdue principal and Make-Whole Amount, if any, and (to the extent permitted by applicable law) any overdue interest in respect of the Notes, at the applicable Default Rate, (b)neither the Company nor any other Person shall have paid any amounts which have become due solely by reason of such declaration, (c) all Events of Default and Defaults, other than non-payment of amounts that have become due solely by reason of such declaration, have been cured or have been waived pursuant to Section 17, and (d) no judgment or decree has been entered for the payment of any monies due pursuant hereto or to the Notes. No rescission and annulment under this Section 12.3 will extend to or affect any subsequent Event of Default or Default or impair any right consequent thereon.
Section 1.4No Waivers or Election of Remedies, Expenses, Etc. No course of dealing and no delay on the part of Prudential or any holder of any Note in exercising any right, power or remedy shall operate as a waiver thereof or otherwise prejudice Prudential’s or such holder’s rights, powers or remedies. No right, power or remedy conferred by this Agreement, by any Note, or by any Guaranty Agreement upon Prudential or any holder thereof shall be exclusive of any other right, power or remedy referred to herein or therein or now or hereafter available at law, in equity, by statute or otherwise. Without limiting the obligations of the Company under Section 15, the Company will pay to Prudential and the holder of each Note on demand such further amount as shall be sufficient to cover all costs and expenses of Prudential or such holder incurred in any enforcement or collection under this Section 12, including, without limitation, reasonable attorneys’ fees, expenses and disbursements.

SECTION 13.REGISTRATION; EXCHANGE; SUBSTITUTION OF NOTES.
Section 1.1Registration of Notes. The Company shall keep at its principal executive office a register for the registration and registration of transfers of Notes. The name and address of each holder of one or more Notes, each transfer thereof and the name and address of each Permitted Transferee of one or more Notes shall be registered in such register. If any holder of one or more Notes is a nominee, then (a) the name and address of the beneficial owner of such Note or Notes shall also be registered in such register as an owner and holder thereof and (b) at any such beneficial owner’s option, either such beneficial owner or its nominee may execute any amendment, waiver or consent pursuant to this Agreement. Prior to due presentment for registration of transfer, the Person in whose name any Note shall be registered shall be deemed and treated as the owner and holder thereof for all purposes hereof, and the Company shall not be affected by any notice or knowledge to the contrary. The Company shall give to any holder of a Note that is an Institutional Investor promptly upon request therefor, a complete and correct copy of the names and addresses of all registered holders of Notes.
Section 1.2Transfer and Exchange of Notes. Upon surrender of any Note at the principal executive office of the Company for registration of transfer or exchange (and in the case of a surrender for registration of transfer, duly endorsed or accompanied by a written instrument of transfer duly executed by the registered holder of such Note or its attorney duly authorized in writing and accompanied by the address for notices of each transferee of such Note or part thereof), within ten Business Days thereafter, the Company shall execute and deliver, at the Company’s expense (except as provided below), one or more new Notes (as requested by the holder thereof) of the same Series in exchange therefor, in an aggregate principal amount equal to the unpaid principal amount of the surrendered Note. Each such new Note shall be payable to such Person as such holder may request and shall be substantially in the form of the Note of such Series originally issued hereunder. Each such new Note shall be dated and bear interest from the date to which interest shall have been paid on the surrendered Note or dated the date of the surrendered Note if no interest shall have been paid thereon. The Company may require payment of a sum sufficient to cover any stamp tax or governmental charge imposed in respect of any such transfer of Notes. Notes shall not be transferred, and the Company shall have no obligation to register any transfer, except to a Permitted Transferee and in denominations of less than $250,000, provided that if necessary to enable the registration of transfer by a holder of its entire holding of Notes of a series, one Note of such series may be in a denomination of less than $250,000. Any Permitted Transferee, by its acceptance of a Note registered in its name (or the name of its nominee), shall be deemed to have made the representations set forth in Sections 6.1 and 6.2.
Section 1.3Replacement of Notes. Upon receipt by the Company of evidence reasonably satisfactory to it of the ownership of and the loss, theft, destruction or mutilation of any Note (which evidence shall be, in the case of an Institutional Investor, notice from such Institutional Investor of such ownership and such loss, theft, destruction or mutilation), and
(a)    in the case of loss, theft or destruction, of indemnity reasonably satisfactory to it (provided that if the holder of such Note is, or is a nominee for, an original Purchaser or another holder of a Note with a minimum net worth of at least $50,000,000 or a Qualified Institutional Buyer, such Person’s own unsecured agreement of indemnity shall be deemed to be satisfactory), or
(b)    in the case of mutilation, upon surrender and cancellation thereof, within ten Business Days thereafter, the Company at its own expense shall execute and deliver, in lieu thereof, a new Note of the same Series, dated and bearing interest from the date to which interest shall have been paid on such lost, stolen, destroyed or mutilated Note or dated the date of such lost, stolen, destroyed or mutilated Note if no interest shall have been paid thereon.
SECTION 14.PAYMENTS ON NOTES.
Section 1.1Note Payments. Subject to Section 14.2, payments of principal, Make-Whole Amount, if any, and interest becoming due and payable on the Notes shall be made in Chicago, Illinois at the principal office of Bank of America, N.A. in such jurisdiction. The Company may at any time, by notice to each holder of a Note, change the place of payment of the Notes so long as such place of payment shall be either the principal office of the Company in such jurisdiction or the principal office of a bank or trust company in such jurisdiction.
Section 1.2Home Office Payment. So long as any Purchaser or such Purchaser’s nominee shall be the holder of any Note, and notwithstanding anything contained in Section 14.1 or in such Note to the contrary, the Company will pay all sums becoming due on such Note for principal, Make-Whole Amount, if any, interest and all other amounts becoming due hereunder by the method and at the address specified for such purpose for such Purchaser in the applicable Confirmation of Acceptance, or by such other method or at such other address as such Purchaser shall have from time to time specified to the Company in writing for such purpose, without the presentation or surrender of such Note or the making of any notation thereon, except that upon written request of the Company made concurrently with or reasonably promptly after payment or prepayment in full of any Note, such Purchaser shall surrender such Note for cancellation, reasonably promptly after any such request, to the Company at its principal executive office or at the place of payment most recently designated by the Company pursuant to Section 14.1. Prior to any sale or other disposition of any Note held by any Purchaser or such Person’s nominee, such Person will, at its election, either endorse thereon the amount of principal paid thereon and the last date to which interest has been paid thereon or surrender such Note to the Company in exchange for a new Note or Notes of the same Series pursuant to Section 13.2. The Company will afford the benefits of this Section 14.2 to any Institutional Investor that is the direct or indirect transferee of any Note purchased by a Purchaser under this Agreement and that has made the same agreement relating to such Note as the Purchasers have made in this Section 14.2.
Section 1.3FATCA Information. By acceptance of any Note, the holder of such Note agrees that such holder will with reasonable promptness duly complete and deliver to the Company, or to such other Person as may be reasonably requested by the Company, from time to time (a) in the case of any such holder that is a United States Person, such holder’s United States tax identification number or other Forms reasonably requested by the Company necessary to establish such holder’s status as a United States Person under FATCA and as may otherwise be necessary for the Company to comply with its obligations under FATCA and (b) in the case of any such holder that is not a United States Person, such documentation prescribed by applicable law (including as prescribed by section 1471(b)(3)(C)(i) of the Code) and such additional documentation as may be necessary for the Company to comply with its obligations under FATCA and to determine that such holder has complied with such holder’s obligations under FATCA or to determine the amount (if any) to deduct and withhold from any such payment made to such holder. Nothing in this Section 14.3 shall require any holder to provide information that is confidential or proprietary to such holder unless the Company is required to obtain such information under FATCA and, in such event, the Company shall treat any such information it receives as confidential.
SECTION 15.EXPENSES, ETC.
Section 1.1Transaction Expenses. Whether or not the transactions contemplated hereby are consummated, the Company will pay all costs and expenses (including reasonable attorneys’ fees of a special counsel and, if reasonably required by the Required Holders, local or other counsel) incurred by Prudential, the Purchasers and the holders of Notes in connection with such transactions and in connection with any amendments, waivers or consents under or in respect of this Agreement, any Guaranty Agreement or the Notes (whether or not such amendment, waiver or consent becomes effective), including without limitation: (a) the costs and expenses incurred in enforcing or defending (or determining whether or how to enforce or defend) any rights under this Agreement, any Guaranty Agreement or the Notes or in responding to any subpoena or other legal process or informal investigative demand issued in connection with this Agreement, any Guaranty Agreement or the Notes, or by reason of being a holder of any Note, (b) the costs and expenses, including financial advisors’ fees, incurred in connection with the insolvency or bankruptcy of the Company, the Parent Guarantor or any Subsidiary or in connection with any work-out or restructuring of the transactions contemplated hereby and by the Notes; provided, that in connection with each closing of the purchase and sale of Notes, the Company will not be required to pay the attorneys’ fees for more than a single special counsel acting for Prudential and all Purchasers, and (c) the costs and expenses incurred in connection with the initial filing of this Agreement and the filing of each Series of Notes and all related documents and financial information with the SVO provided, that such costs and expenses under this clause (c) shall not exceed $3,600 in each such case. The Company will pay, and will save each Purchaser and each other holder of a Note harmless from, all claims in respect of any fees, costs or expenses, if any, of brokers and finders retained by the Company or any Guarantor. If required by the NAIC, the Company shall obtain and maintain at its own cost and expense a Legal Entity Identifier (LEI). The Company will pay, and will save Prudential, each Purchaser and each other holder of a Note harmless from, (i) all claims in respect of any fees, costs or expenses, if any, of brokers and finders (other than those, if any, retained by a Purchaser or other holder in connection with its purchase of the Notes), (ii) any and all wire transfer fees that any bank or other financial institution deducts from any payment under such Note to such holder or otherwise charges to a holder of a Note with respect to a payment under such Note and (iii) any judgment, liability, claim, order, decree, fine, penalty, cost, fee, expense (including reasonable attorneys’ fees and expenses) or obligation resulting from the consummation of the transactions contemplated hereby, including the use of the proceeds of the Notes by the Company.
Section 1.2Certain Taxes. The Company agrees to pay all stamp, documentary or similar taxes or fees which may be payable in respect of the execution and delivery or the enforcement of this Agreement or any Subsidiary Guaranty or the execution and delivery (but not the transfer) or the enforcement of any of the Notes in the United States or any other jurisdiction where the Company or any Subsidiary Guarantor has assets or of any amendment of, or waiver or consent under or with respect to, this Agreement or any Subsidiary Guaranty or of any of the Notes, and to pay any value added tax due and payable in respect of reimbursement of costs and expenses by the Company pursuant to this Section 15, and will save each holder of a Note to the extent permitted by applicable law harmless against any loss or liability resulting from nonpayment or delay in payment of any such tax or fee required to be paid by the Company hereunder.
Section 1.3Survival. The obligations of the Company under this Section 15 will survive the payment or transfer of any Note, the enforcement, amendment or waiver of any provision of this Agreement, any Guaranty Agreement or the Notes, and the termination of this Agreement.
SECTION 16.SURVIVAL OF REPRESENTATIONS AND WARRANTIES; ENTIRE AGREEMENT.
All representations and warranties contained herein shall survive the execution and delivery of this Agreement, any Guaranty Agreement and the Notes, the purchase or transfer by any Purchaser of any Note or portion thereof or interest therein and the payment of any Note, and may be relied upon by any subsequent holder of a Note, regardless of any investigation made at any time by or on behalf of such Purchaser or any other holder of a Note. All statements contained in any certificate or other instrument delivered by or on behalf of the Company or any Guarantor, or any agent retained by the Company or any Guarantor, pursuant to this Agreement or any Guaranty Agreement shall be deemed representations and warranties of the Company or the Guarantors, as the case may be, under this Agreement or the applicable Guaranty Agreement, as the case may be. Subject to the preceding sentence, this Agreement, each Guaranty Agreement and the Notes embody the entire agreement and understanding between Prudential, each Purchaser and the Company and the applicable Guarantor and supersede all prior agreements and understandings relating to the subject matter hereof.
SECTION 17.AMENDMENT AND WAIVER.
Section 1.1Requirements. This Agreement and the Notes may be amended, and the observance of any term hereof or of the Notes may be waived (either retroactively or prospectively), with (and only with) the written consent of the Company and the Required Holders, except that (a) no amendment or waiver of any of the provisions of Section 1, 5, 6 or 21 hereof, or any defined term (as it is used in any such Section), will be effective as to any holder of Notes unless consented to by such holder of Notes in writing, (b) (i) with the written consent of Prudential (and without the consent of any other holder of Notes), the provisions of Section 2 may be amended or waived (except insofar as any such amendment or waiver would affect any rights or obligations with respect to the purchase and sale of Notes which shall have become Accepted Notes prior to such amendment or waiver), and (ii) without the written consent of all of the Purchasers which shall have become obligated to purchase Accepted Notes of any Series, no provision of Sections 2 or 4 may be amended or waived insofar as such amendment or waiver would affect only rights or obligations with respect to the purchase and sale of the Accepted Notes of such Series or the terms and provisions of such Accepted Notes and (c) no such amendment or waiver may, without the written consent of all of the holders of Notes at the time outstanding affected thereby, (i) subject to the provisions of Section 12 relating to acceleration or rescission, change the amount or time of any prepayment or payment of principal of, or reduce the rate or change the time of payment or method of computation of interest or of the Make-Whole Amount on, the Notes, (ii) change the percentage of the principal amount of the Notes the holders of which are required to consent to any such amendment or waiver, or (iii) amend any of Section 8, 11(a), 11(b), 12, 17 or 20.
Section 1.2Solicitation of Holders of Notes.
(a)Solicitation. The Company will provide Prudential, each Purchaser and each holder of the Notes (irrespective of the amount of Notes then owned by it) with sufficient information, sufficiently far in advance of the date a decision is required, to enable Prudential, such Purchaser or such holder to make an informed and considered decision with respect to any proposed amendment, waiver or consent in respect of any of the provisions hereof, of any Guaranty Agreement or of the Notes. The Company will deliver executed or true and correct copies of each amendment, waiver or consent effected pursuant to the provisions of this Section 17 to Prudential, each Purchaser and each holder of outstanding Notes promptly following the date on which it is executed and delivered by, or receives the consent or approval of, the requisite Purchasers or holders of Notes.
(b)Payment. The Company will not directly or indirectly pay or cause to be paid any remuneration, whether by way of supplemental or additional interest, fee or otherwise, or grant any security or provide other credit support, to any Purchaser or any holder of Notes as consideration for or as an inducement to the entering into by such Purchaser or such holder of Notes of any waiver or amendment of any of the terms and provisions hereof, of any Guaranty Agreement or of the Notes unless such remuneration is concurrently paid, or security is concurrently granted, on the same terms, ratably to each

Purchaser and each holder of Notes then outstanding whether or not such Purchaser or such holder consented to such waiver or amendment.
Section 1.3Binding Effect, Etc. Any amendment or waiver consented to as provided in this Section 17 applies equally to all Purchasers and holders of Notes and is binding upon them and upon each future holder of any Note and upon the Company without regard to whether such Note has been marked to indicate such amendment or waiver. No such amendment or waiver will extend to or affect any obligation, covenant, agreement, Default or Event of Default not expressly amended or waived or impair any right consequent thereon. No course of dealing between the Company and any Purchaser or holder of a Note and no delay in exercising any rights hereunder or under any Note or under any Guaranty Agreement shall operate as a waiver of any rights of any Purchaser or holder of such Note. As used herein, the term “this Agreement” and references thereto shall mean this Agreement as it may from time to time be amended or supplemented.
Section 1.4Notes Held by Company, Etc. Solely for the purpose of determining whether the holders of the requisite percentage of the aggregate principal amount of Notes then outstanding approved or consented to any amendment, waiver or consent to be given under this Agreement, any Guaranty Agreement or the Notes, or have directed the taking of any action provided herein, in any Guaranty Agreement or in the Notes to be taken upon the direction of the holders of a specified percentage of the aggregate principal amount of Notes then outstanding, Notes directly or indirectly owned by the Company, the Parent Guarantor, or any Subsidiary or Affiliate shall be deemed not to be outstanding.
Section 1.5Cooperation with Respect to Net Worth Covenant. By its acquisition of any Note, each Purchaser agrees, and each subsequent holder of such Notes by its acquisition thereof will agree, upon the request of the Parent Guarantor, to provide a written acknowledgement in the form of Exhibit 17.5 attached hereto that, simultaneous with the effectiveness of the written confirmations from each other holder of Material Indebtedness referred to in Section 8.1(b) of the Parent Guaranty Agreement and satisfaction of the conditions set forth in Section 8.1(b), the Consolidated Net Worth covenant set forth in Section 8.1(b) of the Parent Guaranty Agreement is no longer operative or effective.
SECTION 18.NOTICES.
All written communications provided for hereunder (other than communications provided for under Section 2) shall be sent by first class mail or nationwide overnight delivery service (with charges prepaid) and:
(i)if to Prudential, addressed to Prudential at the address specified for such communications in the Purchaser Schedule attached hereto or at such other address as Prudential shall have specified to the Company in writing,
(ii)if to a Purchaser or such Purchaser’s nominee, to such Purchaser or such Purchaser’s nominee at the address specified for such communications in its Confirmation of Acceptance, or at such other address as such Purchaser or such Purchaser’s nominee shall have specified to the Company in writing,
(iii)if to any other holder of any Note, to such holder at such address as such other holder shall have specified to the Company in writing, or
(iv)if to the Company, to the Company at its address set forth at the beginning hereof to the attention of its Chief Financial Officer, or at such other address as the Company shall have specified to the holder of each Note in writing.

Any communication pursuant to Section 2.1 shall be made by the method specified for such communication in Section 2.1, and shall be effective to create any rights or obligations under this Agreement only if, in the case of a telephone communication, an Authorized Officer of the party conveying the information and of the party receiving the information are parties to the telephone call, and in the case of an email transmission communication, if the communication is signed by an Authorized Officer of the party conveying the information, addressed to the attention of an Authorized Officer of the party receiving the information, and in fact received at the e-mail address or telephone number of which is listed for the party receiving the communication in the Information Schedule or at such other address or number as the party receiving the information shall have specified in writing to the party sending such information.
Notices under this Section 18 will be deemed given only when actually received.
SECTION 19.REPRODUCTION OF DOCUMENTS.
This Agreement and all documents relating hereto, including, without limitation, (a) consents, waivers and modifications that may hereafter be executed, (b) documents received by Prudential or any Purchaser on the date hereof and at any Closing Day (except the Notes themselves), and (c) financial statements, certificates and other information previously or hereafter furnished to Prudential or any Purchaser, may be reproduced by Prudential or such Purchaser by any photographic, photostatic, electronic, digital or other similar process and Prudential or such Purchaser may destroy any original document so reproduced. The Company agrees and stipulates that, to the extent permitted by applicable law, any such reproduction shall be admissible in evidence as the original itself in any judicial or administrative proceeding (whether or not the original is in existence and whether or not such reproduction was made by Prudential such Purchaser in the regular course of business) and any enlargement, facsimile or further reproduction of such reproduction shall likewise be admissible in evidence. This Section 19 shall not prohibit the Company, Prudential, any Purchaser or any other holder of Notes from contesting any such reproduction to the same extent that it could contest the original, or from introducing evidence to demonstrate the inaccuracy of any such reproduction.
SECTION 20.CONFIDENTIAL INFORMATION.
For the purposes of this Section 20, “Confidential Information” means information delivered to Prudential or any Purchaser by or on behalf of the Company, the Parent Guarantor or any Subsidiary in connection with the transactions contemplated by or otherwise pursuant to this Agreement and the Parent Guaranty Agreement, together with any related schedules and exhibits, provided that such term does not include information that (a) was publicly known or otherwise known to Prudential or such Purchaser on a non-confidential basis prior to the time of such disclosure, (b) subsequently becomes publicly known through no act or omission by Prudential or such Purchaser or any Person acting on Prudential or such Purchaser’s behalf, (c) otherwise becomes known to Prudential or such Purchaser other than through disclosure by the Company, the Parent Guarantor or any Subsidiary or from a Person who is known to Prudential or such Purchaser to be bound by a confidentiality agreement with the Company, the Parent Guarantor or any of its Subsidiaries, or is known to Prudential or such Purchaser to be under an obligation not to transmit the information to such Purchaser, or (d) constitutes financial statements delivered to Prudential or such Purchaser under Section 6.1 of the Parent Guaranty Agreement that are otherwise publicly available. Prudential and each Purchaser will maintain the confidentiality of such Confidential Information for as long as it is in possession thereof in accordance with procedures adopted by Prudential or such Purchaser in good faith to protect confidential information of third parties delivered to Prudential or such Purchaser, provided that Prudential or such Purchaser may deliver or disclose Confidential Information to (i) its directors, trustees, officers, employees, agents, attorneys and affiliates (to the extent such disclosure reasonably relates to the administration of the investment represented by its Notes), (ii) its auditors, financial advisors and other professional advisors who agree to hold confidential the Confidential Information substantially in accordance with this Section 20, (iii) any other holder of any Note, (iv) any Institutional Investor to which it sells or offers to sell such Note or any part thereof or any participation therein (if such Person has agreed in writing prior to its receipt of such Confidential Information to be bound by this Section 20), (v) any Person from which it offers to purchase any security of the Company or the Parent Guarantor (if such Person has agreed in writing prior to its receipt of such Confidential Information to be bound by the provisions of this Section 20), (vi) any federal or state regulatory authority having jurisdiction over Prudential or such Purchaser, (vii) the NAIC or the SVO or, in each case, any similar organization, or any nationally recognized rating agency that requires access to information about Prudential or such Purchaser’s investment portfolio, or (viii) any other Person to which such delivery or disclosure may be necessary or appropriate in each of the following cases: (w) to effect compliance with any law, rule, regulation or order applicable to Prudential or such Purchaser, (x) in response to any subpoena or other legal process which such Purchaser reasonably believes to have been validly issued, (y) in connection with any litigation to which Prudential or such Purchaser is a party or (z) if an Event of Default has occurred and is continuing, to the extent Prudential or such Purchaser may reasonably determine such delivery and disclosure to be necessary or appropriate in the enforcement or for the protection of the rights and remedies under such Purchaser’s Notes, this Agreement or any Guaranty Agreement. Each holder of a Note, by its acceptance of a Note, will be deemed to have agreed to be bound by and to be entitled to the benefits of this Section 20 as though it were a party to this Agreement. Each holder of a Note understands that Confidential Information may include material non-public information and that such holder needs to comply with applicable securities laws with respect to the Confidential Information it receives. On reasonable request by the Company in connection with the delivery to any holder of a Note of information required to be delivered to such holder under this Agreement or requested by such holder (other than a holder that is a party to this Agreement or its nominee), such holder will, as a condition precedent to receiving such information, enter into an agreement with the Company embodying the provisions of this Section 20.
In the event that as a condition to receiving access to information relating to the Company, the Parent Guarantor or its Subsidiaries in connection with the transactions contemplated by or otherwise pursuant to this Agreement or any Guaranty Agreement, Prudential, any Purchaser or holder of a Note is required to agree to a confidentiality undertaking (whether through IntraLinks, another secure website, a secure virtual workspace or otherwise) which is different from the terms of this Section 20, the terms of this Section 20 shall, as between Prudential, such Purchaser or such holder and the Company, supersede the terms of any such other confidentiality undertaking.
SECTION 21.SUBSTITUTION OF PURCHASER.
Each Purchaser shall have the right to substitute any one of its Affiliates or another Purchaser or any one of such other Purchaser’s Affiliates (a “Substitute Purchaser”) as the purchaser of the Notes that such Purchaser has agreed to purchase hereunder, by written notice to the Company, which notice shall be signed by both such Purchaser and such Substitute Purchaser, shall contain such Substitute Purchaser’s agreement to be bound by this Agreement and shall contain a confirmation by such Substitute Purchaser of the accuracy with respect to it of the representations set forth in Section 6. Upon receipt of such notice, wherever the word “Purchaser” is used in this Agreement (other than in this Section 21), such word shall be deemed to refer to such Substitute Purchaser in lieu of such Purchaser. In the event that such Substitute Purchaser is so substituted as a Purchaser hereunder and such Substitute Purchaser thereafter transfers to such Purchaser all of the Notes then held by such Substitute Purchaser, upon receipt by the Company of notice of such transfer, wherever the word “Purchaser” is used in this Agreement (other than in this Section 21), such word shall no longer be deemed to refer to such

Substitute Purchaser, but shall refer to such Purchaser, and such Purchaser shall have all the rights of an original holder of the Notes under this Agreement.
SECTION 22.MISCELLANEOUS.
Section 1.1Successors and Assigns. All covenants and other agreements contained in this Agreement by or on behalf of any of the parties hereto bind and inure to the benefit of their respective successors and permitted assigns (including, without limitation, any subsequent holder of a Note) whether so expressed or not.
Section 1.2Payments Due on Non-Business Days. Anything in this Agreement or the Notes to the contrary notwithstanding, any payment of principal of or Make-Whole Amount or interest on any Note that is due on a date other than a Business Day shall be made on the next succeeding Business Day without including the additional days elapsed in the computation of the interest payable on such next succeeding Business Day.
Section 1.3Severability. Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall (to the full extent permitted by law) not invalidate or render unenforceable such provision in any other jurisdiction.
Section 1.4Construction. Each covenant contained herein shall be construed (absent express provision to the contrary) as being independent of each other covenant contained herein, so that compliance with any one covenant shall not (absent such an express contrary provision) be deemed to excuse compliance with any other covenant. Where any provision herein refers to action to be taken by any Person, or which such Person is prohibited from taking, such provision shall be applicable whether such action is taken directly or indirectly by such Person.
Section 1.5Counterparts; Electronic Contracting. This Agreement may be executed in any number of counterparts, each of which shall be an original but all of which together shall constitute one instrument. Each counterpart may consist of a number of copies hereof, each signed by less than all, but together signed by all, of the parties hereto. The parties agree to electronic contracting and signatures with respect to this Agreement, each Guaranty Agreement and any other agreement and instrument hereunder (other than the Notes). Delivery of an electronic signature to, or a signed copy of, this Agreement, each Guaranty Agreement and any other agreement or instrument delivered hereunder (other than the Notes) by facsimile, email or other electronic transmission shall be fully binding on the parties to the same extent as the delivery of the signed originals and shall be admissible into evidence for all purposes. Notwithstanding the foregoing, if Prudential or any Purchaser shall request manually signed counterpart signatures to any agreement or instrument hereunder, the Company hereby agrees to use its reasonable endeavors to provide such manually signed signature pages as soon as reasonably practicable.
Section 1.6Governing Law. This Agreement shall be construed and enforced in accordance with, and the rights of the parties shall be governed by, the law of the State of Illinois excluding choice-of-law principles of the law of such State that would permit the application of the laws of a jurisdiction other than such State.
Section 1.7Jurisdiction and Process; Waiver of Jury Trial. (a) The parties hereto irrevocably submit to the non-exclusive jurisdiction of any Illinois State or federal court sitting in the Northern District of Illinois, over any suit, action or proceeding arising out of or relating to this Agreement, any Guaranty Agreement or the Notes. To the fullest extent permitted by applicable law, the parties hereto irrevocably waive and agree not to assert, by way of motion, as a defense or otherwise, any claim that it is not subject to the jurisdiction of any such court, any objection that it may now or hereafter have to the laying of the venue of any such suit, action or proceeding brought in any such court and any claim that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum.
    (b)    The Company agrees, to the fullest extent permitted by applicable law, that a final judgment in any suit, action or proceeding of the nature referred to in Section 22.7(a) brought in any such court shall be conclusive and binding upon it subject to rights of appeal, as the case may be, and may be enforced in the courts of the United States of America or the State of Illinois (or any other courts to the jurisdiction of which it or any of its assets is or may be subject) by a suit upon such judgment.
    (c)    The parties hereto consent to process being served by or on behalf of any other party hereto in any suit, action or proceeding of the nature referred to in Section 22.7(a) by mailing a copy thereof by registered, certified, priority or express mail (or any substantially similar form of mail), postage prepaid, return receipt or delivery confirmation requested, to it at its address specified in Section 18 or at such other address of which such party shall then have been notified pursuant to said Section. The parties hereto agree that such service upon receipt (i) shall be deemed in every respect effective service of process upon it in any such suit, action or proceeding and (ii) shall, to the fullest extent permitted by applicable law, be taken and held to be valid personal service upon and personal delivery to it. Notices hereunder shall be conclusively presumed received as evidenced by a delivery receipt furnished by the United States Postal Service or any reputable commercial delivery service.
    (d)    Nothing in this Section 22.7 shall affect the right of any party hereto to serve process in any manner permitted by law, or limit any right that any party hereto may have to bring proceedings against another party hereto in the courts of any appropriate jurisdiction or to enforce in any lawful manner a judgment obtained in one jurisdiction in any other jurisdiction.
    (e)    The parties hereto waive trial by jury in any action brought on or with respect to this Agreement, the Notes or any other document executed in connection herewith or therewith.

Section 1.8Transaction References. The Company agrees that each of Prudential and Prudential Private Capital may (a) refer to its role in establishing the Facility, as well as the identity of the Company and the maximum aggregate principal amount of the Notes and the date on which this Facility was established, on its internet site, social media channels or in marketing materials, press releases, published “tombstone” announcements or any other print or electronic medium and (b) display the Company’s corporate logo in conjunction with any such reference.

* * * * *

The execution hereof by the Purchasers shall constitute a contract among the Company and Prudential for the uses and purposes hereinabove set forth. This Agreement may be executed in any number of counterparts, each executed counterpart constituting an original but all together only one agreement. This Agreement shall also inure to the benefit of each Purchaser which shall have executed and delivered a Confirmation of Acceptance and each such Purchaser shall be bound by this Agreement to the extent provided in such Confirmation of Acceptance.
Very truly yours,

SCHNEIDER NATIONAL LEASING, INC.

By:    /s/ Denise M. Lukowitz
    Name: Denise M. Lukowitz
    Title: Secretary/Treasurer

Accepted as of the date
first written above.
PGIM, INC.

By:    /s/ Joshua Shipley
    Vice President

PURCHASER SCHEDULE

    Schedule A-1
    (to Private Shelf Agreement)

INFORMATION SCHEDULE
Authorized Officers for Prudential and Prudential Affiliates

Authorized Officers for the Company

    Schedule A-2-2

Defined Terms
Capitalized terms used but not otherwise defined in this Agreement (including this Schedule B) shall have the respective meanings assigned thereto in the Parent Guaranty Agreement.
As used herein, the following terms have the respective meanings set forth below or set forth in the Section hereof following such term:
“Acceptance” is defined in Section 2.1(e).
“Acceptance Day” is defined in Section 2.1(e).
“Acceptance Window” means, with respect to any interest rate quotes provided by Prudential pursuant to Section 2.1(d), the time period after the time Prudential shall have provided such interest rate quotes to the Company designated by Prudential as the time period during which the Company may elect to accept such interest rate quotes. If no such time period is designated by Prudential with respect to any such interest rate quotes, then the Acceptance Window for such interest rate quotes will be 10 minutes after the time Prudential shall have provided such interest rate quotes to the Company.
“Accepted Note” is defined in Section 2.1(e).
“Affiliate” means (i) with respect to any Person, any other Person directly or indirectly controlling, controlled by, or under direct or indirect common control with, such first Person, except a Subsidiary of the Company shall not be an Affiliate of the Company, and (ii) with respect to Prudential, shall include any managed account, investment fund or other vehicle for which Prudential Financial, Inc. or any Affiliate of Prudential Financial, Inc. acts as investment advisor or portfolio manager. A Person shall be deemed to control a corporation or other entity if such Person possesses, directly or indirectly, the power to direct or cause the direction of the management and policies of such corporation or other entity, whether through the ownership of voting securities, by contract or otherwise.
“Agreement” means this Private Shelf Agreement dated as of June 17, 2020 by and among the Company, Prudential and the Purchasers which become parties hereto from time to time, as amended, restated, supplemented or otherwise modified from time to time.
“Authorized Officer” means (i) in the case of the Company, its chief executive officer, its chief financial officer, any other Person authorized by the Company to act on behalf of the Company and designated as an “Authorized Officer” of the Company in the Information Schedule attached hereto or any other Person authorized by the Company to act on behalf of the Company and designated as an “Authorized Officer” of the Company for the purpose of this Agreement in an Officer’s Certificate executed by the Company’s chief executive officer or chief financial officer and delivered to Prudential, and (ii) in the case of Prudential or any Prudential Affiliate, any Person designated as its “Authorized Officer” in the Information Schedule or any Person designated as its “Authorized Officer” for the purpose of this Agreement in a certificate executed by one of Prudential’s Authorized Officers or a lawyer in Prudential’s law department. Any action taken under this Agreement on behalf of the Company by any individual who on or after the date of this Agreement shall have been an Authorized Officer of the Company and whom Prudential or any Prudential Affiliate in good faith believes to be an Authorized Officer of the Company at the time of such action shall be binding on the Company even though such individual shall have ceased to be an Authorized Officer of the Company, and any action taken under this Agreement on behalf of Prudential or any Prudential Affiliate by any individual who on or after the date of this Agreement shall have been an Authorized Officer of Prudential or
Schedule B
(to Private Shelf Agreement)

such Prudential Affiliate and whom the Company in good faith believes to be an Authorized Officer of Prudential or such Prudential Affiliate at the time of such action shall be binding on Prudential or such Prudential Affiliate even though such individual shall have ceased to be an Authorized Officer of Prudential or such Prudential Affiliate.
“Available Facility Amount” is defined in Section 2.1(a).
“Cancellation Date” is defined in Section 2.1(h)(iii).
“Cancellation Fee” is defined in Section 2.1(h)(iii).
“Change in Control” is defined in Section 8.7(h).
“Closing Day” means the Business Day specified for the closing of the purchase and sale of such Accepted Note in the Confirmation of Acceptance of such Accepted Note, provided that (i) if the Company and the Purchaser which is obligated to purchase such Accepted Note agree on an earlier Business Day for such closing, the “Closing Day” for such Accepted Note shall be such earlier Business Day, and (ii) if the closing of the purchase and sale of such Accepted Note is rescheduled pursuant to Section 2.1(g), the Closing Day for such Accepted Note, for all purposes of this Agreement except references to “original Closing Day” in Section 2.1(h)(ii), means the Rescheduled Closing Day with respect to such Accepted Note.
“Company” means Schneider National Leasing, Inc., a Nevada corporation, or any successor that becomes such in the manner prescribed in Section 10.1.
“Confidential Information” is defined in Section 20.
“Control Event” is defined in Section 8.7(i).
“Default” means an event or condition the occurrence or existence of which would, with the lapse of time or cure period or the giving of notice or both, become an Event of Default.
“Default Rate” means with respect to the Notes of any Series, that per annum rate of interest that is the greater of (i) 2.00% above the rate of interest stated in clause (a) of the first paragraph of the Notes of such Series or (ii) 2.00% over the rate of interest publicly announced by The Bank of New York from time to time in New York City as its Prime Rate.
“Delayed Delivery Fee” is defined in Section 2.1(h)(ii).
“Event of Default” is defined in Section 11.
“Exchange Act” means the Securities Exchange Act of 1934, as amended.
“Existing Agreements” means (i) the Credit Agreement dated as of August 6, 2018, between the Company, the Guarantors party thereto, the Lenders party thereto and JPMorgan Chase Bank, N.A., as Administrative Agent, (ii) (a) the Note Purchase Agreement dated as of June 12, 2013, as amended from time to time (the “2013 Note Agreement”), between the Company and the institutional investors named therein, (b) the Guaranty Agreement dated as of even date therewith, as amended from time to time, between the Parent Guarantor and the institutional investors, (c) the Subsidiary Guaranty Agreement dated as of even date therewith, as amended or joined from time to time, by the Subsidiary Guarantors in favor of the institutional investors holding promissory notes of the Company under the 2013 Note Agreement, and (d) any other document, instrument or agreement executed in connection therewith, and (iii) (a) the Note Purchase Agreement dated as of November 10, 2014, as amended from time to time (the “2014

Note Agreement”), between the Company and the institutional investors named therein, (b) the Guaranty Agreement dated as of even date therewith, as amended from time to time, between the Parent Guarantor and the institutional investors, (c) the Subsidiary Guaranty Agreement dated as of even date therewith, as amended or joined from time to time, by the Subsidiary Guarantors in favor of the institutional investors holding promissory notes of the Company under the 2014 Note Agreement, and (d) any other document, instrument or agreement executed in connection therewith.
“Facility” is defined in Section 2.1(a).
“FATCA” means (i) sections 1471 through 1474 of the Code, as of the date of this Agreement (or any amended or successor version that is substantively comparable and not materially more onerous to comply with), together with any current or future regulations or official interpretations thereof, (ii) any treaty, law or regulation of any other jurisdiction, or relating to an intergovernmental agreement between the United States of America and any other jurisdiction, which (in either case) facilitates the implementation of the foregoing clause (i), and (iii) any agreements entered into pursuant to section 1471(b)(1) of the Code.
“Guarantor” means any of the Parent Guarantor or any Subsidiary Guarantor and “Guarantors” means the Parent Guarantor and the Subsidiary Guarantors.
“Guaranty Agreement” means each of the Parent Guaranty Agreement and the Subsidiary Guaranty Agreement and “Guaranty Agreements” means the Parent Guaranty Agreement and the Subsidiary Guaranty Agreement.
“holder” means, with respect to any Note, the Purchaser or Permitted Transferee in whose name such Note is registered in the register maintained by the Company pursuant to Section 13.1, provided, however, that if such Person is a nominee, then for the purposes of Sections 7, 8.7(c), 12, 17.2 and 18 and any related definitions in this Schedule B, “holder” shall mean the beneficial owner of such Note whose name and address appears in such register.
“Hostile Tender Offer” shall mean, with respect to the use of proceeds of any Note, any offer to purchase, or any purchase of, shares of capital stock of any corporation or equity interests in any other entity, or securities convertible into or representing the beneficial ownership of, or rights to acquire, any such shares or equity interests, if such shares, equity interests, securities or rights are of a class which is publicly traded on any securities exchange or in any over-the-counter market, other than purchases of such shares, equity interests, securities or rights representing less than 5% of the equity interests or beneficial ownership of such corporation or other entity for portfolio investment purposes, and such offer or purchase has not been duly approved by the board of directors of such corporation or the equivalent governing body of such other entity prior to the date on which the Company makes the Request for Purchase of such Note.
“INHAM Exemption” is defined in Section 6.2(v).
“Institutional Investor” means (i) any Purchaser so long as such Purchaser shall hold any Note, (ii) any holder of a Note (together with one or more of its affiliates) holding more than $5,000,000 in aggregate principal amount of the Notes then outstanding, (iii) any bank, trust company, savings and loan association or other financial institution, any pension plan, any investment company, any insurance company, any broker or dealer, or any other similar financial institution or entity, regardless of legal form and (iv) any Related Fund of any holder of any Note.
“Issuance Period” is defined in Section 2.1(b).

“Make-Whole Amount” is defined in Section 8.6.
“Maturity Date” with respect to any Note, has the meaning given to the term “Final Maturity Date” in such Note.
“NAIC” means the National Association of Insurance Commissioners.
“NAIC Annual Statement” is defined in Section 6.2(i).
“Notes” is defined in Section 1 and shall include such Notes as amended, restated or otherwise modified from time to time pursuant to Section 17.
“Officer’s Certificate” of any Person means a certificate of a Senior Financial Officer or of any other officer of such Person whose responsibilities extend to the subject matter of such certificate.
“Parent Guarantor” is defined in the introductory paragraph of this Agreement.
“Parent Guaranty Agreement” is defined in Section 2.2.
“Permitted Transferee” means any direct or indirect transferee of all or any part of any Note purchased by any Purchaser under this Agreement, provided that such transferee shall not be a direct competitor of the Parent Guarantor or any of its Subsidiaries.
“property” or “properties” means, unless otherwise specifically limited, real or personal property of any kind, tangible or intangible, choate or inchoate.
“Prudential” is defined in the introduction to this Agreement.
“Prudential Affiliate” means any Affiliate of Prudential.
“Purchaser” means each of the Purchasers of Notes identified in its Confirmation of Acceptance and such Purchaser’s successors and assigns (so long as any such assignment complies with Section 13.2), provided, however, that any Purchaser of a Note that ceases to be the registered holder or a beneficial owner (through a nominee) of such Note as the result of a transfer thereof pursuant to Section 13.2 shall cease to be included within the meaning of “Purchaser” of such Note for the purposes of this Agreement upon such transfer.
“QPAM Exemption” is defined in Section 6.2(iv).
“Qualified Institutional Buyer” means any Person that is a “qualified institutional buyer” within the meaning of such term as set forth in Rule 144A(a)(1) under the Securities Act.
“Related Fund” means, with respect to any holder of any Note, any fund or entity that (i) invests in Securities or bank loans, and (ii) is advised or managed by such holder, the same investment advisor as such holder or by an affiliate of such holder or such investment advisor.
“Request for Purchase” is defined in Section 2.1(c).
“Required Holder(s)” means (i) at any time when no Notes are outstanding, Prudential and (ii) at any time when Notes are outstanding, the holder or holders of more than 50% of the aggregate principal amount of the Notes or of a Series of Notes, as the context may require, from time to time outstanding.

“Rescheduled Closing Day” is defined in Section 2.1(g).
“Senior Financial Officer” means, with respect to any Person, the chief financial officer, principal accounting officer, treasurer or assistant treasurer of such Person.
“Series” is defined in Section 1.
“Significant Subsidiary” means, at any time, a Subsidiary that accounts for more than (i) 5% of the consolidated assets of the Parent Guarantor and its Subsidiaries or (ii) 5% of consolidated revenue of the Parent Guarantor and its Subsidiaries.
“Source” is defined in Section 6.2.
“Structuring Fee” is defined in Section 2.1(h)(i).
“Subsidiary Guaranty Agreement” is defined in Section 2.2.
“Successor Entity” is defined in Section 10.1(b)(i).

[FORM OF NOTE]
THIS NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY APPLICABLE SECURITIES LAWS OF THE STATES OF THE UNITED STATES, AND MAY NOT BE SOLD OR OTHERWISE TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN APPLICABLE EXEMPTION THEREFROM.
SCHNEIDER NATIONAL LEASING, INC.

___% SENIOR SERIES ___ NOTE DUE _____________
No.
ORIGINAL PRINCIPAL AMOUNT:
ORIGINAL ISSUE DATE:
INTEREST RATE:
INTEREST PAYMENT DATES:
FINAL MATURITY DATE:
PRINCIPAL PREPAYMENT DATES AND AMOUNTS:
For Value Received, the undersigned, Schneider National Leasing, Inc., a Nevada corporation (herein called the “Company”), hereby promises to pay to __________________, or registered assigns, the principal sum of _____________ Dollars on [on the Final Maturity Date specified above] [, payable on the Principal Prepayment Dates and in the amounts specified above, and on the Final Maturity Date specified above in an amount equal to the unpaid balance of the principal hereof,] with interest (computed on the basis of a 360-day year—30-day month) (a) on the unpaid balance thereof at the Interest Rate per annum specified above (or, during any period when an Event of Default shall be in existence, at the election of the Required Holder(s) at the Default Rate (as defined below)), from the date hereof, payable on each Interest Payment Date specified above and on the Final Maturity Date specified above, commencing with the Interest Payment Date next succeeding the date hereof, until the principal hereof shall have become due and payable, and (b) on any overdue payment (including any overdue prepayment) of principal, any overdue payment of Make-Whole Amount and, to the extent permitted by applicable law, any overdue payment of interest, payable on each Interest Payment Date as aforesaid (or, at the option of the registered holder hereof, on demand), at a rate per annum from time to time equal to the Default Rate. The “Default Rate” means a rate per annum from time to time equal to the greater of (i) 2.00% over the Interest Rate specified above or (ii) 2.00% over the rate of interest publicly announced by Bank of America, N.A. from time to time in Chicago, Illinois as its “base” or “prime” rate.
Payments of principal of, interest on and any Make-Whole Amount payable with respect to this Note are to be made at the main office of Bank of America, N.A. in Chicago, Illinois or at such other place as the holder hereof shall designate to the Company in writing, in lawful money of the United States of America.
This Note is one of a series of Senior Notes (herein called the “Notes”) issued pursuant to a Private Shelf Agreement, dated as of June 17, 2020 (herein called the “Agreement”), between the Company, on the one hand, and PGIM, Inc., and each Prudential Affiliate which becomes party thereto, on the other hand, and is entitled to the benefits thereof. Each holder of this Note will be deemed, by its acceptance hereof, (i) to have agreed to the confidentiality provisions set forth in Section 20 of the Note Purchase Agreement and (ii) to have made the representations set forth in Sections 6.1 and 6.2 of the Note Purchase Agreement. Unless otherwise indicated, capitalized terms used in this Note shall have the respective meanings ascribed to such terms in the Note Purchase Agreement.
Exhibit 1
(to Private Shelf Agreement)

This Note is a registered Note and, as provided in the Agreement, upon surrender of this Note for registration of transfer, duly endorsed, or accompanied by a written instrument of transfer duly executed, by the registered holder hereof or such holder’s attorney duly authorized in writing, a new Note for a like principal amount will be issued to, and registered in the name of, the transferee. Prior to due presentment for registration of transfer, the Company may treat the person in whose name this Note is registered as the owner hereof for the purpose of receiving payment and for all other purposes, and the Company shall not be affected by any notice to the contrary.
Pursuant to a Guaranty Agreement (as from time to time amended, the “Parent Guaranty Agreement”) and a Subsidiary Guaranty Agreement (as from time to time amended, the “Subsidiary Guaranty Agreement,” and together with the Parent Guaranty Agreement, the “Guaranty Agreements”), each dated as of even date with the Note Purchase Agreement, Schneider National, Inc., a Wisconsin corporation, and certain of its Subsidiaries, respectively, have absolutely and unconditionally guaranteed payment in full of the principal of, Make-Whole Amount, if any, and interest on this Note and the performance of the Company of all of its obligations contained in the Note Purchase Agreement all as more fully set forth in said Guaranty Agreements.
[The Company agrees to make required prepayments of principal on the dates and in the amounts specified above or in the Agreement.] [This Note is [also] subject to optional prepayment, in whole or from time to time in part, on the terms specified in the Agreement.]
In case an Event of Default shall occur and be continuing, the principal of this Note may be declared or otherwise become due and payable in the manner and with the effect provided in the Agreement.
Capitalized terms used herein which are defined in the Agreement and not otherwise defined herein shall have the meanings as defined in the Agreement.
THIS NOTE IS INTENDED TO BE PERFORMED IN THE STATE OF ILLINOIS AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE LAW OF SUCH STATE (EXCLUDING ANY CONFLICTS OF LAW RULES WHICH WOULD OTHERWISE CAUSE THIS NOTE TO BE CONSTRUED OR ENFORCED IN ACCORDANCE WITH THE LAWS OF ANY OTHER JURISDICTION).
SCHNEIDER NATIONAL LEASING, INC.

By:
Name:
Title:
E-1-2

[FORM OF REQUEST FOR PURCHASE]

SCHNEIDER NATIONAL LEASING, INC.
Reference is made to the Private Shelf Agreement (the “Agreement”), dated as of June 17, 2020, between Schneider National Leasing, Inc. (the “Company”), on the one hand, and PGIM, Inc. (“Prudential”), Inc. and each Prudential Affiliate which becomes party thereto, on the other hand. Capitalized terms used and not otherwise defined herein shall have the respective meanings specified in the Agreement.
Pursuant to Section 2.1(c) of the Agreement, the Company hereby makes the following Request for Purchase:
1.    Aggregate principal amount of the Notes covered hereby (the “Notes”) $__________1
2.    Individual specifications of the Notes:
        Principal
    Final    Prepayment    Interest
Principal    Maturity    Dates and    Payment
Amount    Date    Amounts    Period2

3.    Use of proceeds of the Notes:
4.    Proposed day for the closing of the purchase and sale of the Notes:
5.    The purchase price of the Notes is to be transferred to:
Name, Address
and ABA Routing    Number of
Number of Bank    Account
6.    The Company certifies (a) that the representations and warranties contained in Section 5 of the Agreement are true on and as of the date of this Request for Purchase, (b) that there exists on the date of this Request for Purchase no Event of Default or Default, and (c) the proceeds of the sale of the Notes will not be used for the purpose of financing a Hostile Tender Offer.
7.    The Parent Guarantor certifies (a) that the representations and warranties contained in Section 5 of the Parent Guaranty Agreement are true on and as of the date of this Request for Purchase, [and] (b) that there exists on the date of this Request for Purchase no Event of Default or Default[, [and] (c) Schedule 5.3 of the Guaranty Agreement is hereby amended and restated as set forth on Schedule 5.3 hereto][, [and] Schedule 5.4 of the Agreement is hereby amended and restated as set forth on Schedule 5.4 hereto].
Dated:
1 Minimum principal amount of $10,000,000
2 Specify quarterly or semi-annually.
Exhibit 2
(to Private Shelf Agreement)

SCHNEIDER NATIONAL LEASING, INC.

By:
    Authorized Officer
SCHNEIDER NATIONAL, INC.

By:
    Authorized Officer
E-2-2

[FORM OF CONFIRMATION OF ACCEPTANCE]

SCHNEIDER NATIONAL LEASING, INC.
Reference is made to the Private Shelf Agreement (the “Agreement”), dated as of June 17, 2020 between Schneider National Leasing, Inc. (the “Company”), on the one hand, and PGIM, Inc. (“Prudential”), and each Prudential Affiliate which becomes party thereto, on the other hand. All terms used herein that are defined in the Agreement have the respective meanings specified in the Agreement.
Prudential or the Prudential Affiliate which is named below as a Purchaser of Notes hereby confirms the representations as to such Notes set forth in Section 6 of the Agreement, and agrees to be bound by the provisions of Sections 2.1(e) and 2.1(g) of the Agreement relating to the purchase and sale of such Notes, by the provisions of the penultimate sentence of Section 14.2 of the Agreement and by the other provisions of the Agreement applicable to the Purchasers or the holders of the Notes, all of which representations and provisions are incorporated by reference herein as though set forth fully herein.
Pursuant to Section 2.1(e) of the Agreement, an Acceptance with respect to the following Accepted Notes is hereby confirmed:
I.    Accepted Notes: Aggregate principal amount $__________________
    (A)    (a) Name of Purchaser:
        (b) Principal amount:3
        (c) Final maturity date:
        (d) Principal prepayment dates and amounts:
        (e) Interest rate:
        (f) Interest payment period:
        (g) Payment and notice instructions: As set forth on attached Purchaser Schedule
    (B)    (a) Name of Purchaser:
        (b) Principal amount:1
        (c) Final maturity date:
        (d) Principal prepayment dates and amounts:
        (e) Interest rate:
        (f) Interest payment period:
        (g) Payment and notice instructions: As set forth on attached Purchaser Schedule
    [(C), (D)    same information as above.]
II.    Closing Day:
Dated:
3 Minimum principal amount of $1,000,000
Exhibit 3
(to Private Shelf Agreement)

SCHNEIDER NATIONAL LEASING, INC.

By:
    Title:
SCHNEIDER NATIONAL, INC.

By:
    Title:
[PRUDENTIAL AFFILIATE]

By:
    Vice President
E-3-2

Form of Parent Guaranty Agreement

(see attached)
Exhibit 4.4
(to Private Shelf Agreement)

SCHNEIDER NATIONAL, INC.

GUARANTY AGREEMENT

regarding
Private Shelf Agreement
and all Notes outstanding thereunder

Issued by Schneider National Leasing, Inc.

Dated as of June 17, 2020

Page

-i-

(continued)
Page

-ii-

Schedule 5.3        —    Disclosure Documents
Schedule 5.4        —    Subsidiaries of the Guarantor; Ownership of Subsidiary             Stock; Affiliates; Directors and Senior Officers
Schedule 5.7        —    Government Authorizations
Schedule 5.15        —    Existing Debt, Future Liens
Schedule 5.19        —    Private Placements

-iii-

GUARANTY AGREEMENT
This Guaranty Agreement, dated as of June 17, 2020 (as amended, restated, reaffirmed, supplemented or otherwise modified from time to time, this “Guaranty Agreement”), is made by Schneider National, Inc., a Wisconsin corporation (together with any successor thereto that becomes a party hereto pursuant to Section 8.6, the “Guarantor”), in favor of each “holder” (as defined below).
PRELIMINARY STATEMENT:
A.    Schneider National Leasing, Inc., a Nevada corporation (the “Company”), is a Wholly-Owned Subsidiary of the Guarantor.
B.    The Company and PGIM, Inc. (“Prudential”) have or are about to enter into a Private Shelf Agreement dated as of June 17, 2020 (as such agreement may be amended, restated, supplemented or otherwise modified from time to time, the “Note Agreement”), pursuant to which, subject to the terms and conditions of such Note Agreement, the Company and Prudential are entering into an uncommitted private shelf facility pursuant to which, and subject to the terms and conditions thereof, the Company may from time to time issue, and certain Prudential Affiliates (as defined in the Note Agreement) (hereinafter sometimes collectively referred to as the “Purchasers”) may from time to time purchase, the Senior Notes (such notes, and any notes issued in replacement, substitution or exchange therefor, being hereinafter collectively referred to as the “Notes”) of the Company.
C.    A condition, among others, to the agreement of the Purchasers to purchase the Notes under the Note Agreement is that Guarantor execute and deliver this Guaranty Agreement for the benefit of the holders.
NOW, THEREFORE, in order to induce, and in consideration of, the execution and delivery of the Note Agreement and the purchase of the Notes by the Purchasers, the Guarantor hereby covenants and agrees with, and represents and warrants to, each of the Purchasers as follows:
SECTION 1.THE GUARANTY.
The Guarantor hereby irrevocably and unconditionally guarantees to the Purchasers and each holder the due and punctual payment in full of (a) the principal of, Make-Whole Amount, if any, and interest on, and any other amounts due under, the Notes when and as the same shall become due and payable (whether at stated maturity or by required or optional prepayment or repurchase or by acceleration or otherwise) and (b) any other sums which may become due under the terms and provisions of the Note Agreement and the Notes (all such obligations described in clauses (a) and (b) above are herein called the “Guaranteed Obligations”). The guaranty in the preceding sentence is an absolute, present and continuing guaranty of payment and performance and not of collectability and is in no way conditional or contingent upon any attempt to collect from the Company, any Subsidiary Guarantor, or any other Person or upon any other action, occurrence or circumstance whatsoever. In the event that the Company shall fail so to pay any of such Guaranteed Obligations, the Guarantor agrees to pay the same when due to the holders entitled thereto, without demand, presentment, protest or notice of any kind, in lawful money of the United States of America, at the place for payment specified in the Notes and the Note Agreement. Each default in payment of the principal of, Make-Whole Amount, if any, or interest on, or any other amount due under, the Notes shall give rise to a separate cause of action hereunder and separate suits may be brought hereunder as each cause of action arises. The Guarantor hereby agrees that the Notes issued in connection with the Note Agreement make reference to this Guaranty Agreement.

The Guarantor hereby agrees to pay and to indemnify and save the holders harmless from and against any damage, loss, cost or expense (including reasonable attorneys’ fees) which such holder may incur or be subject to as a consequence, direct or indirect, of (a) any breach by the Guarantor or by the Company of any warranty, covenant, term or condition in, or the occurrence of any default under, this Guaranty Agreement, the Notes or the Note Agreement, together with all expenses resulting from the compromise or defense of any claims or liabilities arising as a result of any such breach or default, and (b) any legal action commenced to challenge the validity or enforceability of this Guaranty Agreement, the Notes or the Note Agreement.
SECTION 2.OBLIGATIONS ABSOLUTE.
The obligations of the Guarantor hereunder shall be primary, absolute, irrevocable and unconditional, irrespective of the validity, regularity or enforceability of the Notes or of the Note Agreement, shall not be subject to any counterclaim, setoff, deduction or defense based upon any claim the Guarantor may have against the Company, any Subsidiary Guarantor or any holder or otherwise, and shall remain in full force and effect without regard to, and shall not be released, discharged or in any way affected by, any circumstance or condition whatsoever (whether or not the Guarantor shall have any knowledge or notice thereof), including, without limitation: (a) any modification or amendment of or supplement to the Note Agreement, the Notes or any other instrument referred to therein (except that the obligations of the Guarantor hereunder shall apply to the Note Agreement, the Notes or such other instruments as so amended, modified or supplemented) or any assignment or transfer of any thereof or of any interest therein, or any furnishing, acceptance or release of any security for the Notes; (b) any waiver, consent, extension, indulgence or other action or inaction under or in respect of the Notes or in respect of the Note Agreement; (c) any bankruptcy, insolvency, readjustment, composition, liquidation or similar proceeding with respect to the Company or its property; (d) any merger, amalgamation or consolidation of the Guarantor or of the Company into or with any other corporation or any sale, lease or transfer of any or all of the assets of the Guarantor or of the Company to any Person; (e) any failure on the part of the Company for any reason to comply with or perform any of the terms of any other agreement with the Guarantor; or (f) any other circumstance which might otherwise constitute a legal or equitable discharge or defense of a guarantor. The Guarantor covenants that its obligations hereunder will not be discharged except by indefeasible payment in full of all of the Guaranteed Obligations.
SECTION 3.WAIVER AND AUTHORIZATION.
Section 1.1Waiver. The Guarantor hereby waives, for the benefit of each holder:
(a)any right to require any holder, as a condition of payment or performance by the Guarantor, to (i) proceed against the Company, any other guarantor of the Guaranteed Obligations or any other Person, (ii) proceed against or exhaust any security held from the Company, the Guarantor, any other guarantor of the Guaranteed Obligations or any other Person, or (iii) pursue any other remedy available to any holder whatsoever;
(b)any defense arising by reason of the incapacity, lack of authority or any disability or other defense of the Company including, without limitation, any defense based on or arising out of the lack of validity or the unenforceability of the Guaranteed Obligations or any agreement or instrument relating thereto or by reason of the cessation of the liability of the Company from any cause other than indefeasible payment in full of the Guaranteed Obligations;

(c)any defense based upon any statute or rule of law which provides that the obligation of a surety must be neither larger in amount nor in other respects more burdensome than that of the principal;
(d)any defense based upon errors or omissions of any holder in the administration of the Guaranteed Obligations, except behavior which amounts to bad faith;
(e)(i) any principles or provisions of law, statutory or otherwise, which are or might be in conflict with the terms of this Guaranty Agreement and any legal or equitable discharge of the Guarantor’s obligations hereunder, (ii) the benefit of any statute of limitations affecting the Guarantor’s liability hereunder or the enforcement hereof, (iii) any rights to set-offs, recoupments and counterclaims, and (iv) promptness, diligence and any requirement that any holder protect, secure, perfect or insure any security interest or lien or any property subject thereto;
(f)notices, demands, presentments, protests, notices of protest, notices of dishonor and notices of any action or inaction, including acceptance of this Guaranty Agreement, notices of default under the Note Agreement or any agreement or instrument related thereto, notices of any renewal, extension or modification of the Guaranteed Obligations or any agreement related thereto, notices of assignment, sale or other transfer of any Note to a Transferee, notices of any extension of credit to the Company and notices of any of the matters referred to in Section 2 and any right to consent to any thereof;
(g)to the fullest extent permitted by law, any defenses or benefits that may be derived from or afforded by law which limit the liability of or exonerate guarantors or sureties, or which may conflict with the terms of this Guaranty Agreement; and
(h)(i) all rights of subrogation which it may at any time have as a result of this Guaranty Agreement (whether statutory or otherwise) to the claims of the holders against the Company or any other guarantor of the Guaranteed Obligations (each referred to herein as the “Other Party”) and all contractual, statutory or common law rights of reimbursement, contribution or indemnity from the Company or any Other Party which it may at any time otherwise have as a result of this Guaranty Agreement; and (ii) any right to enforce any other remedy which the holders now have or may hereafter have against the Company or any Other Party, any endorser or any other guarantor of all or any part of the Guaranteed Obligations.
Section 1.2Obligations Unimpaired. The Guarantor authorizes the holders of the Notes, without notice or demand to the Guarantor and without affecting its obligations hereunder, from time to time (a) to renew, compromise, extend, accelerate or otherwise change the time for payment of, or otherwise change the terms of, all or any part of the Notes, the Note Agreement or any other instrument referred to therein, (b) to take and hold security for the payment of the Notes, for the performance of this Guaranty Agreement or otherwise for the obligations guaranteed hereby and to exchange, enforce, waive and release any such security, (c) to apply any such security and to direct the order or manner of sale thereof as they in their sole discretion may determine; (d) to obtain additional or substitute endorsers or guarantors; (e) to exercise or refrain from exercising any rights against the Company and others; and (f) to apply any sums, by whomsoever paid or however realized, to the payment of the principal of, Make-Whole Amount, if any, and interest on the Notes and any other Guaranteed Obligation hereunder. The Guarantor waives any right to require the holders to proceed against any additional or substitute endorsers or guarantors or to pursue or exhaust any security provided by the Company, the Guarantor or any other Person or to pursue any other remedy available to such holders.
SECTION 4.REINSTATEMENT AND RANK.
Section 1.1Reinstatement of Guaranty. The obligations of the Guarantor under this Guaranty Agreement shall be automatically reinstated if and to the extent that for any reason any payment by or on behalf of any Person in respect of the Guaranteed Obligations is rescinded or must be otherwise restored by any holder of the Guaranteed Obligations, whether as a result of any proceedings in bankruptcy or reorganization or otherwise. If an event permitting the acceleration of the maturity of the principal amount of the Notes shall at any time have occurred and be continuing and such acceleration shall at such time be prevented or the right of any holder to receive any payment under any Note shall at such time be delayed or otherwise affected by reason of the pendency against the Company, the Guarantor or any other guarantor of a case or proceeding under a bankruptcy or insolvency law, the Guarantor agrees that, for purposes of this Guaranty Agreement and its obligations hereunder, the maturity of such principal amount shall be deemed to have been accelerated with the same effect as if the holders had accelerated the same in accordance with the terms of the Note Agreement, and the Guarantor shall forthwith pay such accelerated principal amount, accrued interest and Make-Whole Amount, if any, thereon and any other Guaranteed Obligations hereunder.
Section 1.2Rank of Guaranty. The Guarantor agrees that its obligations under this Guaranty Agreement shall rank at least pari passu with all other unsecured Senior Debt of the Guarantor now or hereafter existing.
SECTION 5.REPRESENTATIONS AND WARRANTIES OF THE GUARANTOR.
The Guarantor represents and warrants to Prudential and each Purchaser that:
Section 1.1Organization; Power and Authority. The Guarantor is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation, and is duly qualified as a foreign corporation and is in good standing in each jurisdiction in which such qualification is required by law, other than those jurisdictions as to which the failure to be so qualified or in good standing could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. The Guarantor has the corporate power and authority to own or hold under lease the properties it purports to own or hold under lease, to transact the business it transacts and proposes to transact, to execute and deliver this Guaranty Agreement and to perform the provisions hereof.
Section 1.2Authorization, Etc. This Guaranty Agreement has been duly authorized by all necessary corporate action on the part of the Guarantor, and constitutes the legal, valid and binding obligation of the Guarantor enforceable against the Guarantor in accordance with its terms, except as such enforceability may be limited by (a) applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors’ rights generally and (b) general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).
Section 1.3Disclosure. This Guaranty Agreement, the Note Agreement, the applicable Request for Purchase and Confirmation of Acceptance delivered in accordance with Sections 2.1(c) and (e) of the Note Agreement, the financial statements, documents, certificates or other writings delivered to Prudential and the Purchasers by or on behalf of the Guarantor prior to the applicable Acceptance Day with respect to any Notes in connection with the transactions contemplated hereby and by the Note Agreement (including the documents and information delivered in accordance with Sections 6.1, 6.2 and 6.4 of this Guaranty Agreement), together with such other information identified in Schedule 5.3 (as such Schedule 5.3 may be updated by the Guarantor pursuant to a Request for Purchase delivered pursuant to Section 2.1(c) of the Note Agreement) (this Guaranty Agreement, the Note Agreement, the applicable Request for Purchase and Confirmation of Acceptance and such documents, certificates or other writings and such financial statements delivered to Prudential and each Purchaser being referred to, collectively, as the “Disclosure Documents”), taken as a whole, do not contain any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein not misleading in light of the circumstances under which they were made. Except as disclosed in the Disclosure Documents, since December 31, 2019, there has been no change in the financial condition, operations, business, properties or prospects of the Guarantor or any Subsidiary except changes that could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect since the end of the most recent fiscal year for which audited financial statements had been furnished to Prudential at the time of the execution of this Guaranty Agreement by Prudential (in the case of the making of this representation at the time of the execution of this Guaranty Agreement), or, in the case of the making of this representation with respect to the issuance of a Series of Notes, since the end of the most recent fiscal year for which audited financial statements described in Section 6.1(b) had been provided to Prudential prior to the time Prudential provided the interest rate quote to the Company pursuant to Section 2.2(d) of the Note Agreement with respect to such Series of Notes. There is no fact known to the Guarantor that could reasonably be expected to have a Material Adverse Effect that has not been set forth herein or in the Disclosure Documents.
Section 1.4Organization and Ownership of Shares of Subsidiaries; Affiliates.
    (a) Schedule 5.4 contains (except as noted therein) a complete and correct list as of the date of this Guaranty Agreement of (i) the Guarantors’ Subsidiaries, showing, as to each Subsidiary, the name thereof, the jurisdiction of its organization, and the percentage of shares of each class of its capital stock or similar equity interests outstanding owned by the Guarantor and each other Subsidiary, (ii) the Guarantor’s Affiliates, other than Subsidiaries, and (iii) the Guarantor’s directors and senior officers.
    (b)    All of the outstanding shares of capital stock or similar equity interests of each Subsidiary shown in Schedule 5.4 as being owned by the Guarantor and its Subsidiaries have been validly issued, are fully paid and non-assessable, and are owned by the Guarantor or another Subsidiary free and clear of any Lien that is prohibited by this Guaranty Agreement.
    (c)    Each Subsidiary is a corporation or other legal entity duly organized, validly existing and, where applicable, in good standing under the laws of its jurisdiction of organization, and is duly qualified as a foreign corporation or other legal entity and, where applicable, is in good standing in each jurisdiction in which such qualification is required by law, other than those jurisdictions as to which the failure to be so qualified or in good standing could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. Each such Subsidiary has the corporate or other power and authority to own or hold under lease the properties it purports to own or hold under lease and to transact the business it transacts and proposes to transact.
    (d)    No Subsidiary is subject to any legal, regulatory or contractual restriction (other than the agreements described on Schedule 5.4 and customary limitations imposed by corporate law or similar statutes) restricting the ability of such Subsidiary to pay dividends out of profits or make any other similar distributions to the Guarantor or any of its Subsidiaries that owns outstanding shares of capital stock or similar equity interests of such Subsidiary.
Section 1.5Financial Statements; Material Liabilities. The Guarantor has delivered to each Purchaser copies of the following financial statements, identified by a Senior Financial

Officer: (a) consolidated balance sheets of the Guarantor and its Subsidiaries as of the last day of the fiscal year in each of the three fiscal years of the Guarantor most recently completed prior to the date as of which this representation is made or repeated to Prudential or such Purchaser (other than fiscal years completed within 120 days prior to such date for which audited financial statements have not been released) and consolidated statements of income and cash flows and a consolidated statement of shareholders’ equity of the Guarantor and its Subsidiaries for each such year, all reported on by an independent certified public accounting firm of nationally recognized standing and (b) consolidated and consolidating balance sheets of the Guarantor and its Subsidiaries as at the end of the quarterly period (if any) most recently completed prior to such date and after the end of such fiscal year (other than quarterly periods completed within 45 days prior to such date for which financial statements have not been released) and the comparable quarterly period in the preceding fiscal year and consolidated statements of income and cash flows and a consolidated statement of shareholders’ equity for the periods from the beginning of the fiscal years in which such quarterly periods are included to the end of such quarterly periods, prepared by the Guarantor. All of said financial statements (including in each case the related schedules and notes) fairly present in all material respects the consolidated financial position of the Guarantor and its Subsidiaries as of the respective dates specified in such Schedule and the consolidated results of their operations and cash flows for the respective periods so specified and have been prepared in accordance with GAAP consistently applied throughout the periods involved except as set forth in the notes thereto (subject, in the case of any interim financial statements, to normal year-end adjustments). The Guarantor and its Subsidiaries do not have any Material liabilities that are not disclosed on such financial statements or otherwise disclosed in the Disclosure Documents.
Section 1.6Compliance with Laws, Other Instruments, Etc. The execution, delivery and performance by the Guarantor of this Guaranty Agreement will not (a) contravene, result in any breach of, or constitute a default under, or result in the creation of any Lien in respect of any property of the Guarantor or any Subsidiary under, any indenture, mortgage, deed of trust, loan, purchase or credit agreement, lease, corporate charter, bylaws, or similar organizational and governing instruments, shareholders agreement or any other agreement or instrument to which the Guarantor or any Subsidiary is bound or by which the Guarantor or any Subsidiary or any of their respective properties may be bound or affected, (b) conflict with or result in a breach of any of the terms, conditions or provisions of any order, judgment, decree or ruling of any court, arbitrator or Governmental Authority applicable to the Guarantor or any Subsidiary or (c) violate any provision of any statute or other rule or regulation of any Governmental Authority applicable to the Guarantor or any Subsidiary.
Section 1.7Governmental Authorizations, Etc. No consent, approval or authorization of, or registration, filing or declaration with, any Governmental Authority is required in connection with the execution, delivery or performance by the Guarantor of this Guaranty Agreement, except for those that have been obtained or made and are described on Schedule 5.7.
Section 1.8Litigation; Observance of Agreements, Statutes and Orders.
(a)    There are no actions, suits or proceedings pending or, to the best knowledge of the Guarantor, threatened against or affecting the Guarantor or any Subsidiary or any property of the Guarantor or any Subsidiary in any court or before any arbitrator of any kind or before or by any Governmental Authority that could, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect; and
(b)    Neither the Guarantor nor any Subsidiary is (i) in default under any agreement or instrument to which it is a party or by which it is bound, (ii) in violation of any order, judgment, decree or ruling of any court, arbitrator or Governmental Authority, or (iii) in violation of any applicable law, ordinance, rule or regulation of any Governmental Authority (including, without limitation, Environmental Laws, the USA PATRIOT Act or any of the other laws and regulations that are referred to in Section 5.16), which default or violation could, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.
Section 1.9Taxes. The Guarantor and its Subsidiaries have filed all tax returns that are required to have been filed in any jurisdiction, and have paid all taxes shown to be due and payable on such returns and all other taxes and assessments levied upon them or their properties, assets, income or franchises, to the extent such taxes and assessments have become due and payable and before they have become delinquent, except for any taxes and assessments (a) the amount of which, individually or in the aggregate, is not Material or (b) the amount, applicability or validity of which is currently being contested in good faith by appropriate proceedings and with respect to which the Guarantor or a Subsidiary, as the case may be, has established adequate reserves in accordance with GAAP. The Guarantor knows of no basis for any other tax or assessment that could, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. The charges, accruals and reserves on the books of the Guarantor and its Subsidiaries in respect of U.S. federal, state or other taxes for all fiscal periods are adequate. The U.S. federal income tax liabilities of the Guarantor and its Subsidiaries have been finally determined (whether by reason of completed audits or the statute of limitations having run) and paid for all fiscal years up to and including the fiscal year ended December 31, 2015.
Section 1.10Title to Property; Leases. The Guarantor and its Subsidiaries have good and sufficient title to their respective properties that individually or in the aggregate are Material, including all such properties reflected in the most recent audited balance sheet referred to in Section 5.5 or purported to have been acquired by the Guarantor or any Subsidiary after said date (except as sold or otherwise disposed of in the ordinary course of business), in each case free and clear of Liens prohibited by this Guaranty Agreement. All leases that individually or in the aggregate are Material are valid and subsisting and are in full force and effect in all material respects.
Section 1.11Licenses, Permits, Etc.
(a)The Guarantor and its Subsidiaries own or possess all licenses, permits, franchises, authorizations, patents, copyrights, proprietary software, service marks, trademarks and trade names, or rights thereto, that individually or in the aggregate are Material, without known conflict with the rights of others.
(b)To the knowledge of the Guarantor, no product or service of the Guarantor or any Subsidiary infringes in any material respect any license, permit, franchise, authorization, patent, copyright, proprietary software, service mark, trademark, trade name or other right owned by any other Person.
(c)To the knowledge of the Guarantor, there is no Material violation by any Person of any right of the Guarantor or any of its Subsidiaries with respect to any patent, copyright, proprietary software, service mark, trademark, trade name or other right owned or used by the Guarantor or any of its Subsidiaries.
Section 1.12Compliance with ERISA.
(a)    The Guarantor and each ERISA Affiliate have operated and administered each Plan in compliance with all applicable laws except for such instances of noncompliance as have not resulted in and could not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect. Neither the Guarantor nor any ERISA Affiliate has incurred any liability pursuant to Title I or IV of ERISA or the penalty or excise tax provisions of the Code relating to employee benefit plans (as defined in section 3 of ERISA), and no event, transaction or condition has occurred or exists that could reasonably be expected to result in the incurrence of any such liability by the Guarantor or any ERISA Affiliate, or in the imposition of any Lien on any of the rights, properties or assets of the Guarantor or any ERISA Affiliate, in either case pursuant to Title I or IV of ERISA or to section 430(k) of the Code or to any such penalty or excise tax provisions under the Code or U.S. federal law or section 4068 of ERISA or by the granting of a security interest in connection with the amendment of a Plan, other than such liabilities or Liens as would not be individually or in the aggregate Material;
(b)    The present value of the aggregate benefit liabilities under each of the Plans (other than Multiemployer Plans), determined as of the end of such Plan’s most recently ended plan year on the basis of the actuarial assumptions specified for funding purposes in such Plan’s most recent actuarial valuation report, did not exceed the aggregate current value of the assets of such Plan allocable to such benefit liabilities. The term “benefit liabilities” has the meaning specified in section 4001 of ERISA and the terms “current value” and “present value” have the meaning specified in section 3 of ERISA;
(c)    The Guarantor and its ERISA Affiliates have not incurred withdrawal liabilities (and are not subject to contingent withdrawal liabilities) under section 4201 or 4204 of ERISA in respect of Multiemployer Plans that individually or in the aggregate could have a Material Adverse Effect;
(d)    The expected post-retirement benefit obligation (determined as of the last day of the Guarantor’s most recently ended fiscal year in accordance with Financial Accounting Standards Board Accounting Codification Topic 715-60, without regard to liabilities attributable to continuation coverage mandated by section 4980B of the Code) of the Guarantor and its Subsidiaries is not Material; and
(e)    The execution and delivery of this Guaranty Agreement will not constitute a transaction that is subject to the prohibitions of section 406 of ERISA or in connection with which a tax could be imposed pursuant to section 4975(c)(1)(A)-(D) of the Code. The representation by the Guarantor in the first sentence of this Section 5.12(e) is made in reliance upon and subject to the accuracy of each Purchaser’s representation in Section 6.2 of the Note Agreement as to the sources of the funds used to pay the purchase price of the Notes to be purchased by such Purchaser.
Section 1.13Private Offering. Neither the Guarantor nor the Company nor anyone acting under their direction has offered the Notes, this Guaranty Agreement, the Subsidiary Guaranty Agreement or any similar securities for sale to, or solicited any offer to buy any of the same from, or otherwise approached or negotiated in respect thereof with, any Person other than the Purchasers, each of which has been offered the Notes, this Guaranty Agreement and the Subsidiary Guaranty Agreement at a private sale for investment. Neither the Guarantor nor the Company nor anyone acting on its or their behalf has taken, or will take, any action that would subject the issuance or sale of the Notes or the issuance and delivery of this Guaranty Agreement or the Subsidiary Guaranty Agreement to the registration requirements of section 5 of the Securities Act or to the registration requirements of any securities or blue sky laws of any applicable jurisdiction.
Section 1.14Use of Proceeds; Margin Regulations. Proceeds of the sale of the Notes will be used as set forth in the applicable Request for Purchase. No part of the proceeds from the sale of the Notes under the Note Agreement will be used, directly or indirectly, for the purpose of buying or carrying any margin stock within the meaning of Regulation U of the Board of Governors of the Federal Reserve System (12 CFR 221), or for the purpose of buying or carrying or trading in any securities under such circumstances as to involve the Guarantor in a violation of Regulation X of said Board (12 CFR 224) or to involve any broker or dealer in a violation of Regulation T of said Board (12 CFR 220). Margin stock does not constitute more than 2% of the value of the consolidated assets of the Guarantor and its Subsidiaries and the Guarantor does not have any present intention that margin stock will constitute more than 2% of the value of such assets. As used in this Section 5.14, the terms “margin stock” and “purpose of buying or carrying” and “directly or indirectly” shall have the meanings assigned to them in said Regulation U.
Section 1.15Existing Debt, Future Liens.
(a)Schedule 5.15 sets forth a complete and correct list of all outstanding Debt of the Guarantor and its Subsidiaries as of May 31, 2020 (including descriptions of the obligors and obligees and principal amounts outstanding), and other than increases or decreases in the aggregate amount of revolving credit indebtedness of the Guarantor and its Subsidiaries outstanding from time to time in the ordinary course of business or scheduled amortization payments in respect of any such Debt set forth in Schedule 5.15, there has been no Material change in the amounts, interest rates, sinking funds, installment payments or maturities of the Debt of the Guarantor or its Subsidiaries since such date other than as set forth in any updated Schedule 5.15 delivered pursuant to a Request for Purchase. Neither the Guarantor nor any Subsidiary is in default and no waiver of default is currently in effect, in the payment of any principal or interest on any Debt of the Guarantor or such Subsidiary, and no event or condition exists with respect to any Debt of the Guarantor or any Subsidiary, that would permit (or that with notice or the lapse of time, or both, would permit) one or more Persons to cause such Debt to become due and payable before its stated maturity or before its regularly scheduled dates of payment.
(b)Except as disclosed in Schedule 5.15, neither the Guarantor nor any Subsidiary has agreed or consented to cause or permit any of its property, whether now owned or hereafter acquired, to be subject to a Lien that secures Debt or to cause or permit in the future (upon the happening of a contingency or otherwise) any of its property, whether now owned or hereafter acquired, to be subject to a Lien not permitted by Section 8.3.
(c)Neither the Guarantor nor any Subsidiary is a party to, or otherwise subject to any provision contained in, any instrument evidencing Debt of the Guarantor or such Subsidiary, any agreement relating thereto or any other agreement (including, but not limited to, its charter or any other organizational document) that limits the amount of, or otherwise imposes restrictions on the incurring of, Debt of the Guarantor, the Subsidiary Guarantors or the Company, except as disclosed in Schedule 5.15.
Section 1.16Foreign Assets Control Regulations, Etc.
(a)    Neither the Guarantor nor any Controlled Entity (i) is a Blocked Person, (ii) has been notified that its name appears or may in the future appear on a State Sanctions List or (iii) is a target of sanctions that have been imposed by the United Nations or the European Union.
(b)    Neither the Guarantor nor any Controlled Entity (i) has violated, been found in violation of, or been charged or convicted under, any applicable U.S. Economic

Sanctions Laws, Anti-Money Laundering Laws or Anti-Corruption Laws or (ii) to the Guarantor’s knowledge, is under investigation by any Governmental Authority for possible violation of any U.S. Economic Sanctions Laws, Anti-Money Laundering Laws or Anti-Corruption Laws.
    (c)    No part of the proceeds from the sale of the Notes under the Note Agreement:
(i)    constitutes or will constitute funds obtained on behalf of any Blocked Person or will otherwise be used by the Guarantor or any Controlled Entity, directly or indirectly, (A) in connection with any investment in, or any transactions or dealings with, any Blocked Person, (B) for any purpose that would cause Prudential or any Purchaser to be in violation of any U.S. Economic Sanctions Laws or (C) otherwise in violation of any U.S. Economic Sanctions Laws;
(ii)    will be used, directly or indirectly, in violation of, or cause Prudential or any Purchaser to be in violation of, any applicable Anti-Money Laundering Laws; or
(iii)    will be used, directly or indirectly, for the purpose of making any improper payments, including bribes, to any Governmental Official or commercial counterparty in order to obtain, retain or direct business or obtain any improper advantage, in each case which would be in violation of, or cause Prudential or any Purchaser to be in violation of, any applicable Anti-Corruption Laws.

    (d)    The Guarantor has established procedures and controls which it reasonably believes are adequate (and otherwise comply with applicable law) to ensure that the Guarantor and each Controlled Entity is and will continue to be in compliance with all applicable U.S. Economic Sanctions Laws, Anti-Money Laundering Laws and Anti-Corruption Laws.
Section 1.17Status under Certain Statutes. Neither the Guarantor nor any Subsidiary is subject to regulation under the Investment Company Act of 1940, as amended, the Public Utility Holding Company Act of 2005, as amended, the ICC Termination Act of 1995, as amended, or the Federal Power Act, as amended.
Section 1.18Environmental Matters.
(a)Neither the Guarantor nor any Subsidiary has knowledge of any claim or has received any notice of any claim, and no proceeding has been instituted asserting any claim against the Guarantor or any of its Subsidiaries or any of their respective real properties or other assets now or formerly owned, leased or operated by any of them, alleging any damage to the environment or violation of any Environmental Laws, except in each case, such as could not reasonably be expected to result in a Material Adverse Effect.
(b)Neither the Guarantor nor any Subsidiary has knowledge of any facts which would give rise to any claim, public or private, of violation of Environmental Laws or damage to the environment emanating from, occurring on or in any way related to real properties now or formerly owned, leased or operated by any of them or to other assets or their use, except, in each case, such as could not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect.
(c)Neither the Guarantor nor any of its Subsidiaries has stored any Hazardous Materials on real properties now or formerly owned, leased or operated by any of them in a manner that is contrary to any Environmental Law and in any manner that could, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect.
(d)Neither the Guarantor nor any Subsidiary has disposed of any Hazardous Materials in a manner that is contrary to any Environmental Law that could, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect.
(e)All buildings on all real properties now owned, leased or operated by the Guarantor or any of its Subsidiaries are in compliance with applicable Environmental Laws, except where failure to comply could not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect.
Section 1.19Private Placements. All Private Placement Documents are described on Schedule 5.19 hereto. Complete and accurate copies of all Private Placement Documents described on Schedule 5.19 have been delivered to Prudential prior to the date hereof. There is no event of default or event or condition which could become an event of default with notice or lapse of time or both, under any Private Placement Documents.
SECTION 6.INFORMATION AS TO GUARANTOR.
Section 1.1Financial and Business Information. During the Issuance Period and so long thereafter as any Note is outstanding and unpaid, the Guarantor shall deliver to Prudential and each Significant Holder:
(a)Quarterly Statements — as soon as available, and in any event within 45 days after the close of each of the first three fiscal quarters of each fiscal year of the Guarantor and its Subsidiaries a consolidated balance sheet and income statement of the Guarantor and its Subsidiaries, as of the end of such fiscal quarter, together with related consolidated statements of operations and retained earnings and of cash flows for such fiscal quarter in each case setting forth in comparative form consolidated figures for the corresponding period of the preceding fiscal year, all such financial information described above to be in reasonable form and detail and reasonably acceptable to the Required Holder(s), and accompanied by a certificate of a Senior Financial Officer of the Guarantor to the effect that such quarterly financial statements fairly present in all material respects the financial condition of the Guarantor and its Subsidiaries and have been prepared in accordance with GAAP, subject to changes resulting from audit and normal year-end audit adjustments, provided that delivery within the time period specified above of copies of the Guarantor’s Quarterly Report on Form 10-Q prepared in compliance with the requirements therefor and filed with the SEC shall be deemed to satisfy the requirements of this Section 6.1(a);
(b)Annual Statements — as soon as available, and in any event within 120 days after the close of each fiscal year of the Guarantor and its Subsidiaries, a consolidated balance sheet and income statement of the Guarantor and its Subsidiaries, as of the end of such fiscal year, together with related consolidated statements of operations and retained earnings and of cash flows for such fiscal year, setting forth in comparative form consolidated figures for the preceding fiscal year, all such financial information described above to be in reasonable form and detail and audited and reported on by independent certified public accountants of recognized national standing and whose opinion shall be to the effect that such financial statements have been prepared in accordance with GAAP (except for changes with which such accountants concur) and shall not be limited as to the scope of the audit or qualified as to the status of the Guarantor and its Subsidiaries as a going concern or like qualification, provided that the delivery within the time period specified above of the Guarantor’s Annual Report on Form 10-K for such fiscal year (together with the Guarantor’s annual report to shareholders, if any, prepared pursuant to Rule 14a-3 under the Exchange Act) prepared in accordance with the requirements therefor and filed with the SEC shall be deemed to satisfy the requirements of this Section 6.1(b);
(c)SEC and Other Reports — promptly upon their becoming available, one copy of each regular or periodic report, each registration statement (without exhibits except as expressly requested by such Significant Holder), and each prospectus and all amendments thereto filed by the Guarantor or any Subsidiary with the SEC and of all press releases and other statements made available generally by the Guarantor or any Subsidiary to the public concerning developments that are Material;
(d)Notice of Default or Event of Default — promptly, and in any event within five Business Days after a Senior Financial Officer of the Guarantor or the Company becoming aware of the existence of any Default or Event of Default or that any Person has given any notice or taken any action with respect to a claimed default hereunder or that any Person has given any notice or taken any action with respect to a claimed default of the type referred to in Section 11(g) of the Note Agreement, a written notice specifying the nature and period of existence thereof and what action the Guarantor or the Company is taking or proposes to take with respect thereto;
(e)ERISA Matters — promptly, and in any event within five Business Days after a Senior Financial Officer of the Guarantor becoming aware of any of the following, a written notice setting forth the nature thereof and the action, if any, that the Guarantor or an ERISA Affiliate proposes to take with respect thereto:
(i)with respect to any Plan, any reportable event, as defined in section 4043(c) of ERISA and the regulations thereunder for which notice thereof has not been waived pursuant to such regulations as in effect on the date hereof; or
(ii)the taking by the PBGC of steps to institute, or the threatening by the PBGC of the institution of, proceedings under section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Plan, or the receipt by the Guarantor or any ERISA Affiliate of a notice from a Multiemployer Plan that such action has been taken by the PBGC with respect to such Multiemployer Plan; or
(iii)any event, transaction or condition that could result in the incurrence of any liability by the Guarantor or any ERISA Affiliate pursuant to Title I or IV of ERISA or the penalty or excise tax provisions of the Code relating to employee benefit plans, or in the imposition of any Lien on any of the rights, properties or assets of the Guarantor or any ERISA Affiliate pursuant to Title I or IV of ERISA or such penalty or excise tax provisions, if such liability or Lien, taken together with any other such liabilities or Liens then existing, could reasonably be expected to have a Material Adverse Effect;
(f)Notices from Governmental Authority — promptly, and in any event within 30 days of receipt thereof, copies of any notice to the Guarantor or any Subsidiary from any federal or state Governmental Authority relating to any order, ruling, statute or other law or regulation that could reasonably be expected to have a Material Adverse Effect;
(g)Notices under Material Indebtedness Documents — simultaneously with the transmission thereof, copies of all notices, reports, financial statements or other communications given to the lender or holder (or any agent for the lenders or holders) under any Material Indebtedness Document;
(h)Resignation or Replacement of Independent Auditors — within 30 days following the date on which the Company’s independent auditors resign or the Company elects to change independent auditors, as the case may be, notification thereof, together with such supporting information as the Required Holders may reasonably request; and
(i)Requested Information — with reasonable promptness, such other data and information relating to the business, operations, affairs, financial condition, assets or properties of the Guarantor or any of its Subsidiaries or relating to the ability of the Guarantor to perform its obligations hereunder as from time to time may be reasonably requested by Prudential or any such Significant Holder.
Section 1.2Officer’s Certificate. Each set of financial statements delivered to Prudential or a Significant Holder pursuant to Section 6.1(a) or Section 6.1(b) shall be accompanied by a certificate of a Senior Financial Officer of the Guarantor:
(a)Covenant Compliance — setting forth the information (including detailed calculations) required in order to establish whether the Guarantor was in compliance with the requirements of Section 8.1, Section 8.2, Section 8.4 and Section 8.5 hereof during the quarterly or annual period covered by the statements then being furnished (including with respect to each such Section, where applicable, the calculations of the maximum or minimum amount, ratio or percentage, as the case may be, permissible under the terms of such Sections, and the calculation of the amount, ratio or percentage then in existence). In the event that the Guarantor or any Subsidiary has made an election to measure any financial liability using fair value (which election is being disregarded for purposes of determining compliance with this Guaranty Agreement pursuant to Section 15.3) as to the period covered by any such financial statement, such Senior Financial Officer’s certificate as to such period shall include a reconciliation from GAAP with respect to such election; and
(b)Event of Default — certifying that such Senior Financial Officer has reviewed the relevant terms hereof and of the Note Agreement and has made, or caused to be made, under his or her supervision, a review of the transactions and conditions of the Guarantor and its Subsidiaries from the beginning of the quarterly or annual period covered by the statements then being furnished to the date of the certificate and that such review shall not have disclosed the existence during such period of any condition or event that constitutes a Default or an Event of Default or, if any such condition or event existed or exists (including, without limitation, any such event or condition resulting from the failure of the Guarantor or any Subsidiary to comply with any Environmental Law), specifying the nature and period of existence thereof and what action the Guarantor shall have taken or proposes to take with respect thereto.
Section 1.3Visitation. So long as any Note is outstanding and unpaid, the Guarantor shall permit Prudential and any Significant Holder or any Person designated in writing by Prudential or a Significant Holder as a representative of Prudential or such Significant Holder:

(a)No Default — if no Default or Event of Default then exists, at the expense of Prudential or such Significant Holder and upon reasonable prior notice to the Guarantor, to visit the principal executive office of the Guarantor, to discuss the affairs, finances and accounts of the Guarantor and its Subsidiaries with the Guarantor’s officers, and (with the consent of the Guarantor, which consent will not be unreasonably withheld) its independent public accountants, and (with the consent of the Guarantor, which consent will not be unreasonably withheld) to visit the other offices and properties of the Guarantor and each Subsidiary, all at such reasonable times and as often as may be reasonably requested in writing; and
(b)Default — if a Default or Event of Default then exists, to visit and inspect any of the offices or properties of the Guarantor or any Subsidiary, to examine all their respective books of account, records, reports and other papers, to make copies and extracts therefrom, and to discuss their respective affairs, finances and accounts with their respective officers and independent public accountants (and by this provision the Guarantor authorizes said accountants to discuss the affairs, finances and accounts of the Guarantor and its Subsidiaries), all at such times and as often as may be requested. Any visitation and inspection pursuant to this Section 6.3(b) shall be at the expense of Prudential or the Significant Holders, provided that the Guarantor agrees to reimburse the reasonable visitation and inspection expenses of three representatives designated by the Required Holders following the occurrence of a Default or Event of Default.
Section 1.4Electronic Delivery. In addition to written communications delivered in accordance with Section 12, financial statements, opinions of independent certified public accountants, other information and Officers’ Certificates that are required to be delivered by the Guarantor pursuant to Sections 6.1(a), (b) or (c) and Section 6.2, as applicable, shall be deemed to have been delivered if the Guarantor satisfies the following requirements:
(a)with respect to the documents required by Section 6.1(a) and Section 6.1(b), the Guarantor shall have timely filed such Quarterly Report on Form 10–Q or Annual Report on Form 10–K, satisfying the requirements of Section 6.1(a) or Section 6.1(b), as the case may be, with the SEC and shall have made such form available on “EDGAR” and on its home page on the internet, which is located at http://investors.schneider.com, in which case the documents required by Section 6.1(a) or Section 6.1(b), as applicable, shall be deemed to have been delivered on the date posting of such documents on the Guarantor’s home page on the internet;
(b)with respect to the Officer’s Certificate satisfying the requirements of Section 6.2, such certificate is delivered to Prudential and each Significant Holder by e-mail to the e-mail address set forth in the Purchaser Schedule attached to the Note Agreement, with respect to Prudential, or the applicable Confirmation of Acceptance, with respect to any Purchaser of a Note, or as communicated from time to time in a separate writing delivered to the Guarantor, in which case such certificate shall be deemed to have been delivered on the date such email is sent by the Guarantor;
(c)with respect to any of the items required by Section 6.1(c), the Guarantor shall have filed any of the items referred to in Section 6.1(c) with the SEC and shall have made such items available on its home page on the internet, in which case, such items required by Section 6.1(c) shall be deemed to have been delivered on the date posting of such documents on the Guarantor’s home page on the internet;
provided however, that in no case shall access to such financial statements, other information and Officer’s Certificates be conditioned upon any waiver or other agreement or consent (other than confidentiality provisions consistent with Section 14 of this

Guaranty Agreement);, provided further, that upon request of Prudential or any Significant Holder to receive paper copies of such forms, financial statements, and Officer’s Certificates or to receive them by e-mail, the Guarantor will promptly e-mail them in accordance with Section 6.4(a) or deliver such paper copies in accordance with Section 12, as the case may be, to Prudential and such Significant Holder.
SECTION 7.AFFIRMATIVE COVENANTS.
So long as any Note is outstanding and unpaid, the Guarantor covenants as follows:
Section 1.1Compliance with Laws. Without limiting Section 8.9, the Guarantor will, and will cause each of its Subsidiaries to, comply with all laws, ordinances or governmental rules or regulations to which each of them is subject, including, without limitation, Environmental Laws, the USA PATRIOT Act and the other laws and regulations that are referred to in Section 5.16, and will obtain and maintain in effect all licenses, certificates, permits, franchises and other governmental authorizations necessary to the ownership of their respective properties or to the conduct of their respective businesses, in each case to the extent necessary to ensure that non-compliance with such laws, ordinances or governmental rules or regulations or failures to obtain or maintain in effect such licenses, certificates, permits, franchises and other governmental authorizations could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.
Section 1.2Insurance. The Guarantor will, and will cause each of its Subsidiaries to, maintain, with financially sound and reputable insurers, insurance with respect to their respective properties and businesses against such casualties and contingencies, of such types, on such terms and in such amounts (including deductibles, co-insurance and self-insurance, if adequate reserves are maintained with respect thereto) as is customary in the case of entities of established reputations engaged in the same or a similar business and similarly situated.
Section 1.3Maintenance of Properties. The Guarantor will, and will cause each of its Subsidiaries to, maintain and keep, or cause to be maintained and kept, their respective properties necessary in the operation of their business in good repair, working order and condition (other than ordinary wear and tear), so that the business carried on in connection therewith may be properly conducted at all times, provided that this Section 7.3 shall not prevent the Guarantor or any Subsidiary from discontinuing the operation and maintenance of any of its properties if such discontinuance is desirable in the conduct of its business and the Guarantor has concluded that such discontinuance could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.
Section 1.4Payment of Taxes and Claims. The Guarantor will, and will cause each of its Subsidiaries to, file all tax returns required to be filed in any jurisdiction and to pay and discharge all taxes shown to be due and payable on such returns and all other taxes, assessments, governmental charges, or levies imposed on them or any of their properties, assets, income or franchises, to the extent the same have become due and payable and before they have become delinquent and all claims for which sums have become due and payable that have or might become a Lien on properties or assets of the Guarantor or any Subsidiary, provided that neither the Guarantor nor any Subsidiary need pay any such tax or assessment or claims if (i) the amount, applicability or validity thereof is contested by the Guarantor or such Subsidiary on a timely basis in good faith and in appropriate proceedings, and the Guarantor or a Subsidiary has established adequate reserves therefor in accordance with GAAP on the books of the Guarantor or such Subsidiary or (ii) the nonpayment of all such taxes, assessments, charges, levies and claims could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

Section 1.5Corporate Existence, Etc. Subject to Section 8.6, the Guarantor will at all times preserve and keep its corporate existence in full force and effect. Subject to Sections 8.5 and 8.6, the Guarantor will at all times preserve and keep in full force and effect the corporate or legal existence of each of its Subsidiaries and all rights and franchises of the Guarantor and its Subsidiaries unless, in the good faith judgment of the Guarantor, the termination of or failure to preserve and keep in full force and effect such corporate existence, right or franchise could not, individually or in the aggregate, have a Material Adverse Effect.
Section 1.6Ownership of Company. The Guarantor will at all times keep and maintain the Company as a Wholly-Owned Subsidiary.
Section 1.7Subsidiary Guaranty Agreement.
    (a) The Guarantor will cause any Subsidiary which is or becomes a party to, or otherwise guaranties, Debt under the Bank Credit Agreement or any of the Private Placement Documents, to become a party to the Subsidiary Guaranty Agreement and deliver within five Business Days thereafter to Prudential and each of the holders of the Notes the following items:
(i)a joinder agreement in respect of the Subsidiary Guaranty Agreement, in the form attached as Exhibit A to the Subsidiary Guaranty Agreement; and
(ii)an opinion of counsel (who may be in-house counsel for the Guarantor) addressed to Prudential and each of the holders of the Notes satisfactory to the Required Holders, to the effect that the Subsidiary Guaranty Agreement has been duly authorized, executed and delivered and that the Subsidiary Guaranty Agreement constitutes the legal, valid and binding contract and agreement of such Subsidiary Guarantor enforceable in accordance with its terms, except as an enforcement of such terms may be limited by bankruptcy, insolvency, fraudulent conveyance and similar laws affecting the enforcement of creditors’ rights generally and by general equitable principles.
(a)Any Subsidiary Guarantor will be automatically discharged and released from the Subsidiary Guaranty Agreement if (i) such Subsidiary Guarantor has been released and discharged as an obligor or guarantor under the Bank Credit Agreement and the Private Placement Documents, (ii) concurrently with such release the Company shall deliver a certificate of a Senior Financial Officer of the Guarantor to Prudential and the holders of the Notes to the effect that (A) all obligations of such Subsidiary Guarantor in respect of the Bank Credit Agreement and the Private Placement Documents and each other agreement pursuant to which such Subsidiary Guarantor shall have guaranteed Debt of the Guarantor or the Company have been released and discharged, and (B) at the time of such release and discharge, no Default or Event of Default exists and (iii) any fee or other form of consideration is given to any holder of Debt under the Bank Credit Agreement or the Private Placement Documents expressly for the purpose of such release or discharge, the holders of the Notes shall receive proportional consideration. If any Subsidiary Guarantor shall be released in accordance with this Section 7.7(b) upon written request from the Guarantor, Prudential and the holders of the Notes shall confirm to the Guarantor that the relevant Subsidiary Guarantor has been released from the Subsidiary Guaranty Agreement.
Section 1.8Books and Records. The Guarantor will, and will cause each of its Subsidiaries to, maintain proper books of record and account in conformity (a) on a consolidated basis, with GAAP and (b) with all applicable requirements of any Governmental Authority having legal or regulatory jurisdiction over the Guarantor or such Subsidiary, as the case may be.

The Guarantor will, and will cause each of its Subsidiaries to, keep books, records and accounts which, in reasonable detail, accurately reflect all transactions and dispositions of assets. The Guarantor and its Subsidiaries have devised a system of internal accounting controls sufficient to provide reasonable assurances that their respective books, records, and accounts accurately reflect all transactions and dispositions of assets and the Guarantor will, and will cause each of its Subsidiaries to, continue to maintain such system.
SECTION 8.NEGATIVE COVENANTS OF GUARANTOR.
So long as any Note is outstanding and unpaid, the Guarantor covenants as follows:
Section 1.1Financial Covenants.
(a)Leverage Ratio. The Guarantor will not permit at any time the ratio of Consolidated Adjusted Debt to Consolidated EBITDA for the four consecutive fiscal quarter periods then most recently ended to exceed 3.50 to 1.00.
(b)Consolidated Net Worth. The Guarantor shall not permit Consolidated Net Worth at any time to be less than the sum of $1,002,382,500 plus 50% of positive Consolidated Net Income as of the end of each fiscal quarter (commencing with the fiscal quarter ending June 30, 2018), such quarterly increases to be cumulative and in no event shall such required amount be reduced by losses in any fiscal quarter.
This Section 8.1(b) shall cease to be effective upon (i) the Guarantor and its Subsidiaries ceasing to be bound by a consolidated net worth or similar covenant contained in a Material Indebtedness Document and (ii) Prudential and each holder of Notes receiving written confirmation from the holders of all other then existing Material Indebtedness that the consolidated net worth or similar covenant contained in the related Material Indebtedness Documents is no longer operative or effective; provided that (1) no Default or Event of Default shall be in existence at such time, and (2) if any fees or other remuneration were paid to any holder of Private Placement Debt with respect to causing such consolidated net worth or similar covenant to cease to be in effect or be deleted, then the Company shall have paid to the holders of the Notes the same fees or other remuneration on a pro rata basis in proportion to the relative outstanding principal amounts of the Notes and the outstanding principal amount of the applicable Private Placement Debt and (ii) the Guarantor shall have delivered a certificate of a Senior Financial Officer of the Guarantor to Prudential and the holders of the Notes to the matters referenced in clause (i) above.

(c)Consolidated Interest Coverage Ratio. At all times after the time that the Guarantor or any of its Subsidiaries are no longer bound by a consolidated net worth or similar covenant contained in any Material Indebtedness Document (or at all times after the time that the holders of all other then existing Material Indebtedness confirming in writing that the consolidated net worth or similar covenant contained in the related Material Indebtedness Documents is no longer operative or effective), the Guarantor shall not permit the Consolidated Interest Coverage Ratio to be less than 2.50 to 1.00 as of the last day of any calendar quarter. The Company shall notify Prudential and the holders of the Notes within a reasonable period of time after it determines that the Guarantor or any of its Subsidiaries are no longer bound by a consolidated net worth or similar covenant contained in any Material Indebtedness Document.
Section 1.2[Intentionally Omitted].

Section 1.3Liens. The Guarantor will not, and will not permit any Subsidiary to, create, assume or suffer to exist any Lien upon any of its property or assets, whether now owned or hereafter acquired, except (which exception is qualified in its entirety by the paragraph appearing at the end of this Section 8.3):
(a)    Liens for taxes not yet due or which are being actively contested in good faith by appropriate proceedings and Liens in connection with attachments or judgments (including judgment or appeal bonds) relating to judgments that do not constitute an Event of Default under Section 11(j) of the Note Agreement;
(a)Liens incidental to the conduct of its business or the ownership of its property and assets which were not incurred in connection with the borrowing of money or the obtaining of advances or credit, and which do not in the aggregate materially detract from the value of its property or assets or materially impair the use thereof in the operation of its business;
(b)Liens on property or assets of a Subsidiary securing obligations of such Subsidiary to the Guarantor or to a Wholly-Owned Subsidiary;
(c)Liens created in connection with the sale by the Guarantor and/or certain Subsidiaries of accounts receivable in an amount not to exceed 120% of the debt secured by such receivables (or interests therein) under the Receivables Program, provided that the amount of debt secured thereby shall at no time exceed an amount equal to the greater of (i) 70% of the gross trade receivables of the Guarantor and its Subsidiaries or (ii) $200,000,000;
(d)any Lien existing on property immediately prior to its acquisition (after the date hereof) by the Guarantor or a Subsidiary, provided that (i) any such Lien shall be confined solely to the item or items of property so acquired and, if required by the terms of the instrument originally creating such Lien, other property which is an improvement to or is acquired for specific use in connection with such acquired property, (ii) the principal amount of the Debt secured by any such Lien shall at no time exceed an amount equal to the lesser of (A) the cost to the Guarantor or such Subsidiary of the property so acquired and (B) the Fair Market Value of such property (as determined in good faith the Board of Directors of the Guarantor) at the time of such acquisition, and (iii) no such Lien shall have been created or assumed in contemplation of such acquisition;
(e)any Lien existing on property of a Person immediately prior to its becoming a Subsidiary, provided that no such Lien shall have been created or assumed in contemplation of such Person’s becoming a Subsidiary;
(f)any Lien renewing, extending or refunding any Lien permitted by clauses (e) or (f) of this Section 8.3, provided that the principal amount of Debt secured by such Lien immediately prior thereto is not increased or the maturity thereof reduced and such Lien is not extended to other property;
(g)any Lien created under TRAC Leases; and
(h)other Liens not otherwise permitted by paragraphs (a) through (h), inclusive, of this Section 8.3 securing Debt; provided that, (i) the Debt secured by such Liens shall be permitted by the limitations set forth in Sections 8.1 and 8.4 and (ii) notwithstanding the foregoing, the Guarantor will not, and will not permit any Subsidiary to, secure any Debt outstanding under or pursuant to the Bank Credit Agreement or the Private Placement Documents pursuant to this Section 8.3(i) unless and until the Notes, this Guaranty Agreement, the Subsidiary Guaranty Agreement and any other Guaranty delivered in connection therewith shall concurrently be secured equally and ratably with such Debt pursuant to documentation reasonably acceptable to the Required Holders in substance and in form, including, without limitation, an intercreditor agreement and opinions of counsel to the Guarantor and/or any such Subsidiary, as the case may be, from counsel that is reasonably acceptable to the Required Holders.
For the purposes of this Section 8.3, any Person becoming a Subsidiary after the date of this Guaranty Agreement shall be deemed to have incurred all of its then outstanding Liens at the time it becomes a Subsidiary, and any Person extending, renewing or refunding any Debt secured by any Lien shall be deemed to have incurred such Lien at the time of extension, renewal or refunding.
Section 1.4Priority Debt. The Guarantor will not at any time permit Priority Debt to exceed 20% of Consolidated Net Worth.
Section 1.5Sales of Assets. The Guarantor will not, and will not permit any Subsidiary to, sell, lease or otherwise dispose of any substantial part (as defined below) of the assets of the Guarantor and its Subsidiaries; provided, however, that the Guarantor or any Subsidiary may sell, lease or otherwise dispose of assets constituting a substantial part of the assets of the Guarantor and its Subsidiaries if such assets are sold in an arm’s length transaction for consideration which is not less than the Fair Market Value of such property and, at such time and after giving effect thereto, no Default or Event of Default shall have occurred and be continuing and an amount equal to the Net Proceeds received from such sale, lease or other disposition shall be used within 365 days of such sale, lease or disposition, in any combination:
(a)to acquire property and equipment of a similar nature and of at least equivalent value to the property which has been sold; or
(b)to make an offer to prepay or retire Senior Debt of the Guarantor or its Subsidiaries other than Senior Debt owed to any Affiliate; provided that (i) the Guarantor shall offer to prepay each outstanding Note in a principal amount which equals the Ratable Portion for such Note, and (ii) any such prepayment of the Notes shall be made at par, together with accrued interest thereon to the date of such prepayment, but without any Make-Whole Amount. Any offer of prepayment of the Notes pursuant to this Section 8.5 shall be given to each holder of the Notes by written notice which shall be delivered not less than 30 days and not more than 60 days prior to the proposed prepayment date. Each such notice shall state that it is given pursuant to this Section and that the offer set forth in such notice must be accepted by such holder in writing and shall also set forth (i) the prepayment date (which shall be a Business Day), (ii) a description of the circumstances which give rise to the proposed prepayment, (iii) a calculation of the Ratable Portion for such holder’s Notes and (iv) the interest that would be due on the Ratable Portion of such holder’s Notes offered to be prepaid, accrued to the prepayment date. Each holder of the Notes which desires to have its Notes prepaid shall notify the Guarantor in writing delivered not less than five Business Days prior to the proposed prepayment date of its acceptance of such offer of prepayment. A failure by a holder of Notes to respond to an offer to prepay made pursuant to this Section 8.5 shall be deemed to constitute a rejection of such offer by such holder. Prepayment of Notes pursuant to this Section 8.5 shall be made in accordance with Section 8.4 of the Note Agreement.
As used in this Section 8.5, a sale, lease or other disposition of assets shall be deemed to be a “substantial part” of the assets of the Guarantor and its Subsidiaries if the book value of such assets, when added to the book value of all other assets sold, leased or otherwise disposed of by the Guarantor and its Subsidiaries during any fiscal year of the Guarantor exceeds 15% of the book value of Consolidated Total Assets, determined as of the end of the fiscal quarter immediately preceding such sale, lease or other disposition; provided that there shall be excluded from any determination of a “substantial part” any (i) sale or disposition of assets in the ordinary course of business of the Guarantor and its Subsidiaries and (ii) any transfer of assets from the Guarantor to any Wholly-Owned Subsidiary or from any Subsidiary to the Guarantor or a Wholly-Owned Subsidiary, (iii) receivables sold under the Receivables Program.
Section 1.6Merger, Consolidation. The Guarantor will not, and will not permit any of its Subsidiaries to, consolidate with or merge with any other corporation or other legal entity or convey, transfer or lease all or substantially all of its assets in a single transaction or series of transactions to any Person; provided that:
(a)a Subsidiary of the Guarantor may (i) consolidate with or merge with, or convey, transfer or lease all or substantially all of its assets in a single transaction or series of transactions to, the Guarantor or a Wholly-Owned Subsidiary or any other Person so long as in any merger or consolidation involving the Guarantor, the Guarantor shall be the surviving or continuing corporation, and in any merger or consolidation involving such other Person, such Subsidiary (or a Wholly-Owned Subsidiary) shall be the surviving or continuing entity, or (ii) convey, transfer or lease all of its assets in compliance with the provisions of Section 8.5;
(b)the foregoing restriction does not apply to the consolidation or merger of the Guarantor with, or the conveyance, transfer or lease of all or substantially all of the assets of the Guarantor in a single transaction or series of transactions to, any Person so long as:
i.the successor formed by such consolidation or the survivor of such merger or the Person that acquires by conveyance, transfer or lease all or substantially all of the assets of the Guarantor as an entirety, as the case may be (the “Successor Entity”), shall be a solvent corporation or limited liability company organized and existing under the laws of the United States of America, any state thereof or the District of Columbia;
ii.if the Guarantor is not the Successor Entity, such Successor Entity shall have executed and delivered to each holder its assumption of the due and punctual performance and observance of each covenant and condition of this Guaranty Agreement (pursuant to such agreements and instruments as shall be reasonably satisfactory to the Required Holders), and the Guarantor shall have caused to be delivered to each holder (i) an opinion of nationally recognized independent counsel, to the effect that all agreements or instruments effecting such assumption are enforceable in accordance with their terms and comply with the terms hereof, and (ii) an acknowledgment from each Subsidiary Guarantor that the Subsidiary Guaranty Agreement continues in full force and effect; and
iii.immediately before and after giving effect to such transaction or each transaction in any series of transactions, no Default or Event of Default would exist; and
(c)the foregoing restriction does not apply to the consolidation or merger of the Company with, or the conveyance, transfer or lease of all or substantially all of the assets of the Company in a single transaction or series of transactions to, a Subsidiary of the Guarantor in accordance with the terms of Section 10.1 of the Note Agreement.

Section 1.7Nature of Business. The Guarantor will not, and will not permit any Subsidiary to, engage in any business, if, as a result, when taken as a whole, the general nature of the business of the Guarantor and its Subsidiaries would be substantially changed from the general nature of the business of the Guarantor and its Subsidiaries on the date hereof.
Section 1.8Transactions with Affiliates. The Guarantor will not, and will not permit any Subsidiary to, enter into directly or indirectly any Material transaction or Material group of related transactions (including without limitation the purchase, lease, sale or exchange of properties of any kind or the rendering of any service) with any Affiliate (other than the Company or another Subsidiary), except upon fair and reasonable terms no less favorable to the Guarantor or such Subsidiary than would be obtainable in a comparable arm’s-length transaction with a Person not an Affiliate.
Section 1.9Economic Sanctions, Etc. The Guarantor will not, and will not permit any Controlled Entity to, (a) become (including by virtue of being owned or controlled by a Blocked Person), own or control a Blocked Person or (b) directly or indirectly, have any investment in or engage in any dealing or transaction (including, without limitation, any investment, dealing or transaction involving the proceeds of the Notes) with any Person if such investment, dealing or transaction (i) would cause any holder or any affiliate of such holder to be in violation of, or subject to sanctions under, any law or regulation applicable to such holder, or (ii) is prohibited by or subject to sanctions under any U.S. Economic Sanctions Laws.
SECTION 9.DEFINITIONS.
For the purpose of this Guaranty Agreement, the terms defined in the text of any Section or prefatory paragraph shall have the respective meanings specified therein; and the following terms shall have the meanings specified with respect thereto below:
“Acceptance Day” shall have the meaning given in the Note Agreement.
“Affiliate” means (a) with respect to any Person, any other Person directly or indirectly controlling, controlled by, or under direct or indirect common control with, such first Person, except a Subsidiary of the Guarantor shall not be an Affiliate of the Guarantor, and (b) with respect to any Purchaser, shall include any managed account, investment fund or other vehicle for which such Purchaser or any Affiliate of such Purchaser as investment advisor or portfolio manager. A Person shall be deemed to control a corporation or other entity if such Person possesses, directly or indirectly, the power to direct or cause the direction of the management and policies of such corporation or other entity, whether through the ownership of voting securities, by contract or otherwise.
“Anti-Corruption Laws” means any law or regulation in a U.S. or any non-U.S. jurisdiction regarding bribery or any other corrupt activity, including the U.S. Foreign Corrupt Practices Act and the U.K. Bribery Act 2010.
“Anti-Money Laundering Laws” means any law or regulation in a U.S. or any non-U.S. jurisdiction regarding money laundering, drug trafficking, terrorist-related activities or other money laundering predicate crimes, including the Currency and Foreign Transactions Reporting Act of 1970 (otherwise known as the Bank Secrecy Act) and the USA PATRIOT Act.
“Bank Credit Agreement” means the Credit Agreement dated as of August 6, 2018 among the Guarantor, the Company, the Subsidiary Guarantors, the financial institutions which are parties thereto as lenders and JPMorgan Chase Bank, N.A., as administrative agent, and as may be amended, restated, joined, supplemented or otherwise modified from time to time, and any renewals, extensions or replacements thereof which constitutes the primary bank credit facility of the Guarantor and its Subsidiaries.
“Blocked Person” means (a) a Person whose name appears on the list of Specially Designated Nationals and Blocked Persons published by OFAC, (b) a Person, entity, organization, country or regime that is blocked or a target of sanctions that have been imposed under U.S. Economic Sanctions Laws or (c) a Person that is an agent, department or instrumentality of, or is otherwise beneficially owned by, controlled by or acting on behalf of, directly or indirectly, any Person, entity, organization, country or regime described in clause (a) or (b).
“Business Day” means (a) for the purposes of Section 8.6 of the Note Agreement only, any day other than a Saturday, a Sunday or a day on which commercial banks in New York, New York are required or authorized to be closed, and (b) for the purposes of any other provision of the Note Agreement or any provision of this Guaranty Agreement or the Subsidiary Guaranty Agreement, any day other than a Saturday, a Sunday or a day on which commercial banks in Chicago, Illinois or New York, New York are required or authorized to be closed.
“Capital Lease” means, as applied to any Person, any lease of any Property (whether real, personal or mixed) by that Person as lessee which, in accordance with GAAP, is or should be accounted for as a capital lease on the balance sheet of that Person.
“Capitalized Lease Obligation” means any rental obligation which, under GAAP, is or will be required to be capitalized on the books of the Guarantor or any Subsidiary, taken at the amount thereof accounted for as Debt (net of interest expense) in accordance with GAAP.
“Cash Equivalents” means (a) securities issued or directly and fully guaranteed or insured by the United States of America or any agency or instrumentality thereof (provided that the full faith and credit of the United States of America is pledged in support thereof) having maturities of not more than 12 months from the date of acquisition, (b) U.S. dollar denominated time deposits and certificates of deposit or Eurodollar time deposits and certificates of deposit of any domestic commercial bank of recognized standing or any branch thereof (i) having capital and surplus in excess of $500,000,000 and (ii) whose short-term commercial paper rating from S&P is at least “A-1” or the equivalent thereof or from Moody’s is at least “P-1” or the equivalent thereof (any such bank being an “Approved Bank”), in each case with maturities of not more than 270 days from the date of acquisition, (c) commercial paper and variable or fixed rate notes issued in the United States and having a maturity of 270 days or less from the date of acquisition with the issuer having a rating from S&P of at least “A-1” or the equivalent thereof or from Moody’s of at least “P-1” or the equivalent thereof, (d) repurchase agreements entered into by a Person with a bank or trust company (including any Approved Bank) or recognized securities dealer having capital and surplus in excess of $500,000,000 for direct obligations issued by or fully guaranteed by the United States of America in which such Person shall have a perfected first priority security interest (subject to no other Liens) and having, on the date of purchase thereof, a fair market value of at least 100% of the amount of the repurchase obligations, (e) obligations of any state of the United States or any political subdivision thereof, the interest with respect to which is exempt from federal income taxation under section 103 of the Code, having a long term rating of at least “AA-” or “Aa-3” by S&P or Moody’s, respectively, and maturing within three years from the date of acquisition thereof, (f) investments in municipal auction preferred stock (i) rated “AAA” (or the equivalent thereof) or better by S&P or “Aaa” (or the equivalent thereof) or better by Moody’s and (ii) with dividends or interest rates that reset at least once every 365 days and (g) investments, classified in accordance with GAAP as current assets, in money market investment programs registered under the Investment Company Act of 1940, as amended, which are administered by reputable financial institutions having capital of at least $500,000,000 and the portfolios of which are limited to investments of the character described in the foregoing clauses (a), (b), (c), (e) and (f).
“Closing Day” is defined in Schedule B to the Note Agreement.
“Code” means the Internal Revenue Code of 1986, as amended from time to time, and the rules and regulations promulgated thereunder from time to time.
“Company” is defined in the Recitals of this Guaranty Agreement.
“Confirmation of Acceptance” shall have the meaning given in the Note Agreement.
“Consolidated Adjusted Debt” means Consolidated Debt less the amount of unencumbered Consolidated Cash (shown on the consolidated balance sheet of the Guarantor as of the date of any determination thereof) in excess of $10,000,000.
“Consolidated Cash” means, as of any time of determination thereof, all cash and Cash Equivalents of the Guarantor and Domestic Subsidiaries, determined on a consolidated basis in accordance with GAAP.
“Consolidated Debt” means Debt of the Guarantor and its Subsidiaries determined on a consolidated basis in accordance with GAAP.
“Consolidated EBITDA” means, for any period, the sum of Consolidated Net Income (excluding for purposes hereof any non-cash gains or losses) plus Consolidated Interest Expense plus all provisions for any federal, state or other income taxes plus depreciation and amortization, for the Guarantor and its Subsidiaries on a consolidated basis as determined in accordance with GAAP applied on a consistent basis. Except as otherwise specified, the applicable period shall be for the four consecutive quarters ending as of the date of determination.
“Consolidated Interest Coverage Ratio” means, as of the end of any calendar quarter, the ratio of (a) Consolidated EBITDA, to (b) Consolidated Interest Expense, in each case as calculated for the four consecutive calendar quarters then ending.
“Consolidated Interest Expense” means, for any period, all interest expense, including the amortization of debt discount and premium, the interest component under Capital Leases and any interest expense equivalent associated with Revenue Equipment Leases for the Guarantor and its Subsidiaries on a consolidated basis determined in accordance with GAAP applied on a consistent basis. Except as otherwise specified, the applicable period shall be for the four consecutive quarters ending as of the date of computation.
“Consolidated Net Income” means, for any period, the net income of the Guarantor and its Subsidiaries on a consolidated basis determined in accordance with GAAP applied on a consistent basis. Except as otherwise specified, the applicable period shall be for the four consecutive quarters ending as of the date of computation.
“Consolidated Net Worth” means, at any time, total shareholders’ equity of the Guarantor and its Subsidiaries on a consolidated basis, at such time, including capital stock, additional paid-in capital and retained earnings after deducting treasury stock, as determined in accordance with GAAP.

“Consolidated Total Assets” means, as of any date of determination, the total amount of all assets of the Guarantor and its Subsidiaries, determined on a consolidated basis in accordance with GAAP.
“Controlled Entity” means (a) any of the Subsidiaries of the Guarantor and any of their or the Guarantor’s respective Controlled Affiliates and (b) if the Guarantor has a parent company, such parent company and its Controlled Affiliates. As used in this definition, “Control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise.
“Debt” means, without duplication, the sum of (a) indebtedness for borrowed money, (b) indebtedness representing the deferred purchase price of property or services (other than accounts payable arising in the ordinary course of business payable on terms customary in the trade) or evidenced by notes payable, (c) obligations, whether or not assumed, secured by liens or payable out of the proceeds or production from property now or hereafter acquired, (d) obligations (excluding any reserves established in accordance with GAAP) which are due more than one year from the date of creation thereof and which would be shown on the Guarantor’s consolidated balance sheet as a liability in accordance with GAAP, (e) Capitalized Lease Obligations, (f) net liabilities under hedging agreements, (g) Guaranties in respect of the obligations of another Person, and (h) any part of the obligations under the Receivables Program which are recourse to the Company or its Subsidiaries.
“Default” shall have the meaning set forth in the Note Agreement.
“Disclosure Documents” is defined in Section 5.3.
“Domestic Subsidiary” means, with respect to any Person, any Subsidiary of such Person which is incorporated or organized under the laws of any State of the United States or the District of Columbia.
“Environmental Laws” means all federal, state, local and foreign laws relating to pollution or protection of the environment, including laws relating to emissions, discharges, releases or threatened releases of pollutants, contaminants, chemicals, or industrial, toxic or hazardous substances or wastes into the environment (including without limitation ambient air, surface water, ground water, or land), or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport, or handling of pollutants, contaminants, chemicals, or industrial, toxic or hazardous substances or wastes, and any and all regulations, codes, plans, orders, decrees, judgments, injunctions, notices or demand letters issued, entered, promulgated or approved thereunder.
“Equity Interests” means shares of capital stock, partnership interests, membership interests in a limited liability company, beneficial interests in a trust or other equity ownership interests in a Person, and any warrants, options or other rights entitling the holder thereof to purchase or acquire any such equity interest.
“ERISA” means the Employee Retirement Income Security Act of 1974, as amended from time to time, and the rules and regulations promulgated thereunder from time to time in effect.
“ERISA Affiliate” means any trade or business (whether or not incorporated) that is treated as a single employer together with the Guarantor under section 414 of the Code.
“Event of Default” shall have the meaning set forth in the Note Agreement.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.
“Fair Market Value” means, at any time and with respect to any property, the sale value of such property that would be realized in an arm’s-length sale at such time between an informed and willing buyer and an informed and willing seller (neither being under a compulsion to buy or sell).
“GAAP” means generally accepted accounting principles as in effect from time to time in the United States of America.
“Governmental Authority” means:
(a)the government of:
(i)the United States of America or any state or other political subdivision thereof, or
(ii)any other jurisdiction in which the Guarantor or any Subsidiary conducts all or any part of its business, or which asserts jurisdiction over any properties of the Guarantor or any Subsidiary; or
(b)any entity exercising executive, legislative, judicial, regulatory or administrative functions of, or pertaining to, any such government.
“Governmental Official” means any governmental official or employee, employee of any government-owned or government-controlled entity, political party, any official of a political party, candidate for political office, official of any public international organization or anyone else acting in an official capacity.
“Guaranteed Obligations” is defined in Section 1.
“Guaranties” by any Person means all obligations (other than endorsements in the ordinary course of business of negotiable instruments for deposit or collection) of such Person guaranteeing or in effect, guaranteeing any Debt, dividend or other obligation, of any other Person (the “primary obligor”) in any manner, whether directly or indirectly, including, without limitation, all obligations incurred through an agreement, contingent or otherwise, by such Person: (a) to purchase such Debt or obligation or any property or assets constituting security therefor, (b) to advance or supply funds (i) for the purchase or payment of such Debt or obligation or (ii) to maintain working capital or other balance sheet condition or otherwise to advance or make available funds for the purchase or payment of such Debt or obligation, or (c) to lease property or to purchase securities or other property or services primarily for the purpose of assuring the owner of such Debt or obligation of the ability of the primary obligor to make payment of the Debt or obligation, or (d) otherwise to assure the owner of the Debt or obligation of the primary obligor against loss in respect thereof. For the purposes of all computations made under this Guaranty Agreement, a Guaranty in respect of any Debt for borrowed money shall be deemed to be Debt equal to the principal amount of such Debt for borrowed money which has been guaranteed, and a Guaranty in respect of any other obligation or liability or any dividend shall be deemed to be Debt equal to the maximum aggregate amount of such obligation, liability or dividend.
“Guarantor” is defined in the first paragraph of this Guaranty Agreement.
“Guaranty Agreement” is defined in the first paragraph of this Guaranty Agreement.

“Hazardous Materials” means any and all pollutants, toxic or hazardous wastes or any other substances that might pose a hazard to health or safety, the removal of which may be required or the generation, manufacture, refining, production, processing, treatment, storage, handling, transportation, transfer, use, disposal, release, discharge, spillage, seepage, or filtration of which is or shall be restricted, prohibited or penalized by any applicable law (including, without limitation, asbestos, urea formaldehyde foam insulation and polychlorinated biphenyls).
“holders” and “holder” means Prudential, the Purchasers and any other holder of a Note from time to time.
“Institutional Investor” means (a) any Purchaser so long as such Purchaser shall hold any Note, (b) any holder of a Note holding more than $5,000,000 in aggregate principal amount of the Notes then outstanding, (c) any bank, trust company, savings and loan association or other financial institution, any pension plan, any investment company, any insurance company, any broker or dealer, or any other similar financial institution or entity, regardless of legal form, and (d) any Related Fund of any holder of any Note.
“Lien” means any mortgage, pledge, security interest, encumbrance, deposit arrangement, lien (statutory or otherwise) or charge of any kind (including any agreement to give any of the foregoing, any conditional sale or other title retention agreement, any lease in the nature thereof, and the filing of or agreement to give any financing statement under the Uniform Commercial Code of any jurisdiction) or any other type of preferential arrangement for the purpose, or having the effect, of protecting a creditor against loss or securing the payment or performance of an obligation.
“Make-Whole Amount” shall have the meaning set forth in Section 8.6 of the Note Agreement with respect to any Note.
“Material” means material in relation to the business, operations, financial condition, assets or properties of the Guarantor and its Subsidiaries taken as a whole.
“Material Adverse Effect” means a material adverse effect on (a) the business, operations, financial condition, assets or properties of the Guarantor and its Subsidiaries, taken as a whole, (b) the ability of the Company to perform its obligations under the Note Agreement and the Notes or the ability of the Guarantor to perform its obligations under this Guaranty Agreement, or (c) the validity or enforceability of this Guaranty Agreement, the Note Agreement or the Notes.
“Material Indebtedness” means (a) Debt (other than the Debt evidenced by the Notes), or obligations in respect of one or more Swap Agreements, of any one or more of the Guarantor and its Subsidiaries in an aggregate principal amount exceeding the Specified Cross Default Amount and (b) any Private Placement Debt. For purposes of determining Material Indebtedness, the “principal amount” of the obligations of the Guarantor or any Subsidiary in respect of any Swap Agreement at any time shall be the maximum aggregate amount (giving effect to any netting agreements) that the Guarantor or such Subsidiary would be required to pay if such Swap Agreement were terminated at such time.
“Material Indebtedness Documents” means, collectively, all documents, instruments and agreements evidencing, or executed in connection with, Material Indebtedness.
“Minority Interests” means any shares of stock of any class of a Subsidiary (other than directors’ qualifying shares as required by law) that are not owned by the Guarantor and/or one or more Wholly-Owned Subsidiaries. Minority Interests shall be valued by valuing Minority Interests constituting preferred stock at the voluntary or involuntary liquidating value of such preferred stock, whichever is greater, and by valuing Minority Interests constituting common stock at the book value of capital and surplus applicable thereto adjusted, if necessary, to reflect any changes from the book value of such common stock required by the foregoing method of valuing Minority Interests in preferred stock.
“Moody’s” means Moody’s Investors Service, Inc., or any successor ratings entity.
“Multiemployer Plan” means any Plan that is a “multiemployer plan” (as such term is defined in section 4001(a)(3) of ERISA).
“NAIC” means the National Association of Insurance Commissioners or any successor thereto.
“Net Proceeds” means with respect to any sale of property by any Person an amount equal to (a) the aggregate amount of the consideration received by such Person in respect of such sale (valued at the Fair Market Value of such consideration at the time of such sale determined by the Board of Directors of the Guarantor), minus, without duplication, (b) the sum of (i) all out-of-pocket costs and expenses actually incurred by such Person in connection with such sale, and (ii) all state, federal and foreign taxes incurred by, or to be incurred (assuming the highest marginal rate were applicable to such sale) by, the seller in connection with such sale.
“Note Agreement” is defined in the Recitals to this Guaranty Agreement.
“Notes” is defined in the Recitals to this Guaranty Agreement and shall include such Notes as amended, restated or otherwise modified from time to time pursuant to Section 17 of the Note Agreement.
“OFAC” means the Office of Foreign Assets Control of the United States Department of the Treasury.
“OFAC Sanctions Program” means any economic or trade sanction that OFAC is responsible for administering and enforcing. A list of OFAC Sanctions Programs may be found at http://www.treasury.gov/resource-center/sanctions/Programs/Pages/Programs.aspx.
“Other Party” is defined in Section 3.1(h)(i).
“PBGC” means the Pension Benefit Guaranty Corporation referred to and defined in ERISA or any successor thereto.
“Permitted Subsidiary Guarantor Debt” means Debt of a Subsidiary Guarantor arising under a Guaranty by such Subsidiary Guarantor of Debt of the Guarantor or another Subsidiary.
“Person” means and includes an individual, a partnership, a joint venture, a corporation, a limited liability company, an association, a trust, an unincorporated organization, a business entity or a Governmental Authority.
“Plan” means an “employee benefit plan” (as defined in section 3(3) of ERISA) subject to Title I of ERISA that is or, within the preceding five years, has been established or maintained, or to which contributions are or, within the preceding five years, have been made or required to be made, by the Guarantor or any ERISA Affiliate or with respect to which the Guarantor or any ERISA Affiliate may have any liability.
“Priority Debt” means (a) Debt of the Guarantor and its Subsidiaries which is secured by a Lien (excluding Debt secured by Liens described in clauses (a) through (h) of Section 8.3)

and (b) unsecured Debt of any Subsidiary other than (i) Debt held by the Company, and (ii) Permitted Subsidiary Guarantor Debt. For purposes of all computations made under this Guaranty Agreement, a Guaranty in respect of Debt shall be deemed to be Priority Debt equal to the amount of such Debt which has been guaranteed.
“Private Placement Debt” means all Debt under or pursuant to any Private Placement Documents at any time.
“Private Placement Documents” means the Private Placement Agreements identified on Schedule 5.19, together with any guarantees thereof, and any similar agreements entered into after the date hereof.
“property” or “properties” means, unless otherwise specifically limited, real or personal property of any kind, tangible or intangible, choate or inchoate.
“Prudential” is defined in the Recitals of this Guaranty Agreement.
“Purchaser” is defined in the Recitals to this Guaranty Agreement.
“Ratable Portion” means, with respect to any Note, an amount equal to the product of (a) the amount equal to the Net Proceeds being so applied to the prepayment of Senior Debt multiplied by (b) a fraction the numerator of which is the outstanding principal amount of such Note and the denominator of which is the aggregate principal amount of Senior Debt of the Guarantor and its Subsidiaries other than Senior Debt owed to Affiliates.
“Receivables Program” means any transaction or series of transactions that may be entered into by the Guarantor or any of its Subsidiaries pursuant to which the Guarantor or such Subsidiary, as the case may be, may sell, convey or otherwise transfer receivables for Fair Market Value to (a) a Receivables Subsidiary (in the case of a transfer by the Guarantor or any of its Subsidiaries) intended to be a true sale transaction and (b) any other Person (in the case of a transfer by a Receivables Subsidiary), and any Receivables Subsidiary may transfer, or grant a security interest in, any receivables (whether now existing or arising in the future) of the Guarantor or any of its Subsidiaries and any assets related thereto, including all collateral securing such receivables, all contracts and all Guaranties or other obligations in respect of such receivables and the proceeds of such receivables; provided that there shall be no recourse under such securitization to the Guarantor or any of its Subsidiaries other than pursuant to Standard Securitization Undertakings.
“Receivables Subsidiary” means a Wholly-Owned Subsidiary of the Guarantor which engages in no activities other than the financing of receivables and which is designated by the Board of Directors of the Guarantor as a Receivables Subsidiary, (a) no portion of the Debt or any other obligations (contingent or otherwise) of which (i) is guaranteed by the Guarantor or any other Subsidiary (excluding Guaranties of obligations pursuant to Standard Securitization Undertakings), (ii) is recourse to or obligates the Guarantor or any other Subsidiary in any way other than pursuant to Standard Securitization Undertakings or (iii) subjects any property or asset of the Guarantor or any other Subsidiary, directly or indirectly, contingently or otherwise, to the satisfaction thereof, other than the receivables and related rights sold into the applicable Receivables Program and other than pursuant to Standard Securitization Undertakings, and (b) to which neither the Guarantor nor any other Subsidiary has any obligation to maintain or preserve such entity’s financial condition or cause such entity to achieve certain levels of operating results.

“Related Fund” means, with respect to any holder of any Note, any fund or entity that (a) invests in securities or bank loans and (b) is advised or managed by such holder, the same investment advisor as such holder or by an affiliate of such holder or such investment advisor.
“Required Holder(s)” means (a) at any time when no Notes are outstanding, Prudential and (b) at any time when Notes are outstanding, the holder or holders of more than 50% of the aggregate principal amount of the Notes from time to time outstanding (exclusive of Notes then owned by the Guarantor, the Company or any of their Subsidiaries or Affiliates).
“Revenue Equipment Lease” means an operating lease for equipment having a maturity beyond one year from the lease commencement date, and which may not be terminated at the lessee’s option within thirteen months from the lease commencement date.
“SEC” means the Securities and Exchange Commission of the United States, or any successor thereto.
“Securities Act” means the Securities Act of 1933, as amended, from time to time and the rules and regulations promulgated thereunder from time to time in effect.
“Senior Debt” means Debt other than Subordinated Debt.
“Senior Financial Officer” means, with respect to any Person, the chief financial officer, principal accounting officer, treasurer or assistant treasurer of such Person.
“Significant Holder” means any holder of at least 5% of the aggregate principal amount of the Notes from time to time outstanding which is a bank, trust company, savings and loan association or other financial institution, any pension plan, any investment company, any insurance company, any broker or dealer, or any other similar financial institution or entity, regardless of legal form, which is a holder.
“S&P” means Standard & Poor’s Ratings Group, a division of McGraw Hill, Inc., or any successor ratings entity.
“Specified Cross Default Amount” means (a) $50,000,000 when (i) the threshold in any cross default, cross acceleration or similar term (including any mandatory prepayment based on a cross default) contained in any Debt in the aggregate in excess of $10,000,000 is not less than $50,000,000 or (ii) no cross default, cross acceleration or similar term applies to any Debt in the aggregate in excess of $10,000,000 or (b) $10,000,000 at all other times.
“Standard Securitization Undertakings” means representations, warranties, covenants and indemnities entered into by the Guarantor or any Subsidiary that are customary in the non-recourse securitization of receivables transactions.
“State Sanctions List” means a list that is adopted by any state Governmental Authority within the United States of America pertaining to Persons that engage in investment or other commercial activities in Iran or any other country that is a target of economic sanctions imposed under U.S. Economic Sanctions Laws.
“Subordinated Debt” means all unsecured Debt of the Guarantor or the Company which shall contain or have applicable thereto subordination provisions providing for the subordination thereof to other Debt of the Guarantor (including, without limitation, the obligations of the Guarantor under this Guaranty Agreement) or the Company.

“Subsidiary” means, as to any Person, any other Person in which such first Person or one or more of its Subsidiaries or such first Person and one or more of its Subsidiaries owns sufficient equity or voting interests to enable it or them (as a group) ordinarily, in the absence of contingencies, to elect a majority of the directors (or Persons performing similar functions) of such second Person, and any partnership, limited liability company or joint venture if more than a 50% interest in the profits or capital thereof is owned by such first Person or one or more of its Subsidiaries or such first Person and one or more of its Subsidiaries (unless such partnership, limited liability company or joint venture can and does ordinarily take major business actions without the prior approval of such first Person or one or more of its Subsidiaries). Unless the context otherwise clearly requires, any reference to a “Subsidiary” is a reference to a Subsidiary of the Guarantor.
“Subsidiary Guarantors” means Schneider Resources, Inc., Schneider Finance, Inc., Schneider National Carriers, Inc. and each Subsidiary of the Guarantor that subsequent to the date of the Note Agreement becomes a party to the Subsidiary Guaranty Agreement in accordance with Section 7.7 of this Guaranty Agreement and the form of Guaranty Joinder attached as Exhibit A to the Subsidiary Guaranty Agreement.
“Subsidiary Guaranty Agreement” shall have the meaning set forth in Section 2.2 of the Note Agreement.
“Successor Entity” is defined in Section 8.6(b)(A).
“Swap Agreement” means any agreement with respect to any swap, forward, future or derivative transaction or option or similar agreement involving, or settled by reference to, one or more rates, currencies, commodities, equity or debt instruments or securities, or economic, financial or pricing indices or measures of economic, financial or pricing risk or value or any similar transaction or any combination of these transactions; provided that no phantom stock or similar plan providing for payments only on account of services provided by current or former directors, officers, employees or consultants of the Company or the Subsidiaries shall be a Swap Agreement.
“SVO” means the Securities Valuation Office of the NAIC or any successor to such Office.
“TRAC Leases” means leases of tractors, trailers, containers, chassis and/or other similar transportation equipment for which the rental obligations of the lessee thereunder constitute Capitalized Lease Obligations of such lessee.
“Transferee” means any direct or indirect transferee of all or any part of any Note purchased under the Note Agreement.
“USA PATRIOT Act” means United States Public Law 107-56, Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism (USA PATRIOT ACT) Act of 2001, as amended from time to time, and the rules and regulations promulgated thereunder from time to time in effect.
“U.S. Economic Sanctions Laws” means those laws, executive orders, enabling legislation or regulations administered and enforced by the United States pursuant to which economic sanctions have been imposed on any Person, entity, organization, country or regime, including the Trading with the Enemy Act, the International Emergency Economic Powers Act, the Iran Sanctions Act, the Sudan Accountability and Divestment Act and any other OFAC Sanctions Program.

“Wholly-Owned” means, as applied to any Subsidiary, a Subsidiary all the outstanding shares (other than directors’ qualifying shares, if required by law) of every class of stock or other equity interest of which are at the time owned by the Guarantor and/or by one or more Wholly-Owned Subsidiaries.
SECTION 10.SURVIVAL OF REPRESENTATIONS AND WARRANTIES; ENTIRE AGREEMENT.
All representations and warranties contained herein shall survive the execution and delivery of this Guaranty Agreement and the Notes, the purchase or transfer by a holder of the Notes of any Note or portion thereof or interest therein and the payment of any Note, and may be relied upon by any subsequent holder of a Note, regardless of any investigation made at any time by or on behalf of a holder of the Notes or any other holder of a Note. All statements contained in any certificate or other instrument delivered by or on behalf of the Guarantor pursuant to this Guaranty Agreement shall be deemed representations and warranties of the Guarantor under this Guaranty Agreement. Subject to the preceding sentence, this Guaranty Agreement embodies the entire agreement and understanding between Prudential, the holders of the Notes and the Guarantor and supersedes all prior agreements and understandings relating to the subject matter hereof.
SECTION 11.Amendment and Waiver.
Section 1.1Requirements. This Guaranty Agreement may be amended, and the observance of any term hereof may be waived (either retroactively or prospectively), with (and only with) the written consent of the Guarantor and the Required Holders, except that (a) no amendment or waiver of any of the provisions of Section 5 hereof, or any defined term (as it is used therein for purposes of Section 5), will be effective as to a holder of the Notes unless consented to by such holder in writing, and (b) no such amendment or waiver may, without the written consent of the holder of each Note at the time outstanding affected thereby, (i) change the percentage of the principal amount of the Notes the holders of which are required to consent to any such amendment or waiver, or (ii) amend any of Sections 1, 2, 3, 4, 11 or 14.
Section 1.2Solicitation of Holders of Notes.
(a)Solicitation. The Guarantor will provide each Purchaser and each holder of the Notes (irrespective of the amount of Notes then owned by it) with sufficient information, sufficiently far in advance of the date a decision is required, to enable such Purchaser or holder to make an informed and considered decision with respect to any proposed amendment, waiver or consent in respect of any of the provisions hereof. The Guarantor will deliver executed or true and correct copies of each amendment, waiver or consent effected pursuant to the provisions of this Section 11.2 to each Purchaser and each holder of outstanding Notes promptly following the date on which it is executed and delivered by, or receives the consent or approval of, the requisite Purchasers or holders of Notes.
(b)Payment. The Guarantor will not directly or indirectly pay or cause to be paid any remuneration, whether by way of supplemental or additional interest, fee or otherwise, or grant any security or provide other credit support, to any Purchaser or holder of Notes as consideration for or as an inducement to the entering into by such Purchaser or holder of Notes of any waiver or amendment of any of the terms and provisions hereof unless such remuneration is concurrently paid, or security is concurrently granted or other credit support concurrently provided, on the same terms, ratably to each Purchaser and holder of Notes then outstanding whether or not such Purchaser or holder consented to such waiver or amendment.

Section 1.3Binding Effect, Etc. Any amendment or waiver consented to as provided in this Section 11 applies equally to all Purchasers and holders of Notes and is binding upon them and upon each future holder of any Note and upon the Guarantor without regard to whether such Note has been marked to indicate such amendment or waiver. No such amendment or waiver will extend to or affect any obligation, covenant, agreement, Default or Event of Default not expressly amended or waived or impair any right consequent thereon. No course of dealing between the Guarantor and any Purchaser or holder of a Note and no delay in exercising any rights hereunder or under any Note shall operate as a waiver of any rights of any Purchaser or holder of such Note. As used herein, the term “this Guaranty Agreement” and references thereto shall mean this Guaranty Agreement as it may from time to time be amended or supplemented.
Section 1.4Notes Held by Guarantor, Etc. Solely for the purpose of determining whether the holders of the requisite percentage of the aggregate principal amount of Notes then outstanding approved or consented to any amendment, waiver or consent to be given under this Guaranty Agreement, or have directed the taking of any action provided herein to be taken upon the direction of the holders of a specified percentage of the aggregate principal amount of Notes then outstanding, Notes directly or indirectly owned by the Guarantor or any of its Affiliates shall be deemed not to be outstanding.
SECTION 12.Notices.
Except to the extent otherwise permitted in Section 6.4, all written communications provided for hereunder shall be sent by first class mail or nationwide overnight delivery service (with charges prepaid) and:
(i)if to Prudential, addressed to Prudential at the address specified for such communications in the Purchaser Schedule attached to the Note Agreement, or at such other address as Prudential shall have specified to the Guarantor in writing,
(ii)if to a Purchaser or such Purchaser’s nominee, to such Purchaser or such Purchaser’s nominee at the address specified for such communications in its Confirmation of Acceptance, or at such other address as such Purchaser or such Purchaser’s nominee shall have specified to the Guarantor in writing,
(iii)if to any other holder of any Note, to such holder at such address as such other holder shall have specified to the Guarantor in writing, or
(iv)if to the Guarantor, to the Guarantor at its address set forth at the beginning hereof to the attention of the Chief Financial Officer, or at such other address as the Guarantor shall have specified to Prudential and the holder of each Note in writing.
Notices under this Section 12 will be deemed given only when actually received.
SECTION 13.Reproduction of Documents.
This Guaranty Agreement and all documents relating hereto, including, without limitation, (a) consents, waivers and modifications that may hereafter be executed, (b) documents received by Prudential or any Purchaser on the date hereof and at a Closing Day (except the Notes themselves), and (c) financial statements, certificates and other information previously or hereafter furnished to a holder of the Notes, may be reproduced by such holder by any photographic, photostatic, electronic, digital or other similar process and such holder may destroy any original document so reproduced. The Guarantor agrees and stipulates that, to the extent permitted by applicable law, any such reproduction shall be admissible in evidence as the original itself in any judicial or administrative proceeding (whether or not the original is in existence and whether or not such reproduction was made by a holder of the Notes in the regular course of business) and any enlargement, facsimile or further reproduction of such reproduction shall likewise be admissible in evidence. This Section 13 shall not prohibit the Guarantor, Prudential, any Purchaser or any other holder of Notes from contesting any such reproduction to the same extent that it could contest the original, or from introducing evidence to demonstrate the inaccuracy of any such reproduction.
SECTION 14.Confidential Information.
For the purposes of this Section 14, “Confidential Information” means information delivered to Prudential or any Purchaser by or on behalf of the Guarantor or any Subsidiary in connection with the transactions contemplated by or otherwise pursuant to this Guaranty Agreement and the Note Agreement, together with any related schedules and exhibits, provided that such term does not include information that (a) was publicly known or otherwise known to Prudential or such Purchaser on a non-confidential basis prior to the time of such disclosure, (b) subsequently becomes publicly known through no act or omission by Prudential or such Purchaser or any Person acting on Prudential or such Purchaser’s behalf, (c) otherwise becomes known to Prudential or such Purchaser other than through disclosure by the Guarantor or any Subsidiary or from a Person who is known to Prudential or such Purchaser to be bound by a confidentiality agreement with the Guarantor or any of its Subsidiaries, or is known to Prudential or such Purchaser to be under an obligation not to transmit the information to Prudential or such Purchaser, or (d) constitutes financial statements delivered to Prudential or such Purchaser under Section 6.1 that are otherwise publicly available. Prudential and each Purchaser will maintain the confidentiality of such Confidential Information for as long as it is in possession thereof in accordance with procedures adopted by Prudential or such Purchaser in good faith to protect confidential information of third parties delivered to Prudential or such Purchaser, provided that Prudential or such Purchaser may deliver or disclose Confidential Information to (i) its directors, trustees, officers, employees, agents, attorneys and affiliates (to the extent such disclosure reasonably relates to the administration of the investment represented by its Notes), (ii) its auditors, financial advisors and other professional advisors who agree to hold confidential the Confidential Information substantially in accordance with this Section 14, (iii) any other holder of any Note, (iv) any Institutional Investor to which it sells or offers to sell such Note or any part thereof or any participation therein (if such Person has agreed in writing prior to its receipt of such Confidential Information to be bound by the provisions of this Section 14), (v) any Person from which it offers to purchase any security of the Guarantor or the Company (if such Person has agreed in writing prior to its receipt of such Confidential Information to be bound by this Section 14), (vi) any federal or state regulatory authority having jurisdiction over Prudential or such Purchaser, (vii) the NAIC or the SVO or, in each case, any similar organization, or any nationally recognized rating agency that requires access to information about Prudential or such Purchaser’s investment portfolio, or (viii) any other Person to which such delivery or disclosure may be necessary or appropriate in each of the following cases: (w) to effect compliance with any law, rule, regulation or order applicable to Prudential or such Purchaser, (x) in response to any subpoena or other legal process which such Purchaser reasonably believes to have been validly issued, (y) in connection with any litigation to which Prudential or such Purchaser is a party or (z) if an Event of Default has occurred and is continuing, to the extent Prudential or such Purchaser may reasonably determine such delivery and disclosure to be necessary or appropriate in the enforcement or for the protection of the rights and remedies under such Purchaser’s Notes, the Note Agreement, this Guaranty Agreement or the Subsidiary Guaranty Agreement. Each holder of a Note, by its acceptance of a Note, will be deemed to have agreed to be bound by and to be entitled to the benefits of this Section 14 as though it were a party to this Guaranty Agreement. Each holder of a Note understands that Confidential Information may include material non-public information and that such holder needs to comply with applicable securities laws with respect to the Confidential Information it receives. On reasonable request by the

Guarantor in connection with the delivery to any holder of a Note of information required to be delivered to such holder under this Guaranty Agreement or requested by such holder (other than a holder that is a party to this Guaranty Agreement or its nominee), such holder will, as a condition precedent to receiving such information, enter into an agreement with the Guarantor embodying the provisions of this Section 14.
In the event that as a condition to receiving access to information relating to the Guarantor or its Subsidiaries in connection with the transactions contemplated by or otherwise pursuant to the Note Agreement or this Guaranty Agreement, Prudential, any Purchaser or any holder of a Note is required to agree to a confidentiality undertaking (whether through IntraLinks, another secure website, a secure virtual workspace or otherwise) which is different from the terms of this Section 14, the terms of this Section 14 shall, as between Prudential, such Purchaser or such holder and the Guarantor, supersede the terms of any such other confidentiality undertaking.
SECTION 15.Miscellaneous.
Section 1.1Successors and Assigns. All covenants and other agreements contained in this Guaranty Agreement by or on behalf of any of the parties hereto bind and inure to the benefit of their respective successors and assigns (including, without limitation, any subsequent holder of a Note) whether so expressed or not.
Section 1.2Severability. Any provision of this Guaranty Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall (to the full extent permitted by law) not invalidate or render unenforceable such provision in any other jurisdiction.
Section 1.3Accounting Terms. All accounting terms used herein which are not expressly defined in this Guaranty Agreement have the meanings respectively given to them in accordance with GAAP. Except as otherwise specifically provided herein, (a) all computations made pursuant to this Guaranty Agreement shall be made in accordance with GAAP and (b) all financial statements shall be prepared in accordance with GAAP. For purposes of determining compliance with this Guaranty Agreement (including, without limitation, Section 7, Section 8 and the definition of “Debt”), any election by the Guarantor to measure any financial liability using fair value (as permitted by Financial Accounting Standards Board Accounting Standards Codification Topic No. 825-10-25 – Fair Value Option, International Accounting Standard 39 – Financial Instruments: Recognition and Measurement or any similar accounting standard) shall be disregarded and such determination shall be made as if such election had not been made. Notwithstanding any other provision contained herein, all references to GAAP and all terms of an accounting or financial nature used herein shall be construed, and all computations of amounts and ratios referred to herein shall be made, without giving effect to (i) the changes in GAAP to be implemented pursuant to the final standards for ASU No. 2016-02, Leases (Topic 842) by the Financial Accounting Standards Board, and (ii) any treatment of Debt in respect of convertible debt instruments under Accounting Standards Codification 470-20 (or any other Accounting Standards Codification or Financial Accounting Standard having a similar result or effect) to value any such Debt in a reduced or bifurcated manner as described therein, and such Indebtedness shall at all times be valued at the full staled principal amount thereof.
Section 1.4Construction. Each covenant contained herein shall be construed (absent express provision to the contrary) as being independent of each other covenant contained herein, so that compliance with any one covenant shall not (absent such an express contrary provision) be deemed to excuse compliance with any other covenant. Where any provision herein refers to action to be taken by any Person, or which such Person is prohibited from taking, such provision shall be applicable whether such action is taken directly or indirectly by such Person.
Section 1.5Counterparts; Electronic Contracting. This Guaranty Agreement may be executed and delivered in any number of counterparts, each of which shall be an original but all of which together shall constitute one instrument. Each counterpart may consist of a number of copies hereof, each signed by less than all, but together signed by all, of the parties hereto. The parties agree to electronic contracting and signatures with respect to this Guaranty Agreement and any other agreement and instrument hereunder. Delivery of an electronic signature to, or a signed copy of, this Guaranty Agreement any other agreement or instrument delivered hereunder by facsimile, email or other electronic transmission shall be fully binding on the parties to the same extent as the delivery of the signed originals and shall be admissible into evidence for all purposes. Notwithstanding the foregoing, if Prudential any Purchaser shall request manually signed counterpart signatures to any agreement or instrument hereunder, the Guarantor hereby agrees to use its reasonable endeavors to provide such manually signed signature pages as soon as reasonably practicable.
Section 1.6Governing Law. This Guaranty Agreement shall be construed and enforced in accordance with, and the rights of the parties shall be governed by, the law of the State of Illinois excluding choice-of-law principles of the law of such State that would permit the application of the laws of a jurisdiction other than such State.
Section 1.7Jurisdiction and Process; Waiver of Jury Trial. (a) The Guarantor irrevocably submits to the non-exclusive jurisdiction of any Illinois State or federal court sitting in the Northern District of Illinois, over any suit, action or proceeding arising out of or relating to this Guaranty Agreement, the Note Agreement, the Subsidiary Guaranty Agreement or the Notes. To the fullest extent permitted by applicable law, the Guarantor irrevocably waives and agrees not to assert, by way of motion, as a defense or otherwise, any claim that it is not subject to the jurisdiction of any such court, any objection that it may now or hereafter have to the laying of the venue of any such suit, action or proceeding brought in any such court and any claim that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum.
    (b)    The Guarantor agrees, to the fullest extent permitted by applicable law, that a final judgment in any suit, action or proceeding of the nature referred to in Section 15.7(a) brought in any such court shall be conclusive and binding upon it subject to rights of appeal, as the case may be, and may be enforced in the courts of the United States of America or the State of Illinois (or any other courts to the jurisdiction of which it or any of its assets is or may be subject) by a suit upon such judgment.
    (c)    The Guarantor consents to process being served by or on behalf of any holder of Notes in any suit, action or proceeding of the nature referred to in Section 15.7(a) by mailing a copy thereof by registered, certified, priority or express mail (or any substantially similar form of mail), postage prepaid, return receipt or delivery confirmation requested, to it at its address specified in Section 12 or at such other address of which such holder shall then have been notified pursuant to said Section. The Guarantor agrees that such service upon receipt (i) shall be deemed in every respect effective service of process upon it in any such suit, action or proceeding and (ii) shall, to the fullest extent permitted by applicable law, be taken and held to be valid personal service upon and personal delivery to it. Notices hereunder shall be conclusively presumed received as evidenced by a delivery receipt furnished by the United States Postal Service or any reputable commercial delivery service.

    (d)    Nothing in this Section 15.7 shall affect the right of any holder of a Note to serve process in any manner permitted by law, or limit any right that the holders of any of the Notes may have to bring proceedings against the Guarantor in the courts of any appropriate jurisdiction or to enforce in any lawful manner a judgment obtained in one jurisdiction in any other jurisdiction.
    (e)    The parties hereto hereby waive trial by jury in any action brought on or with respect to this Guaranty Agreement, the Subsidiary Guaranty Agreement, the Note Agreement, the Notes or any other document executed in connection herewith or therewith.

Section 1.8Transaction References. The Guarantor agrees that each of Prudential and Prudential Private Capital may (a) refer to its role in establishing the Facility, as well as the identity of the Guarantor and the maximum aggregate principal amount of the Notes and the date on which this Facility was established, on its internet site, social media channels or in marketing materials, press releases, published “tombstone” announcements or any other print or electronic medium and (b) display the Guarantor’s corporate logo in conjunction with any such reference.

[remainder of page left intentionally blank]

    IN WITNESS WHEREOF, the Guarantor has caused this Guaranty Agreement to be duly executed and delivered as of the date and year first above written.
SCHNEIDER NATIONAL, INC.

By:
    Thomas A. Gannon
Its:    Secretary

Agreed and accepted as of the date first written above.
PGIM, INC.

By:
    Its:

Form of Reaffirmation of Parent Guaranty Agreement

REAFFIRMATION OF PARENT GUARANTY AGREEMENT
THIS REAFFIRMATION OF PARENT GUARANTY AGREEMENT (this “Reaffirmation”) is made by Schneider National, Inc., a Wisconsin corporation (the “Guarantor”) in favor of each “holder” (as defined below).
PRELIMINARY STATEMENT:
A.    In order to raise funds for general corporate purposes, Schneider National Leasing, Inc., a Nevada corporation and Wholly-Owned Subsidiary of the Guarantor (the “Company”), has entered into the Private Shelf Agreement dated as of June 17, 2020 (as amended, restated or otherwise modified from time to time, the “Note Purchase Agreement”) between the Company and PGIM, Inc. (“Prudential”), pursuant to which, subject to the terms and conditions of such Note Purchase Agreement, the Company and Prudential entered into an uncommitted private shelf facility pursuant to which, and subject to the terms and conditions thereof, the Company may from time to time issue, and certain Prudential Affiliates (as defined in the Note Purchase Agreement) which become bound by certain provisions of the Note Purchase Agreement (hereinafter sometimes collectively referred to as the “Note Purchasers”) may from time to time purchase, the Senior Notes (such notes, and any notes issued in replacement, substitution or exchange therefor, being hereinafter collectively referred to as the “Notes”) of the Company.
B.    The Guarantor has guarantied the obligations of the Company under the Note Purchase Agreement and the Notes pursuant to that certain Guaranty Agreement, dated as of June 17, 2020 (as amended, supplemented or otherwise modified, the “Parent Guaranty”) made by the Guarantor in favor of each holder (as defined therein). The Note Purchasers, together with their successors and assigns, including any subsequent transferees of the Notes in accordance with the terms of the Note Purchase Agreement, are hereinafter collectively referred to as the “holders.” Capitalized terms used herein and not otherwise defined shall have the meanings given in the Parent Guaranty.
C.    Pursuant to that certain Request for Purchase dated as of _____________ and that certain Confirmation of Acceptance dated as of _______________, the Company will issue and certain Prudential Affiliates (the “Series ___ Purchasers”) will purchase the Company’s ______% Series _____ Senior Notes Due _____ (the “Series _____ Notes”).
D.    The Guarantor will benefit from the proceeds of the issuance of the Series ____ Notes.
E.    The holders have required as a condition to the effectiveness of the Series ____ Purchasers’ obligation to purchase the Series ____ Notes that the Guarantor execute and deliver this Reaffirmation and reaffirm that the Parent Guaranty secures and guarantees the liabilities and obligations of the Company under the Series ____ Notes;.
NOW, THEREFORE, in order to induce, and in consideration of, the purchase of the Series ____ Notes by the Series ____ Purchasers, the Guarantor hereby covenants and agrees with, and represents and warrants to, each of the Series ____ Purchasers and each holder from time to time of the Notes as follows:
1.    Reaffirmation. The Guarantor, hereby ratifies and reaffirms all of its payment and performance obligations, contingent or otherwise, under the Parent Guaranty, and confirms and
Exhibit 4.4(a)
(to Private Shelf Agreement)

agrees that each reference in the Parent Guaranty to the Guaranteed Obligations (as defined in the Parent Guaranty) is construed to hereafter include the Series ____ Notes. The Guarantor acknowledges that the Parent Guaranty remains in full force and effect and is hereby ratified and confirmed. Without limiting the generality of the foregoing, the Guarantor hereby acknowledges and confirms that it intends that the Parent Guaranty will continue to secure, to the fullest extent provided thereby, the payment and performance of all Guaranteed Obligations, including, without limitation, the payment and performance of the Series _____ Notes. The Guarantor confirms and agrees that, with respect to the Parent Guaranty, each and every covenant, condition, obligation, representation (except those representations which relate only to a specific date, which are confirmed as of such date only), warranty and provision set forth therein are, and shall continue to be, in full force and effect and are hereby confirmed and ratified in all respects.
2.    Successors and Assigns. All covenants and other agreements contained in this Reaffirmation by or on behalf of any of the parties hereto bind and inure to the benefit of their respective successors and assigns (including, without limitation, any subsequent holder of a Note) whether so expressed or not.
3.    No Waiver. The execution of this Reaffirmation shall not operate as a novation, waiver of any right, power or remedy of Prudential or any holder, nor constitute a waiver of any provision of the Note Purchase Agreement or any Note.
4.    Governing Law. This Reaffirmation shall be construed and enforced in accordance with, and the rights of the parties shall be governed by, the law of the State of Illinois excluding choice-of-law principles of the law of such State that would require the application of the laws of a jurisdiction other than such State.
5.    Severability. Any provision of this Reaffirmation that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall (to the full extent permitted by law) not invalidate or render unenforceable such provision in any other jurisdiction.
6.    Counterparts. This Reaffirmation may be executed in any number of counterparts, each of which shall be an original but all of which together shall constitute one instrument. Each counterpart may consist of a number of copies hereof, each signed by less than all, but together signed by all, of the parties hereto.
7.    Section Headings. The section headings herein are for convenience of reference only, and shall not affect in any way the interpretation of any of the provisions hereof.
8.    Authorization. The Guarantor is duly authorized to execute and deliver this Reaffirmation, and, is and will continue to be duly authorized to perform its obligations under the Guaranty.
    E-4.4(a)-2

IN WITNESS WHEREOF, this Reaffirmation of Parent Guaranty Agreement has been duly executed and delivered as of the date first above written.
SCHNEIDER NATIONAL, INC.

By:
    Name:
    Title:

Form of Subsidiary Guaranty Agreement

(see attached)
Exhibit 4.5
(to Private Shelf Agreement)

SCHNEIDER FINANCE, INC.
SCHNEIDER NATIONAL CARRIERS, INC.
SCHNEIDER RESOURCES, INC.

SUBSIDIARY GUARANTY AGREEMENT

regarding
Private Shelf Agreement
and all Notes outstanding thereunder

Issued by Schneider National Leasing, Inc.

Dated as of June 17, 2020

Exhibit 4.5
(to Private Shelf Agreement)

Page

SECTION 1.    DEFINITIONS    2
SECTION 2.    THE GUARANTY    2
SECTION 3.    OBLIGATIONS ABSOLUTE    4
SECTION 4.    WAIVER AND AUTHORIZATION    4
Section 4.1    Waiver    4
Section 4.2    Obligations Unimpaired    5
SECTION 5.    REINSTATEMENT AND RANK    6
Section 5.1    Reinstatement of Guaranty    6
Section 5.2    Rank of Guaranty    6
SECTION 6.    COVENANTS IN PARENT GUARANTY AGREEMENT    6
SECTION 7.    REPRESENTATIONS AND WARRANTIES OF THE SUBSIDIARY GUARANTORS    6
SECTION 8.    Amendments, Waivers and Consents    8
SECTION 9.    Confidential Information    9
SECTION 10.    Notices    10
SECTION 11.    Miscellaneous    10

-i-

Attachments to Subsidiary Guaranty Agreement:

EXHIBIT A    —    Guaranty Joinder

SUBSIDIARY GUARANTY AGREEMENT
Re: Private Shelf Agreement
and all Notes outstanding thereunder
of
Schneider National Leasing, Inc.
This SUBSIDIARY GUARANTY AGREEMENT dated as of June 17, 2020 (as amended, restated, joined, reaffirmed, supplemented or otherwise modified from time to time, the “Subsidiary Guaranty Agreement”) is entered into on a joint and several basis by each of the undersigned (which parties are hereinafter referred to individually as a “Subsidiary Guarantor” and collectively as the “Subsidiary Guarantors”).
PRELIMINARY STATEMENT:
A.    Each of the Subsidiary Guarantors is a Wholly-Owned Subsidiary of Schneider National, Inc., a Wisconsin corporation (the “Parent Guarantor”).
B.    In order to raise funds for general corporate purposes, Schneider National Leasing, Inc., a Nevada corporation and Wholly-Owned Subsidiary of the Parent Guarantor (the “Company”), has entered into the Private Shelf Agreement dated as of June 17, 2020 (as amended, restated or otherwise modified from time to time, the “Note Purchase Agreement”) between the Company and PGIM, Inc. (“Prudential”), pursuant to which, subject to the terms and conditions of such Note Purchase Agreement, the Company and Prudential are entering into an uncommitted private shelf facility pursuant to which, and subject to the terms and conditions thereof, the Company may from time to time issue, and certain Prudential Affiliates (as defined in the Note Purchase Agreement) (hereinafter sometimes collectively referred to as the “Note Purchasers”) may from time to time purchase, the notes (such notes, and any notes issued in replacement, substitution or exchange therefor, being hereinafter collectively referred to as the “Notes”) of the Company, and the Parent Guarantor has entered into the Guaranty Agreement dated as of June 17, 2020 (as amended, restated or otherwise modified from time to time, the “Parent Guaranty Agreement”) by the Parent Guarantor in favor of each holder (as defined therein). The Note Purchasers, together with their successors and assigns, including any subsequent transferees of the Notes in accordance with the terms of the Note Purchase Agreement, are hereinafter collectively referred to as the “holders.”
C.    The Note Purchasers have required as a condition of the purchase of the Notes to be purchased by them that the Parent Guarantor cause each of the undersigned to enter into this Subsidiary Guaranty Agreement and to cause each Subsidiary which hereafter at any time becomes a party to, or otherwise becomes a guarantor of Debt in respect of, the Bank Credit Agreement or any of the Private Placement Documents to enter into a Guaranty Joinder in substantially the form set forth as Exhibit A hereto (a “Guaranty Joinder”), in each case as security for the Notes, and the Parent Guarantor has agreed to cause each of the undersigned to execute this Subsidiary Guaranty Agreement and to cause each such other Subsidiary which hereafter at any time becomes a party to, or otherwise becomes a guarantor of Debt in respect of, the Bank Credit Agreement or any of the Private Placement Documents to execute a Guaranty Joinder, in each case in order to induce the Note Purchasers to purchase the Notes and thereby benefit the Company, the Parent Guarantor and its Subsidiaries by providing funds to enable the Company, the Parent Guarantor and its Subsidiaries to have funds available for general corporate purposes.

NOW, THEREFORE, in order to induce, and in consideration of, the execution and delivery of the Note Purchase Agreement and the purchase of the Notes by the Note Purchasers, each Subsidiary Guarantor hereby, jointly and severally, covenants and agrees with, and represents and warrants to, each of the Note Purchasers and each holder from time to time of the Notes as follows:
SECTION 1.DEFINITIONS.
Capitalized terms used herein shall have the meanings set forth in the Parent Guaranty Agreement unless herein defined or the context shall otherwise require.
SECTION 2.THE GUARANTY.
(a)Subject to Sections 2(b) and 2(c) below, each Subsidiary Guarantor jointly and severally hereby irrevocably and unconditionally guarantees to the Note Purchasers and each holder the due and punctual payment in full of (i) the principal of, Make-Whole Amount, if any, and interest on, and any other amounts due under, the Notes when and as the same shall become due and payable (whether at stated maturity or by required or optional prepayment or repurchase or by acceleration or otherwise) and (ii) any other sums which may become due under the terms and provisions of the Note Purchase Agreement and the Notes (all such obligations described in clauses (i) and (ii) above are herein called the “Guaranteed Obligations”). The guaranty in the preceding sentence is an absolute, present and continuing guaranty of payment and performance and not of collectability and is in no way conditional or contingent upon any attempt to collect from the Company, the Parent Guarantor or any other Person or upon any other action, occurrence or circumstance whatsoever. In the event that the Company shall fail so to pay any of such Guaranteed Obligations, each Subsidiary Guarantor jointly and severally agrees to pay the same when due to the holders entitled thereto, without demand, presentment, protest or notice of any kind, in lawful money of the United States of America, at the place for payment specified in the Notes and the Note Purchase Agreement. Each default in payment of the principal of, Make-Whole Amount, if any, or interest on, or any other amount due under, the Notes shall give rise to a separate cause of action hereunder and separate suits may be brought hereunder as each cause of action arises. Each Subsidiary Guarantor jointly and severally hereby agrees that the Notes issued in connection with the Note Purchase Agreement make reference to this Subsidiary Guaranty Agreement.
Each Subsidiary Guarantor jointly and severally hereby agrees to pay and to indemnify and save the holders harmless from and against any damage, loss, cost or expense (including reasonable attorneys’ fees) which such holder may incur or be subject to as a consequence, direct or indirect, of (i) any breach by any Subsidiary Guarantor, the Parent Guarantor or by the Company of any warranty, covenant, term or condition in, or the occurrence of any default under, this Subsidiary Guaranty Agreement, the Parent Guaranty Agreement, the Notes or the Note Purchase Agreement, together with all expenses resulting from the compromise or defense of any claims or liabilities arising as a result of any such breach or default, and (ii) any legal action commenced to challenge the validity or enforceability of this Subsidiary Guaranty Agreement, the Parent Guaranty Agreement, the Notes or the Note Purchase Agreement.
(b)It is the intent of each Subsidiary Guarantor and the holders that each Subsidiary Guarantor’s maximum obligation hereunder shall be equal to, but not in excess of:
(i)in a case or proceeding commenced by or against a Subsidiary Guarantor under the Bankruptcy Code of the United States of America (the “Bankruptcy Code”), the maximum amount which would not otherwise cause the obligations hereunder (or any other obligations of such Subsidiary Guarantor to any holder) to be avoidable or unenforceable against such Subsidiary Guarantor under (A) Section 548 of the
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Bankruptcy Code or (B) any state fraudulent transfer or fraudulent conveyance act or statute applied in such case or proceeding by virtue of Section 544 of the Bankruptcy Code; or
(ii)in a case or proceeding commenced by or against a Subsidiary Guarantor under any law, statute or regulation other than the Bankruptcy Code (including, without limitation, any other bankruptcy, reorganization, arrangement, moratorium, readjustment of debt, dissolution, liquidation or similar debtor relief laws), the maximum amount which would not otherwise cause the obligations hereunder (or any other obligations of such Subsidiary Guarantor to any holder) to be avoidable or unenforceable against such Subsidiary Guarantor under such law, statute or regulation including, without limitation, any state fraudulent transfer or fraudulent conveyance act or statute applied in any such case or proceeding.
The substantive laws under which the possible avoidance or unenforceability of the obligations hereunder (or any other obligations of the Subsidiary Guarantors to any holder) shall be determined in any such case or proceeding shall hereinafter be referred to as the “Avoidance Provisions”.
(c)To the end set forth in Section 2(b), but only to the extent that the obligations hereunder would otherwise be subject to avoidance under the Avoidance Provisions if the Subsidiary Guarantors, or any of them, are not deemed to have received valuable consideration, fair value or reasonably equivalent value for the obligations hereunder, or if the obligations hereunder would render such Subsidiary Guarantor insolvent, or leave such Subsidiary Guarantor with unreasonably small capital to conduct its business, or cause such Subsidiary Guarantor to have incurred debts (or to have intended to have incurred debts) beyond its ability to pay such debts as they mature, in each case as of the time any of the obligations hereunder are deemed to have been incurred under the Avoidance Provisions and after giving effect to contribution as among such Subsidiary Guarantor and other guarantors, the maximum obligations for which such Subsidiary Guarantor shall be liable hereunder shall be reduced to that amount which, after giving effect thereto, would not cause such obligations (or any other obligations of such Subsidiary Guarantor to any holder), as so reduced, to be subject to avoidance under the Avoidance Provisions. This Section 2(c) is intended solely to preserve the rights of the holders hereunder to the maximum extent that would not cause the obligations of such Subsidiary Guarantor hereunder to be subject to avoidance under the Avoidance Provisions, and neither such Subsidiary Guarantor nor any other Person shall have any right or claim under this Section 2(c) as against any holder that would not otherwise be available to such Person under the Avoidance Provisions.
SECTION 3.OBLIGATIONS ABSOLUTE.
The obligations of each Subsidiary Guarantor hereunder shall be primary, absolute, irrevocable and unconditional, irrespective of the validity, regularity or enforceability of the Notes or of the Note Purchase Agreement, shall not be subject to any counterclaim, setoff, deduction or defense based upon any claim any Subsidiary Guarantor may have against the Company, the Parent Guarantor, any other Subsidiary Guarantor or any holder or otherwise, and shall remain in full force and effect without regard to, and shall not be released, discharged or in any way affected by, any circumstance or condition whatsoever (whether or not any Subsidiary Guarantor shall have any knowledge or notice thereof), including, without limitation: (a) any modification or amendment of or supplement to the Note Purchase Agreement, the Notes or any other instrument referred to therein (except that the obligations of the Subsidiary Guarantors hereunder shall apply to the Note Purchase Agreement, the Notes or such other instruments as so amended, modified or supplemented) or any assignment or transfer of any thereof or of any interest therein, or any furnishing, acceptance or release of any security for the Notes; (b) any
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waiver, consent, extension, indulgence or other action or inaction under or in respect of the Notes or in respect of the Note Purchase Agreement; (c) any bankruptcy, insolvency, readjustment, composition, liquidation or similar proceeding with respect to the Company or its property; (d) any bankruptcy, insolvency, readjustment, composition, liquidation or similar proceeding with respect to any other guarantor of the Guaranteed Obligations or its property; (e) any merger, amalgamation or consolidation of any Subsidiary Guarantor or of the Company into or with any other corporation or any sale, lease or transfer of any or all of the assets of any Subsidiary Guarantor or of the Company to any Person; (f) any failure on the part of the Company for any reason to comply with or perform any of the terms of any other agreement with such Subsidiary Guarantor; or (g) any other circumstance which might otherwise constitute a legal or equitable discharge or defense of a guarantor. Each Subsidiary Guarantor covenants that its obligations hereunder will not be discharged except by indefeasible payment in full of all of the Guaranteed Obligations.
SECTION 4.WAIVER AND AUTHORIZATION.
Section 1.1Waiver. Each Subsidiary Guarantor hereby jointly and severally waives, for the benefit of each holder:
(a)any right to require any holder, as a condition of payment or performance by such Subsidiary Guarantor, to (i) proceed against the Company, any other guarantor of the Guaranteed Obligations or any other Person, (ii) proceed against or exhaust any security held from the Company, any Subsidiary Guarantor, any other guarantor of the Guaranteed Obligations or any other Person, or (iii) pursue any other remedy available to any holder whatsoever;
(b)any defense arising by reason of the incapacity, lack of authority or any disability or other defense of the Company including, without limitation, any defense based on or arising out of the lack of validity or the unenforceability of the Guaranteed Obligations or any agreement or instrument relating thereto or by reason of the cessation of the liability of the Company from any cause other than indefeasible payment in full of the Guaranteed Obligations;
(c)any defense based upon any statute or rule of law which provides that the obligation of a surety must be neither larger in amount nor in other respects more burdensome than that of the principal;
(d)any defense based upon errors or omissions of any holder in the administration of the Guaranteed Obligations, except behavior which amounts to bad faith;
(e)(i) any principles or provisions of law, statutory or otherwise, which are or might be in conflict with the terms of this Subsidiary Guaranty Agreement and any legal or equitable discharge of such Subsidiary Guarantor’s obligations hereunder, (ii) the benefit of any statute of limitations affecting such Subsidiary Guarantor’s liability hereunder or the enforcement hereof, (iii) any rights to set-offs, recoupments and counterclaims, and (iv) promptness, diligence and any requirement that any holder protect, secure, perfect or insure any security interest or lien or any property subject thereto;
(f)notices, demands, presentments, protests, notices of protest, notices of dishonor and notices of any action or inaction, including acceptance of this Subsidiary Guaranty Agreement, notices of default under the Note Purchase Agreement or any agreement or instrument related thereto, notices of any renewal, extension or modification of the Guaranteed Obligations or any agreement related thereto, notices of assignment, sale or other transfer of any Note to a Transferee, notices of any extension of credit to the Company and notices of any of the matters referred to in Section 3 and any right to consent to any thereof;
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(g)to the fullest extent permitted by law, any defenses or benefits that may be derived from or afforded by law which limit the liability of or exonerate guarantors or sureties, or which may conflict with the terms of this Subsidiary Guaranty Agreement; and
(h)(i) all rights of subrogation which it may at any time have as a result of this Subsidiary Guaranty Agreement (whether statutory or otherwise) to the claims of the holders against the Company or any other guarantor of the Guaranteed Obligations (each referred to herein as the “Other Party”) and all contractual, statutory or common law rights of reimbursement, contribution or indemnity from the Company or any Other Party which it may at any time otherwise have as a result of this Subsidiary Guaranty Agreement; and (ii) any right to enforce any other remedy which the holders now have or may hereafter have against the Company or any Other Party, any endorser or any other guarantor of all or any part of the Guaranteed Obligations.
Section 1.2Obligations Unimpaired. Each Subsidiary Guarantor authorizes the holders of the Notes, without notice or demand to such Subsidiary Guarantor and without affecting its obligations hereunder, from time to time (a) to renew, compromise, extend, accelerate or otherwise change the time for payment of, or otherwise change the terms of, all or any part of the Notes, the Note Purchase Agreement or any other instrument referred to therein or to issue Shelf Notes, (b) to take and hold security for the payment of the Notes, for the performance of this Subsidiary Guaranty Agreement or otherwise for the obligations guaranteed hereby and to exchange, enforce, waive and release any such security, (c) to apply any such security and to direct the order or manner of sale thereof as they in their sole discretion may determine; (d) to obtain additional or substitute endorsers or guarantors; (e) to exercise or refrain from exercising any rights against the Company, any other guarantor of the Guaranteed Obligations and others; and (f) to apply any sums, by whomsoever paid or however realized, to the payment of the principal of, Make-Whole Amount, if any, and interest on the Notes and any other Guaranteed Obligation hereunder. Each Subsidiary Guarantor waives any right to require the holders to proceed against any additional or substitute endorsers or guarantors or to pursue or exhaust any security provided by the Company, such Subsidiary Guarantor or any other Person or to pursue any other remedy available to such holders.
SECTION 5.REINSTATEMENT AND RANK.
Section 1.1Reinstatement of Guaranty. The obligations of each Subsidiary Guarantor under this Subsidiary Guaranty Agreement shall be automatically reinstated if and to the extent that for any reason any payment by or on behalf of any Person in respect of the Guaranteed Obligations is rescinded or must be otherwise restored by any holder of the Guaranteed Obligations, whether as a result of any proceedings in bankruptcy or reorganization or otherwise. If an event permitting the acceleration of the maturity of the principal amount of the Notes shall at any time have occurred and be continuing and such acceleration shall at such time be prevented or the right of any holder to receive any payment under any Note shall at such time be delayed or otherwise affected by reason of the pendency against the Company, any Subsidiary Guarantor or any other guarantor of a case or proceeding under a bankruptcy or insolvency law, each Subsidiary Guarantor agrees that, for purposes of this Subsidiary Guaranty Agreement and its obligations hereunder, the maturity of such principal amount shall be deemed to have been accelerated with the same effect as if the holders had accelerated the same in accordance with the terms of the Note Purchase Agreement, and each Subsidiary Guarantor shall forthwith pay such accelerated principal amount, accrued interest and Make-Whole Amount, if any, thereon and any other Guaranteed Obligations hereunder.
Section 1.2Rank of Guaranty. Each Subsidiary Guarantor agrees that its obligations under this Subsidiary Guaranty Agreement shall rank at least pari passu with all other unsecured Senior Debt of such Subsidiary Guarantor now or hereafter existing.
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SECTION 6.COVENANTS IN PARENT GUARANTY AGREEMENT.
Each Subsidiary Guarantor covenants that it and each of its Subsidiaries shall comply at all times with those covenants in the Parent Guaranty Agreement which are applicable to them.
SECTION 7.REPRESENTATIONS AND WARRANTIES OF THE SUBSIDIARY GUARANTORS.
On the Execution Date and on the date of each Closing, each Subsidiary Guarantor represents and warrants to Prudential and each Note Purchaser that:
(a)Such Subsidiary Guarantor is a corporation or other legal entity duly organized, validly existing and in good standing under the laws of its jurisdiction of organization, and is duly qualified as a foreign corporation or other legal entity and is in good standing in each jurisdiction in which such qualification is required by law, other than those jurisdictions as to which the failure to be so qualified or in good standing could not, individually or in the aggregate, reasonably be expected to have a material adverse effect on (1) the ability of such Subsidiary Guarantor to perform its obligations under this Subsidiary Guaranty Agreement, or (2) the validity or enforceability of this Subsidiary Guaranty Agreement (herein in this Section 7, a “Material Adverse Effect”). Such Subsidiary Guarantor has the power and authority to own or hold under lease the properties it purports to own or hold under lease, to transact the business it transacts and proposes to transact, to execute and deliver this Subsidiary Guaranty Agreement and to perform the provisions hereof.
(b)This Subsidiary Guaranty Agreement has been duly authorized by all necessary corporate or other similar organizational action on the part of such Subsidiary Guarantor, and this Subsidiary Guaranty Agreement constitutes a legal, valid and binding obligation of such Subsidiary Guarantor enforceable against such Subsidiary Guarantor in accordance with its terms, except as such enforceability may be limited by (1) applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer or conveyance or other similar laws affecting the enforcement of creditors’ rights generally and (2) general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).
(c)The execution, delivery and performance by such Subsidiary Guarantor of this Subsidiary Guaranty Agreement will not (1) contravene, result in any breach of, or constitute a default under, or result in the creation of any Lien in respect of any property of such Subsidiary Guarantor or any of its Subsidiaries under its corporate charter or bylaws, or similar organizational or governing instrument, shareholders agreement, or except for contraventions, breaches or defaults which could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, under any indenture, mortgage, deed of trust, loan, purchase or credit agreement, lease, or any other agreement or instrument to which such Subsidiary Guarantor or any of its Subsidiaries is bound or by which such Subsidiary Guarantor or any of its Subsidiaries or any of their respective properties may be bound or affected, (2) conflict with or result in a breach of any of the terms, conditions or provisions of any order, judgment, decree, or ruling of any court, arbitrator or Governmental Authority applicable to such Subsidiary Guarantor or any of its Subsidiaries or (3) violate any provision of any statute or other rule or regulation of any Governmental Authority applicable to the such Subsidiary Guarantor or any of its Subsidiaries.
(d)No consent, approval or authorization of, or registration, filing or declaration with, any Governmental Authority is required in connection with the execution, delivery or performance by such Subsidiary Guarantor of this Subsidiary Guaranty Agreement.
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(e)Such Subsidiary Guarantor is solvent, has capital not unreasonably small in relation to its business or any contemplated or undertaken transaction and has assets having a value both at fair valuation and at present fair salable value greater than the amount required to pay its debts as they become due and greater than the amount that will be required to pay its probable liability on its existing debts as they become absolute and matured. Such Subsidiary Guarantor does not intend to incur, or believe that it will incur, debts beyond its ability to pay such debts as they become due. Such Subsidiary Guarantor will not be rendered insolvent by the execution and delivery of, and performance of its obligations under, this Subsidiary Guaranty Agreement. Such Subsidiary Guarantor does not intend to hinder, delay or defraud its creditors by or through the execution and delivery of this Subsidiary Guaranty Agreement.
SECTION 8.Amendments, Waivers and Consents.
(a)This Subsidiary Guaranty Agreement may be amended, and the observance of any term hereof may be waived (either retroactively or prospectively), with (and only with) the written consent of each Subsidiary Guarantor and the Required Holders, except that (1) no amendment or waiver of any of the provisions of Section 7, or any defined term (as it is used therein for purposes of Section 7), will be effective as to a holder of the Notes unless consented to by such holder in writing, (2) no such amendment or waiver may, without the written consent of each holder of each Note at the time outstanding affected thereby, (i) change the percentage of the principal amount of the Notes the holders of which are required to consent to any such amendment or waiver, or (ii) amend any of Sections 2, 3, 4, 5, 8 or 9, and (3) this Subsidiary Guaranty Agreement may be amended by the addition of additional Subsidiary Guarantors pursuant to a Guaranty Joinder.
(b)The Subsidiary Guarantors will provide each Note Purchaser and each holder of the Notes (irrespective of the amount of Notes then owned by it) with sufficient information, sufficiently far in advance of the date a decision is required, to enable such Note Purchaser or holder of the Notes to make an informed and considered decision with respect to any proposed amendment, waiver or consent in respect of any of the provisions hereof. The Subsidiary Guarantors will deliver executed or true and correct copies of each amendment, waiver or consent effected pursuant to the provisions of this Section 8 to each Note Purchaser and each holder of outstanding Notes promptly following the date on which it is executed and delivered by, or receives the consent or approval of, the requisite Note Purchasers or holders of Notes.
(c)Each Subsidiary Guarantor agrees it will not directly or indirectly pay or cause to be paid any remuneration, whether by way of supplemental or additional interest, fee or otherwise, or grant any security or provide other credit support, to any Note Purchaser or holder of Notes as consideration for or as an inducement to the entering into by such Note Purchaser or holder of Notes of any waiver or amendment of any of the terms and provisions hereof unless such remuneration is concurrently paid, or security is concurrently granted or other credit support concurrently provided, on the same terms, ratably to each Note Purchaser and holder of Notes then outstanding whether or not such Note Purchaser or holder of Notes consented to such waiver or amendment.
(d)Any consent given pursuant to this Section 8 by a holder of a Note that has transferred or has agreed to transfer its Note to the Parent Guarantor or any of its Subsidiaries or Affiliates in connection with such consent shall be void and of no force or effect except solely as to such holder, and any amendments effected or waivers granted or to be effected or granted that would not have been or would not be so effected or granted but for such consent (and the consents of all other holders of Notes that were acquired under the same or similar conditions) shall be void and of no force or effect except solely as to such holder.
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(e)Any amendment or waiver consented to as provided in this Section 6 applies equally to all Note Purchasers and holders of Notes and is binding upon them and upon each future holder of any Note and upon the Subsidiary Guarantors without regard to whether such Note has been marked to indicate such amendment or waiver. No such amendment or waiver will extend to or affect any obligation, covenant, or agreement, Default or Event of Default not expressly amended or waived or impair any right consequent thereon. No course of dealing between the Subsidiary Guarantors and any Note Purchaser or holder of any Note and no delay in exercising any rights hereunder or under any Note shall operate as a waiver of any rights of any Note Purchaser or holder of such Note.
(f)Solely for the purpose of determining whether the holders of the requisite percentage of the aggregate principal amount of Notes then outstanding approved or consented to any amendment, waiver or consent to be given under this Subsidiary Guaranty Agreement, or have directed the taking of any action provided herein to be taken upon the direction of the holders of a specified percentage of the aggregate principal amount of Notes then outstanding, Notes directly or indirectly owned by the Subsidiary Guarantors or any of their Subsidiaries or Affiliates shall be deemed not to be outstanding.
SECTION 9.Confidential Information.
For the purposes of this Section 9, “Confidential Information” means information delivered to Prudential or any Note Purchaser by or on behalf of the Parent Guarantor or any Subsidiary Guarantor in connection with the transactions contemplated by or otherwise pursuant to this Subsidiary Guaranty Agreement, the Parent Guaranty Agreement or the Note Purchase Agreement, together with any related schedules and exhibits, provided that such term does not include information that (a) was publicly known or otherwise known to Prudential or such Note Purchaser on a non-confidential basis prior to the time of such disclosure, (b) subsequently becomes publicly known through no act or omission by Prudential or such Note Purchaser or any Person acting on such Note Purchaser’s behalf, or (c) otherwise becomes known to Prudential or such Note Purchaser other than through disclosure by the Parent Guarantor or any of its Subsidiaries or from a Person who is known to Prudential or such Note Purchaser to be bound by a confidentiality agreement with the Parent Guarantor or any of its Subsidiaries, or is known to Prudential or such Note Purchaser to be under an obligation not to transmit the information to Prudential or such Note Purchasers. Prudential and each Note Purchaser will maintain the confidentiality of such Confidential Information for so long as it is in possession thereof in accordance with procedures adopted by Prudential or such Note Purchaser in good faith to protect confidential information of third parties delivered to Prudential or such Note Purchaser, provided that Prudential or such Note Purchaser may deliver or disclose Confidential Information to (i) its directors, trustees, officers, employees, agents, attorneys and affiliates (to the extent such disclosure reasonably relates to the administration of the investment represented by its Notes), (ii) its auditors, financial advisors and other professional advisors who agree to hold confidential the Confidential Information substantially in accordance with this Section 9, (iii) any other holder of any Note, (iv) any Institutional Investor to which it sells or offers to sell such Note or any part thereof or any participation therein (if such Person has agreed in writing prior to its receipt of such Confidential Information to be bound by the provisions of this Section 9), (v) any Person from which it offers to purchase any security of a Subsidiary Guarantor, the Parent Guarantor or the Company (if such Person has agreed in writing prior to its receipt of such Confidential Information to be bound by this Section 9), (vi) any federal or state regulatory authority having jurisdiction over Prudential or such Note Purchaser, (vii) the NAIC or the SVO or, in each case, any similar organization, or any nationally recognized rating agency that requires access to information about Prudential or such Note Purchaser’s investment portfolio, or (viii) any other Person to which such delivery or disclosure may be necessary or appropriate in each of the following cases: (w) to effect compliance with any law, rule, regulation or order applicable to Prudential or such Note Purchaser, (x) in response to any subpoena or other legal
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process which Prudential or such Note Purchaser reasonably believes to have been validly issued, (y) in connection with any litigation to which Prudential or such Note Purchaser is a party or (z) if an Event of Default has occurred and is continuing, to the extent Prudential or such Note Purchaser may reasonably determine such delivery and disclosure to be necessary or appropriate in the enforcement or for the protection of the rights and remedies under such Note Purchaser’s Notes, the Note Purchase Agreement, the Parent Guaranty Agreement and this Subsidiary Guaranty Agreement. Each holder of a Note, by its acceptance of a Note, will be deemed to have agreed to be bound by and to be entitled to the benefits of this Section 9 as though it were a party to this Subsidiary Guaranty Agreement. Each holder of a Note understands that Confidential Information may include material non-public information and that such holder needs to comply with applicable securities laws with respect to the Confidential Information it receives. On reasonable request by a Subsidiary Guarantor in connection with the delivery to any holder of a Note of information required to be delivered to such holder of a Note under this Subsidiary Guaranty Agreement or requested by such holder (other than a Note Purchaser or its nominee), such holder will, as a condition precedent to receiving such information, enter into an agreement with the Subsidiary Guarantor embodying the provisions of this Section 9.
In the event that as a condition to receiving access to information relating to the Parent Guarantor or any its Subsidiaries in connection with the transactions contemplated by or otherwise pursuant to this Subsidiary Guaranty Agreement, the Parent Guaranty Agreement or the Note Purchase Agreement, Prudential, any Note Purchaser or holder of a Note is required to agree to a confidentiality undertaking (whether through IntraLinks, another secure website, a secure virtual workspace or otherwise) which is different from the terms of this Section 9, the terms of this Section 9 shall, as between Prudential and such Note Purchaser or such holder and each Subsidiary Guarantor, supersede the terms of any such other confidentiality undertaking.
SECTION 10.Notices.
All written communications provided for hereunder shall be sent by first class mail or nationwide overnight delivery service (with charges prepaid) and:
(A)If to Prudential, addressed to Prudential at the address specified for such communications in the Purchaser Schedule attached to the Note Purchase Agreement or at such other address as Prudential shall have specified to any Subsidiary Guarantor in writing,
(B)if to a Note Purchaser or such Note Purchaser’s nominee, to such Note Purchaser or such Note Purchaser’s nominee at the address specified for such communications on its Confirmation of Acceptance, or at such other address as such Note Purchaser or such Note Purchaser’s nominee shall have specified to any Subsidiary Guarantor in writing,
(C)if to any other holder of any Note, to such holder at such address as such other holder shall have specified to any Subsidiary Guarantor or the Company in writing, or
(D)if to a Subsidiary Guarantor, to such Subsidiary Guarantor c/o the Company at 3101 South Packerland Drive, Green Bay, Wisconsin 54313 to the attention of the Chief Financial Officer, or at such other address as such Subsidiary Guarantor shall have specified to Prudential and the holder of each Note in writing.
Notices under this Section 10 will be deemed given only when actually received.
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SECTION 11.Miscellaneous.
(a)No remedy herein conferred upon or reserved to Prudential or any holder is intended to be exclusive of any other available remedy or remedies, but each and every such remedy shall be cumulative and shall be in addition to every other remedy given under this Subsidiary Guaranty Agreement now or hereafter existing at law or in equity. No delay or omission to exercise any right or power accruing upon any default, omission or failure of performance hereunder shall impair any such right or power or shall be construed to be a waiver thereof but any such right or power may be exercised from time to time and as often as may be deemed expedient. In order to entitle any holder to exercise any remedy reserved to it under the Subsidiary Guaranty Agreement, it shall not be necessary for such holder to physically produce its Note in any proceedings instituted by it or to give any notice, other than such notice as may be herein expressly required.
(b)The Subsidiary Guarantors will pay all sums becoming due under this Subsidiary Guaranty Agreement by the method and at the address specified for such purpose in the Note Purchase Agreement or applicable Confirmation of Acceptance, or by such other reasonable method or at such other address as any holder shall have from time to time specified to the Subsidiary Guarantors in writing for such purpose, without the presentation or surrender of this Subsidiary Guaranty Agreement or any Note.
(c)Any provision of this Subsidiary Guaranty Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall (to the full extent permitted by law) not invalidate or render unenforceable such provision in any other jurisdiction.
(d)If the whole or any part of this Subsidiary Guaranty Agreement shall be now or hereafter become unenforceable against any one or more of the Subsidiary Guarantors for any reason whatsoever or if it is not executed by any one or more of the Subsidiary Guarantors, this Subsidiary Guaranty Agreement shall nevertheless be and remain fully binding upon and enforceable against each other Subsidiary Guarantor as if it had been made and delivered only by such other Subsidiary Guarantors.
(e)This Subsidiary Guaranty Agreement shall be binding upon each Subsidiary Guarantor and its successors and assigns and shall inure to the benefit of Prudential and each holder and its successors and assigns (including, without limitation, any subsequent holder of a Note) whether so expressed or not, during the Issuance Period and so long as thereafter its Notes remain outstanding and unpaid.
(f)This Subsidiary Guaranty Agreement and all guarantees, covenants and agreements of the Subsidiary Guarantors contained herein shall continue in full force and effect and shall not be discharged until such time as all of the Guaranteed Obligations shall be paid or otherwise discharged in full.
(g)All warranties, representations and covenants made by each Subsidiary Guarantor herein or in any certificate or other instrument delivered by it or on its behalf under this Subsidiary Guaranty Agreement have been relied upon by the holders of the Notes and shall survive the execution and delivery of this Subsidiary Guaranty Agreement, regardless of any investigation made by the holders of the Notes or on their behalf. This Subsidiary Guaranty Agreement embodies the entire agreement and understanding between the Subsidiary Guarantors and the Note Purchasers and supersedes any prior agreements or understandings relating to the subject matter hereof.
    10

(h)The Subsidiary Guarantors hereby agree to execute and deliver all such instruments and take all such action as the holders of the Notes may from time to time reasonably request in order to effectuate fully the purposes of this Subsidiary Guaranty Agreement.
(i)This Subsidiary Guaranty Agreement may be executed and delivered in any number of counterparts, each of which shall be an original but all of which together shall constitute one instrument. Each counterpart may consist of a number of copies hereof, each signed by less than all, but together signed by all, of the parties hereto. The parties agree to electronic contracting and signatures with respect to this Subsidiary Guaranty Agreement and any other agreement and instrument hereunder. Delivery of an electronic signature to, or a signed copy of, this Subsidiary Guaranty Agreement any other agreement or instrument delivered hereunder by facsimile, email or other electronic transmission shall be fully binding on the parties to the same extent as the delivery of the signed originals and shall be admissible into evidence for all purposes. Notwithstanding the foregoing, if Prudential any Purchaser shall request manually signed counterpart signatures to any agreement or instrument hereunder, each Subsidiary Guarantor hereby agrees to use its reasonable endeavors to provide such manually signed signature pages as soon as reasonably practicable.
(j)This Subsidiary Guaranty Agreement shall be construed and enforced in accordance with, and the rights of the parties shall be governed by the law of the State of Illinois excluding choice-of-law principles of the law of such State that would permit the application of the laws of a jurisdiction other than such State.
(k)Each Subsidiary Guarantor irrevocably submits to the non-exclusive jurisdiction of any Illinois State or federal court sitting in the Northern District of Illinois, over any suit, action or proceeding arising out of or relating to this Subsidiary Guaranty Agreement, the Note Purchase Agreement, the Parent Guaranty Agreement or the Notes. To the fullest extent permitted by applicable law, each Subsidiary Guarantor irrevocably waives and agrees not to assert, by way of motion, as a defense or otherwise, any claim that it is not subject to the jurisdiction of any such court, any objection that it may now or hereafter have to the laying of the venue of any such suit, action or proceeding brought in any such court and any claim that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum.
(l)Each Subsidiary Guarantor agrees, to the fullest extent permitted by applicable law, that a final judgment in any suit, action or proceeding of the nature referred to in Section 11(k) brought in any such court shall be conclusive and binding upon it subject to rights of appeal, as the case may be, and may be enforced in the courts of the United States of America or the State of Illinois (or any other courts to the jurisdiction of which it or any of its assets is or may be subject) by a suit upon such judgment.
(m)Each Subsidiary Guarantor consents to process being served by or on behalf of any holder of Notes in any suit, action or proceeding of the nature referred to in Section 11(k) by mailing a copy thereof by registered, certified, priority or express mail (or any substantially similar form of mail), postage prepaid, return receipt or delivery confirmation requested, to it at its address specified in Section 10 or at such other address of which such holder shall then have been notified pursuant to said Section. Each Subsidiary Guarantor agrees that such service upon receipt (a) shall be deemed in every respect effective service of process upon it in any such suit, action or proceeding and (b) shall, to the fullest extent permitted by applicable law, be taken and held to be valid personal service upon and personal delivery to it. Notices hereunder shall be conclusively presumed received as evidenced by a delivery receipt furnished by the United States Postal Service or any reputable commercial delivery service.
    11

(n)Nothing in this Section 11 shall affect the right of any holder of a Note to serve process in any manner permitted by law, or limit any right that the holders of any of the Notes may have to bring proceedings against and Subsidiary Guarantor in the courts of any appropriate jurisdiction or to enforce in any lawful manner a judgment obtained in one jurisdiction in any other jurisdiction.
(o)The parties hereto hereby waive trial by jury in any action brought on or with respect to this Subsidiary Guaranty Agreement, the Parent Guaranty Agreement, the Note Purchase Agreement, the Notes or any other document executed in connection herewith or therewith.
[Remainder of Page Left Intentionally Blank]
    12

IN WITNESS WHEREOF, each of the undersigned has caused this Subsidiary Guaranty Agreement to be duly executed by an authorized representative as of the date first written above.
SCHNEIDER FINANCE, INC.
SCHNEIDER NATIONAL CARRIERS, INC.
SCHNEIDER RESOURCES, INC.

By:
Name:
Title:

GUARANTY JOINDER
Re: Private Shelf Agreement
and all Notes outstanding thereunder
of
Schneider National Leasing, Inc.
This GUARANTY JOINDER dated as of [__________ __], 20[__] (the or this “Guaranty Joinder”) is entered into on a joint and several basis by [each of] the undersigned __________, a ____________ corporation [and ____________, a ___________ corporation] ([which parties are hereinafter referred to individually as] an “Additional Subsidiary Guarantor” [and collectively as the “Additional Subsidiary Guarantors”]). Terms not otherwise defined herein shall have the meaning set forth in the Parent Guaranty Agreement (as defined below).
RECITALS
A.    [Each] Additional Subsidiary Guarantor, is presently a direct or indirect Subsidiary of Schneider National, Inc., a Wisconsin corporation.
B.    In order to raise funds for general corporate purposes, Schneider National Leasing, Inc., a Nevada corporation and Wholly-Owned Subsidiary of the Parent Guarantor (the “Company”), has entered into the Private Shelf Agreement dated as of June 17, 2020 (as amended, restated or otherwise modified from time to time, the “Note Purchase Agreement”) between the Company and PGIM, Inc. (“Prudential”), pursuant to which, subject to the terms and conditions of such Note Purchase Agreement, the Company and Prudential are entering into an uncommitted private shelf facility pursuant to which, and subject to the terms and conditions thereof, the Company may from time to time issue, and certain Prudential Affiliates (as defined in the Note Purchase Agreement) which become bound by certain provisions of the Note Purchase Agreement (hereinafter sometimes collectively referred to as the “Note Purchasers”) may from time to time purchase, the notes (such notes, and any notes issued in replacement, substitution or exchange therefor, being hereinafter collectively referred to as the “Notes”) of the Company, and the Parent Guarantor has entered into the Guaranty Agreement dated as of June 17, 2020 (as amended, restated or otherwise modified from time to time, the “Parent Guaranty Agreement”) by the Parent Guarantor in favor of each holder (as defined therein). The Note Purchasers, together with their successors and assigns, including any subsequent transferees of the Notes in accordance with the terms of the Note Purchase Agreement, are hereinafter collectively referred to as the “holders.”
C.    As a condition precedent to their purchase of the Notes, the Note Purchasers required that certain Subsidiaries of the Parent Guarantor enter into the Subsidiary Guaranty Agreement dated as of June 17, 2020 (the “Subsidiary Guaranty Agreement”) as security for the Notes.
NOW, THEREFORE, as required by the Note Purchase Agreement and the Parent Guaranty Agreement and in consideration of the premises and other good and valuable consideration, the receipt and sufficiency whereof are hereby acknowledged, [each/the] Additional Subsidiary Guarantor does hereby covenant and agree, jointly and severally, as follows:
In accordance with the requirements of the Subsidiary Guaranty Agreement, the Additional Subsidiary Guarantor[s] desire[s] to amend the definition of Subsidiary Guarantor (as the same may have been heretofore amended) set forth in the Subsidiary Guaranty Agreement attached hereto so that at all times from and after the date hereof, the Additional Subsidiary Guarantor[s] shall be jointly and severally liable as set forth in the Subsidiary Guaranty Agreement for the obligations of the Company under the Note Purchase Agreement and Notes to the extent and in the manner set forth in the Subsidiary Guaranty Agreement.
The undersigned is the duly elected [____________] of the Additional Subsidiary Guarantor[s] and is duly authorized to execute and deliver this Guaranty Joinder for the benefit of all holders of the Notes. The execution by the undersigned of this Guaranty Joinder shall evidence its consent to and acknowledgment and approval of the terms set forth herein and in the Subsidiary Guaranty Agreement. By such execution the Additional Subsidiary Guarantor[s] shall be deemed to have made the representations and warranties set forth in Section 7 of the Subsidiary Guaranty Agreement in favor of the holders as of the date of this Guaranty Joinder.
Upon execution of this Guaranty Joinder, the Subsidiary Guaranty Agreement shall be deemed to be amended as set forth above. Except as amended herein, the terms and provisions of the Subsidiary Guaranty Agreement are hereby ratified, confirmed and approved in all respects.
Any and all notices, requests, certificates and other instruments (including the Notes) may refer to the Subsidiary Guaranty Agreement without making specific reference to this Guaranty Joinder, but nevertheless all such references shall be deemed to include this Guaranty Joinder unless the context shall otherwise require.
[NAME OF ADDITIONAL SUBSIDIARY GUARANTOR]

By:
    Its

Form of Reaffirmation of Subsidiary Guaranty Agreement

REAFFIRMATION OF SUBSIDIARY GUARANTY AGREEMENT
THIS REAFFIRMATION OF SUBSIDIARY GUARANTY AGREEMENT (this “Reaffirmation”) is entered into on a joint and several basis by each of the undersigned (which parties are hereinafter referred to individually as a “Subsidiary Guarantor” and collectively as the “Subsidiary Guarantors”) in favor of each “holder” (as defined below).
PRELIMINARY STATEMENT:
A.    Each of the Subsidiary Guarantors is a Wholly-Owned Subsidiary of Schneider National, Inc., a Wisconsin corporation (the “Parent Guarantor”).
B.    In order to raise funds for general corporate purposes, Schneider National Leasing, Inc., a Nevada corporation and Wholly-Owned Subsidiary of the Parent Guarantor (the “Company”), has entered into the Private Shelf Agreement dated as of June 17, 2020 (as amended, restated or otherwise modified from time to time, the “Note Purchase Agreement”) between the Company and PGIM, Inc. (“Prudential”), pursuant to which, subject to the terms and conditions of such Note Purchase Agreement, the Company and Prudential entered into an uncommitted private shelf facility pursuant to which, and subject to the terms and conditions thereof, the Company may from time to time issue, and certain Prudential Affiliates (as defined in the Note Purchase Agreement) which become bound by certain provisions of the Note Purchase Agreement (hereinafter sometimes collectively referred to as the “Note Purchasers”) may from time to time purchase, the Senior Notes (such notes, and any notes issued in replacement, substitution or exchange therefor, being hereinafter collectively referred to as the “Notes”) of the Company, and the Parent Guarantor has entered into the Guaranty Agreement dated as of June 17, 2020 (as amended, restated or otherwise modified from time to time, the “Parent Guaranty Agreement”) by the Parent Guarantor in favor of each holder (as defined therein). The Note Purchasers, together with their successors and assigns, including any subsequent transferees of the Notes in accordance with the terms of the Note Purchase Agreement, are hereinafter collectively referred to as the “holders.”
C.    The Subsidiary Guarantors have guarantied the obligations of the Company under the Note Purchase Agreement and the Notes pursuant to that certain Subsidiary Guaranty Agreement, dated as of June 17, 2020, made by [certain of] the undersigned[, and joined by certain of the undersigned pursuant to that certain Joinder Agreement dated as of ______________], in favor of each holder (as amended, supplemented or otherwise modified, the “Subsidiary Guaranty”). Capitalized terms used herein and not otherwise defined shall have the meanings given in the Subsidiary Guaranty.
D.    Pursuant to that certain Request for Purchase dated as of _____________ and that certain Confirmation of Acceptance dated as of _______________, the Company will issue and certain Prudential Affiliates (the “Series ___ Purchasers”) will purchase the Company’s ______% Series _____ Senior Notes Due _____ (the “Series _____ Notes”).
E.    Each Subsidiary Guarantor will benefit from the proceeds of the issuance of the Series ____ Notes.
F.    The holders have required as a condition to the effectiveness of the Series ___ Purchasers’ obligation to purchase the Series ____ Notes that each of the Subsidiary Guarantors execute and deliver this Reaffirmation and reaffirm that the Subsidiary Guaranty secures and guarantees the liabilities and obligations of the Company under the Series ____ Notes.
Exhibit 4.5(a)
(to Private Shelf Agreement)

NOW, THEREFORE, in order to induce, and in consideration of, the purchase of the Series ____ Notes by the Series ___ Purchasers, each Subsidiary Guarantor hereby, jointly and severally, covenants and agrees with, and represents and warrants to, each of the Series ___ Purchasers and each holder from time to time of the Notes as follows:
1.    Reaffirmation. Each Subsidiary Guarantor, hereby ratifies and reaffirms all of its payment and performance obligations, contingent or otherwise, under the Subsidiary Guaranty, and confirms and agrees that each reference in the Subsidiary Guaranty to the Guaranteed Obligations (as defined in the Subsidiary Guaranty) is construed to hereafter include the Series ____ Notes. Each Subsidiary Guarantor acknowledges that the Subsidiary Guaranty remains in full force and effect and is hereby ratified and confirmed. Without limiting the generality of the foregoing, each Subsidiary Guarantor hereby acknowledges and confirms that it intends that the Subsidiary Guaranty will continue to secure, to the fullest extent provided thereby, the payment and performance of all Guaranteed Obligations, including, without limitation, the payment and performance of the Series _____ Notes. Each Subsidiary Guarantor confirms and agrees that, with respect to the Subsidiary Guaranty, each and every covenant, condition, obligation, representation (except those representations which relate only to a specific date, which are confirmed as of such date only), warranty and provision set forth therein are, and shall continue to be, in full force and effect and are hereby confirmed and ratified in all respects.
2.    Successors and Assigns. All covenants and other agreements contained in this Reaffirmation by or on behalf of any of the parties hereto bind and inure to the benefit of their respective successors and assigns (including, without limitation, any subsequent holder of a Note) whether so expressed or not.
3.    No Waiver. The execution of this Reaffirmation shall not operate as a novation, waiver of any right, power or remedy of Prudential or any holder, nor constitute a waiver of any provision of the Note Purchase Agreement or any Note.
4.    Governing Law. This Reaffirmation shall be construed and enforced in accordance with, and the rights of the parties shall be governed by, the law of the State of Illinois excluding choice-of-law principles of the law of such State that would require the application of the laws of a jurisdiction other than such State.
5.    Severability. Any provision of this Reaffirmation that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall (to the full extent permitted by law) not invalidate or render unenforceable such provision in any other jurisdiction.
6.    Counterparts. This Reaffirmation may be executed in any number of counterparts, each of which shall be an original but all of which together shall constitute one instrument. Each counterpart may consist of a number of copies hereof, each signed by less than all, but together signed by all, of the parties hereto.
7.    Section Headings. The section headings herein are for convenience of reference only, and shall not affect in any way the interpretation of any of the provisions hereof.
8.    Authorization. Each Subsidiary Guarantor is duly authorized to execute and deliver this Reaffirmation, and, is and will continue to be duly authorized to perform its obligations under the Subsidiary Guaranty.

    E-4.5(a)-2

IN WITNESS WHEREOF, this Reaffirmation of Subsidiary Guaranty Agreement has been duly executed and delivered as of the date first above written.
SUBSIDIARY GUARANTORS:
SCHNEIDER FINANCE, INC.
SCHNEIDER NATIONAL CARRIERS, INC.
SCHNEIDER RESOURCES, INC.
[Insert any other Subsidiary Guarantors]

By:
    Name:
    Title:

Form of Acknowledgement re: Consolidated Net Worth Covenant
_______ __, 20__
Schneider National, Inc.
Schneider National Leasing, Inc.
3101 South Packerland Drive
Green Bay, Wisconsin 54313

    Re:    Acknowledgement re: Consolidated Net Worth Covenant
Ladies and Gentlemen:
Reference is made to the Private Shelf Agreement, dated as of June 17, 2020 (the “Note Agreement”), between Schneider National Leasing, Inc., a Nevada corporation (the “Company”), PGIM, Inc., and the Prudential Affiliates (as defined therein) that become parties thereto from time to time and the Guaranty Agreement, dated as of June 17, 2020 (the “Guaranty Agreement”), from Schneider National, Inc., a Wisconsin corporation (the “Guarantor”), in favor of PGIM, Inc., and each holder of Notes. Capitalized terms used and not otherwise defined herein shall have the meanings assigned to such terms in the Note Agreement or the Guaranty Agreement, as applicable.
Pursuant to Section 8.1(b) of the Guaranty Agreement, the Guarantor has represented and warranted to Prudential and each holder of Notes that (i) neither the Guarantor nor any of its Subsidiaries is bound by a consolidated net worth or similar covenant contained in any Material Indebtedness Document, (ii) as of the date hereof, no Default or Event of Default has occurred and is continuing and (iii) no fees or other remuneration were paid to any holder of Material Indebtedness with respect to causing such consolidated net worth or similar covenant to cease to be in effect or be deleted unless the Company has paid to the holders of the Notes the same fees or other remuneration on a pro rata basis in proportion to the relative outstanding principal amounts of the Notes and the principal amount of the Debt outstanding under such Material Indebtedness Document. In addition Prudential and the holders of the Notes have received written confirmation from the holders of all other then existing Material Indebtedness (“Material Indebtedness Notifications”) that neither the Guarantor nor any of its Subsidiaries is bound by a consolidated net worth or similar covenant in the Material Indebtedness Documents to which such holders are a party.
In reliance upon the matters referenced in the immediately preceding two sentences and assuming the accuracy thereof, Prudential and each undersigned holder of Notes hereby acknowledges that the terms of Section 8.1(b) will cease to be effective concurrently with the effectiveness of the Material Indebtedness Notifications.

    Exhibit 17.5
(to Private Shelf Agreement)

Very truly yours,

PGIM, INC.

By:
    Vice President
[HOLDERS]

By:
    Vice President

    E-17.5-2